EXECUTION VERSION

FIRST AMENDMENT TO REVOLVING CREDIT FACILITY AGREEMENT
First Amendment dated as of March 30, 2020 to Revolving Credit Facility Agreement, dated as of August 3, 2016, among Southwest Airlines Co. (the “Company”), the Banks party hereto, JPMorgan Chase Bank, N.A., as Paying Agent and Collateral Agent and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents for the Banks (in such capacity, the “Co-Administrative Agents”) (with capitalized terms used, but not defined, in this paragraph and the recitals below to be defined as provided in Section 1 below).

R E C I T A L S
WHEREAS, the Company entered into the Revolving Credit Facility Agreement, dated as of August 3, 2016, with the Banks party thereto, and JPMorgan Chase Bank, N.A., as Paying Agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Administrative Agents for the Banks (in such capacity, the “Co-Administrative Agents”) (as otherwise amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Agreement and as further amended or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Company has requested certain amendments and modifications to the Existing Credit Agreement and the other Loan Papers as set forth herein; and
WHEREAS, in accordance with Section 9.1 of the Existing Credit Agreement, the Company has requested, and the Agents and the Banks party hereto that constitute Majority Banks have agreed, to amend certain provisions of the Existing Credit Agreement on the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Existing Credit Agreement or, if not defined therein, the Existing Credit Agreement as amended hereby.
SECTION 2.     Amendments to the Existing Credit Agreement. (a) Effective as of the First Amendment Effective Date (as defined below), and subject to the terms and conditions set forth herein, the Existing Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Credit Agreement attached hereto as Annex I.
(b) Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, Exhibit I (Form of Aircraft Mortgage) is added to the Existing Credit Agreement as attached hereto as Annex II.
(c) Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, Exhibit J (Form of Mortgaged Aircraft Operating Agreement) is added to the Existing Credit Agreement as attached hereto as Annex III.

(d) Effective as of the First Amendment Effective Date, and subject to the terms and conditions set forth herein, Schedule II (Pool Assets) to the Existing Credit Agreement is replaced with Schedule II (Pool Assets) as attached hereto as Annex IV.
SECTION 3.     Representations and Warranties. To induce the other parties hereto to enter into this First Amendment, the Company hereby represents and warrants to each other party hereto that, as of the First Amendment Effective Date:
(i)    The execution and delivery of this Amendment, and performance of this Amendment and the Credit Agreement, the borrowings thereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally;
(ii)    no Default or Event of Default exists, both before and after giving effect to this First Amendment;
(iii)    the representations and warranties contained in Article V of the Credit Agreement (except the last sentence of Section 5.2 thereof and except Section 5.5 thereof) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to this Amendment, as though made on and as of such date; and
(iv)    the Aircraft Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Aircraft covered thereby except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.
SECTION 4.    Conditions of Effectiveness of this First Amendment. This First Amendment shall become effective as of the first date (the “First Amendment Effective Date”) when each of the conditions set forth in this Section 4 shall have been satisfied:
(a)The Paying Agent shall have received this First Amendment, executed and delivered by the Paying Agent, the Company and each Bank under the Existing Credit Agreement.
(b)The Paying Agent shall have received the following, each dated (unless otherwise indicated) the First Amendment Effective Date:

(i)Officer's Certificates dated the First Amendment Effective Date certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) a true and correct copy of the Company's bylaws in effect on the date hereof, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) the truth of the representations and warranties made by the Company in the Credit Agreement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (v) the absence of the occurrence and continuance of any Default or Event of Default.
(ii)A copy of the Company's charter and all amendments thereto, accompanied by certificates that such copy is correct and complete, one certificate dated within a reasonable time prior to the First Amendment Effective Date and issued by the Secretary of State of Texas and one certificate dated the First Amendment Effective Date and executed by the corporate secretary or assistant secretary of the Company.
(iii)Certificates (dated within twenty days prior to the First Amendment Effective Date) of existence and good standing of the Company from appropriate officials of Texas.
(iv)The written opinion of Gilchrist Aviation Law, P.C., special FAA counsel to the Company, in a form reasonably satisfactory to the Collateral Agent, or written confirmation from Gilchrist Aviation Law, P.C. immediately prior to closing that they have reviewed pre-closing FAA indexes and priority search certificates for the airframes and engines that are Pool Assets and confirm they are in a position to issue their opinion assuming no intervening filings or registrations.
(v)The opinions of internal and outside counsel to the Company, in a form reasonably satisfactory to the Paying Agent.
(vi)Such other agreements, documents, instruments, opinions, certificates, and evidences as the Paying Agent may reasonably request prior to the First Amendment Effective Date.
(c)The Collateral Agent shall have received Lien searches conducted in the recording office of the FAA and, with respect to the applicable Collateral, "priority search certificates" (as defined in the Regulations and Procedures for the International Registry), all as may be reasonably satisfactory to the Collateral Agent (dated as of a date reasonably satisfactory to the Collateral Agent), reflecting the absence of Liens and encumbrances on the assets of the Company and the other Grantors constituting Collateral, other than Permitted Liens, and the absence of registrations (other than sale registrations) on the International Registry with respect to the applicable Collateral, other than the registrations contemplated herein, and (in the case of the searches conducted at the recording office of the FAA) indicating that the Company (or the applicable Grantor) is the registered owner of each of the aircraft which is intended to be covered by the Aircraft Mortgage.
(d)The Company and the Collateral Agent shall have duly executed and delivered to the Collateral Agent an aircraft mortgage, in substantially the form of Exhibit I to the Credit Agreement (the "Aircraft Mortgage"), together with (i) the filing for recordation with the FAA of the Aircraft Mortgage for recording as evidenced by a written confirmation from Gilchrist Aviation Law, P.C. of its submission to the FAA of the Aircraft Mortgage from the FAA for recording (together with any other necessary documents, instruments, affidavits or certificates) as the Collateral Agent may deem reasonably necessary to perfect and protect the Liens created thereby, including, without limitation, recordings and filings with the FAA, and all filings and recording fees and taxes in respect thereof shall have been duly paid, (ii) copies of the Entry Point Filing Forms, (iii) evidence that Gilchrist Aviation Law, P.C., special FAA counsel to the Company, (a) has provided email confirmation that the International Interests created by the Aircraft Mortgage have been registered as “prospective” International Interests prior to the execution of the Aircraft Mortgage, and has provided priority search certificates from the International Registry to the Collateral Agent evidencing such prospective International Interests or (b) has established an International Registry Closing Room to facilitate the registration on the International Registry, and provided email confirmation that the Closing Room has been released and thus the International Interests created by the Aircraft Mortgage have been registered against the airframes and engines that are Pool Assets, (iv) evidence, to the extent available, of the filing of financing statements in appropriate form with the Texas Secretary of State and (v) evidence that all other action that the Collateral Agent may deem reasonably necessary to perfect and protect the Liens and security interests created under the Aircraft Mortgage has been taken. The parties hereto acknowledge and agree that any Lien described in the Credit Agreement on the Collateral is a Lien in favor of the Collateral Agent for the ratable benefit of the Secured Parties.
(e)A Uniform Commercial Code financing statement covering the security interest in the Collateral, naming the Company, as debtor, and the Collateral Agent, as secured party, shall have been duly filed (or shall be in the process of being so duly filed) in all places necessary within the State of Texas.
(f)The Company and the Collateral Agent shall have entered into the Mortgaged Aircraft Operating Agreement, in substantially the form of Exhibit J to the Credit Agreement.
SECTION 5.    Post-Effective Date Items.
(a) On the earlier of the Initial Borrowing Date (as defined in the Term Loan Credit Agreement) and such date that is five (5) Business Days after the First Amendment Effective Date (such later date as the Collateral Agent may, in its sole discretion, consent to in writing), the Collateral Agent and the Banks shall have received the written opinion of Gilchrist Aviation Law, P.C., special FAA counsel, in form and substance reasonably satisfactory to the Collateral Agent.
(b) On the earlier of the Initial Borrowing Date (as defined in the Term Loan Credit Agreement) and such date that is five (5) Business Days after the First Amendment Effective Date (such later date as the Collateral Agent may, in its sole discretion, consent to in writing), the Collateral Agent shall have received a copy of the Aircraft Mortgage bearing the FAA filing stamp as the Collateral Agent may deem reasonably necessary to perfect and protect the Liens created thereby.
SECTION 6.    Effect of Amendment. (%2) Except as expressly set forth in this First Amendment or in the Credit Agreement, this First Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Banks or the Agents under the Credit Agreement or any other Loan Papers, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Papers, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Paper in similar or different circumstances.
(a)    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Paper, in each case shall be deemed a reference to the Credit Agreement as modified by this First Amendment. This First Amendment shall constitute a “Loan Paper” for all purposes of the Credit Agreement and the other Loan Papers.
(b)    This First Amendment, the Credit Agreement and the other Loan Papers constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.
(c)    This First Amendment may not be amended, modified or waived except in accordance with Section 9.1 of the Credit Agreement.
SECTION 7.     GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.7 AND 9.8 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS FIRST AMENDMENT AND SHALL APPLY TO THIS FIRST AMENDMENT, MUTATIS MUTANDIS.
SECTION 8.     Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic transmission (including in “.pdf” or “.tif” format) of an executed counterpart of a signature page to this First Amendment (in a format reasonably acceptable to the Paying Agent) shall be effective as delivery of an original executed counterpart of this First Amendment.
SECTION 9.     Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this First Amendment.
SECTION 10.     Severability. Section 9.14 of the Existing Credit Agreement is hereby incorporated by reference into this First Amendment and shall apply to this First Amendment, mutatis mutandis.
SECTION 11.     Indemnity. Section 9.5 of the Existing Credit Agreement is hereby incorporated by reference to this First Amendment and shall apply to this First Amendment, mutatis mutandis.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SOUTHWEST AIRLINES CO.

By: /s/ Christopher Monroe Christopher Monroe Senior Vice President Finance & Treasurer

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

JPMORGAN CHASE BANK, N.A., as a Bank, an Issuing Bank, a Co-Administrative Agent, the Paying Agent and the Collateral Agent

By: /s/ Cristina Caviness Name: Christina Caviness Title: Vice President

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

CITIBANK, N.A., as a Bank, an Issuing Bank and a Co-Administrative Agent

By: /s/ Michael Leonard Name: Michael Leonard Title: Vice President

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

BARCLAYS BANK PLC, as a Bank, an Issuing Bank and the Syndication Agent

By: /s/ Craig Malloy Name: Craig Malloy Title: Director

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

BANK OF AMERICA, N.A., as a Bank and a Documentation Agent

By: /s/ Prathamesh Kshirsagar Name: Prathamesh Kshirsagar Title: Director

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

BNP PARIBAS, as a Bank and a Documentation Agent

By: /s/ Thomas C. Iacono Name: Thomas C. Iacono Title: Vice President

By: /s/ Robert Papas Name: Robert Papas Title: Managing Director

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

GOLDMAN SACHS BANK USA, as a Bank and a Documentation Agent

By: /s/ Charles Johnston Name: Charles Johnston Title: Authorized Signatory

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

MORGAN STANLEY BANK, N.A., as a Bank

By: /s/ Jack Kuhns Name: Jack Kuhns Title Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as a Documentation Agent

By: /s/Jack Kuhns Name: Jack Kuhns Title: Vice President

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank and a Documentation Agent

By: /s/ Sean P. Walters Name: Sean P. Walters Title: Vice President

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

WELLS FARGO BANK, N.A., as a Bank and a Documentation Agent

By: /s/ Adam Spreyer Name: Adam Spreyer Title: Director

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

COMERICA BANK, as a Bank

By: /s/ Gerald R. Finney Jr. Name: Gerald R Finney Jr. Title: Vice President

[Signature page to Southwest Airlines
First Amendment to Revolving Credit Facility Agreement]

ANNEX I
FORM OF AMENDED CREDIT AGREEMENT

[See attached]

EXECUTION VERSION
ANNEX I

$1,000,000,000 REVOLVING CREDIT FACILITY AGREEMENT
among
SOUTHWEST AIRLINES CO.,
THE BANKS PARTY HERETO,
BARCLAYS BANK PLC, as Syndication Agent,

BANK OF AMERICA, N.A.,
BNP PARIBAS,
GOLDMAN SACHS BANK USA,
MORGAN STANLEY SENIOR FUNDING, INC.,
U.S. BANK NATIONAL ASSOCIATION
and
WELLS FARGO BANK, N.A.,
as Documentation Agents

and

JPMORGAN CHASE BANK, N.A.
and
CITIBANK, N.A.,
as Co-Administrative Agents
and
JPMORGAN CHASE BANK, N.A.,
as Paying Agent

As of August 3, 2016,
as amended by First Amendment dated March 30, 2020
JPMORGAN CHASE BANK, N.A. and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Joint Bookrunners

~~509265-1983-14872-Active.19588122.12~~

Table of Contents
Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS	~~1~~2
Section 1.1 Certain Defined Terms	~~1~~2
Section 1.2 Computation of Time Periods	~~15~~21
Section 1.3 Interest Rates; LIBOR Notification	21

ARTICLE II LOANS	~~15~~22
Section 2.1 Commitments	~~15~~22
Section 2.2 Committed Borrowing Procedure	~~16~~22
Section 2.3 Refinancings; Conversions	~~16~~22
Section 2.4 Fees	~~17~~23
Section 2.5 Termination and Reduction of Commitments	~~17~~23
Section 2.6 Loans	~~18~~24
Section 2.7 Loan Accounts	~~18~~24
Section 2.8 Interest on Loans	~~19~~25
Section 2.9 Interest on Overdue Amounts	~~19~~25
Section 2.10 Alternate Rate of Interest	~~19~~25
Section 2.11 Prepayment of Loans	~~20~~27
Section 2.12 Reserve Requirements; Change in Circumstances	~~20~~27
Section 2.13 Change in Legality	~~22~~29
Section 2.14 Indemnity	~~22~~29
Section 2.15 Pro Rata Treatment	~~23~~30
Section 2.16 Sharing of Setoffs	~~23~~30
Section 2.17 Payments	~~24~~31
Section 2.18 Taxes	~~24~~31
Section 2.19 Calculation of LIBO Rates	~~27~~34
Section 2.20 Booking Loans	~~27~~34
Section 2.21 Quotation of Rates	~~27~~34
Section 2.22 Defaulting Banks	~~27~~34
Section 2.23 Mitigation Obligations; Replacement of Banks	~~29~~36
Section 2.24 Commitment Increases	~~30~~37
Section 2.25 Extension of the Termination Date	~~31~~38

ARTICLE III LETTERS OF CREDIT	~~33~~40
Section 3.1 L/C Commitment	~~33~~40
Section 3.2 Procedure for Issuance of Letter of Credit	~~33~~40
Section 3.3 Fees and Other Charges	~~34~~40
Section 3.4 L/C Participations	~~34~~41
Section 3.5 Reimbursement Obligation of the Company	~~35~~42
Section 3.6 Obligations Absolute	~~35~~42
Section 3.7 Letter of Credit Payments	~~35~~42
Section 3.8 Applications	~~36~~42

ARTICLE IV CONDITIONS OF LENDING	~~36~~43
Section 4.1 Conditions Precedent	~~36~~43
Section 4.2 Conditions Precedent to Each Committed Borrowing	~~37~~44
Section 4.3 Conditions Precedent to Each Letter of Credit Issuance	~~37~~44
Section 4.4 Legal Details	~~37~~44

i
~~509265-1983-14872-Active.19588122.12~~

ARTICLE V REPRESENTATIONS AND WARRANTIES	~~38~~45
Section 5.1 Organization, Authority and Qualifications	~~38~~45
Section 5.2 Financial Statements	~~38~~45
Section 5.3 Compliance with Agreement and Laws	~~38~~45
Section 5.4 Authorization; No Breach; and Valid Agreements	~~38~~45
Section 5.5 Litigation and Judgments	~~39~~46
Section 5.6 Ownership of Properties	~~39~~46
Section 5.7 Taxes	~~39~~46
Section 5.8 Approvals Required	~~39~~46
Section 5.9 Business; Status as Air Carrier	~~39~~46
Section 5.10 ERISA Compliance	~~39~~46
Section 5.11 Insurance	~~39~~46
Section 5.12 Purpose of Loan	~~40~~47
Section 5.13 Investment Company Act	~~40~~47
Section 5.14 General	~~40~~47
Section 5.15 EEA Financial Institutions	~~40~~47
Section 5.16 Anti-Corruption Laws and Sanctions	~~40~~47
Section 5.17 Security Interests	47

ARTICLE VI COVENANTS	~~40~~48
Section 6.1 Performance of Obligations	~~40~~48
Section 6.2 Compliance with Laws	~~40~~48
Section 6.3 Maintenance of Existence, Licenses and Franchises: Compliance With Agreements	~~41~~48
Section 6.4 Maintenance of Properties	~~41~~48
Section 6.5 Maintenance of Books and Records	~~42~~48
Section 6.6 Inspection	~~42~~48
Section 6.7 Insurance	~~42~~49
Section 6.8 Appraisals	~~42~~49
Section 6.9 Coverage Ratio	~~43~~49
Section 6.10 Reporting Requirements	~~43~~49
Section 6.11 Use of Proceeds	~~44~~50
Section 6.12 Pool Assets	~~44~~51
Section 6.13 Restrictions on Liens	~~45~~52
Section 6.14 Mergers and Dissolutions	~~45~~53
Section 6.15 Assignment	~~46~~53
Section 6.16 Amendments	53
Section 6.17 Liquidity	53
Section 6.18 Further Assurances	54

ARTICLE VII EVENTS OF DEFAULT; REMEDIES	~~46~~54
Section 7.1 Events of Default	~~46~~54
Section 7.2 Remedies Upon Default	~~48~~56
Section 7.3 Remedies in General	~~48~~58

ARTICLE VIII THE AGENTS	~~49~~58
Section 8.1 Authorization and Action	~~49~~58
Section 8.2 Agents’ Reliance, Etc.	~~49~~59
Section 8.3 Rights of Agents as Banks	~~50~~59

ii
~~509265-1983-14872-Active.19588122.12~~

Section 8.4 Bank Credit Decision	~~50~~59
Section 8.5 Agents’ Indemnity	~~50~~60
Section 8.6 Successor Paying Agent ~~51~~ and Successor Collateral Agent	60
Section 8.7 Notice of Default	~~51~~61
Section 8.8 Co-Administrative Agents and Documentation Agent	~~51~~61
Section 8.9 Collateral Matters	61

ARTICLE IX MISCELLANEOUS	~~51~~61
Section 9.1 Amendments, Etc	~~51~~61
Section 9.2 Notices, Etc.	~~52~~62
Section 9.3 No Waiver; Remedies	~~53~~63
Section 9.4 Costs, Expenses and Taxes	~~53~~63
Section 9.5 Indemnity	~~53~~64
Section 9.6 Right of Setoff	~~54~~64
SECTION 9.7 GOVERNING LAW	~~54~~65
Section 9.8 Submission To Jurisdiction; Waivers	~~54~~65
Section 9.9 Survival of Representations and Warranties	~~55~~65
Section 9.10 Binding Effect	~~55~~65
Section 9.11 Successors and Assigns; Participations	~~55~~66
Section 9.12 Confidentiality	~~58~~68
Section 9.13 Independence of Covenants	~~58~~69
Section 9.14 Severability	~~59~~69
Section 9.15 Integration	~~59~~69
Section 9.16 Descriptive Headings	~~59~~69
Section 9.17 Execution in Counterparts	~~59~~69
Section 9.18 WAIVERS OF JURY TRIAL	~~59~~70
Section 9.19 No Fiduciary Duty	~~59~~70
Section 9.20 USA Patriot Act	~~60~~70
Section 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~60~~70
Section 9.22 Interest Rate Limitation	~~60~~71

SCHEDULES

Location of Lending Office; Notice Information	Schedule I
Pool Assets	Schedule II

EXHIBITS

Form of Notice of Committed Borrowing	Exhibit A
Form of Note	Exhibit B
Form of Company’s Internal Counsel Opinion	Exhibit C-1
Form of Company’s Outside Counsel Opinion	Exhibit C-2
Form of Agents’ Counsel Opinion	Exhibit C-3
Form of Financial Report Certificate	Exhibit D
Form of Assignment and Assumption	Exhibit E
Form of Appraisal	Exhibit F
Form of U.S. Tax Compliance Certificate – Foreign Banks (Not Partnerships)	Exhibit G-1

iii
~~509265-1983-14872-Active.19588122.12~~

Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Partnerships)	Exhibit G-2
Form of U.S. Tax Compliance Certificate – Non-U.S. Participants (Not Partnerships)	Exhibit G-3

iv
~~509265-1983-14872-Active.19588122.12~~

Form of U.S. Tax Compliance Certificate – Foreign Banks (Partnerships)	Exhibit G-4
Form of Increased Facility Activation Notice	Exhibit H-1
Form of New Bank Supplement	Exhibit H-2
Form of Aircraft Mortgage	Exhibit I
Form of Mortgaged Aircraft Operating Agreement	Exhibit J

REVOLVING CREDIT FACILITY AGREEMENT
REVOLVING CREDIT FACILITY AGREEMENT, dated as of August 3, 2016, as amended by FIRST AMENDMENT, dated as of March 30, 2020, among SOUTHWEST AIRLINES CO. (the “Company”), the Banks (as herein defined), JPMORGAN CHASE BANK, N.A., as Paying Agent (as herein defined), JPMORGAN CHASE BANK, N.A. and CITIBANK, N.A., as co-administrative agents for the Banks (in such capacity, the “Co-Administrative Agents”), BARCLAYS BANK PLC, as syndication agent for the Banks (in such capacity, the “Syndication Agent”) and BANK OF AMERICA, N.A., BNP PARIBAS, GOLDMAN SACHS BANK USA, MORGAN STANLEY SENIOR FUNDING, INC., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A., as documentation agents for the Banks (collectively, in such capacity, the “Documentation Agents”).
The Company has requested the Banks to extend credit to the Company in order to enable it to borrow on a revolving credit basis and to obtain letters of credit on and after the Effective Date and at any time and from time to time prior to the Termination Date (each as herein defined) in an aggregate principal amount not in excess of the Commitments outstanding at such time. The Banks are willing to extend such credit to the Company on the terms and conditions herein set forth. Accordingly, the Company, the Agents (as herein defined), and the Banks agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Additional Commitment Bank” is defined in Section 2.25(c).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Adjusted Pre-Tax Income” of any Person means, with respect to any period, income before income taxes of such Person for such period, but excluding (i) any gain or loss arising from the sale of capital assets other than capital assets consisting of Aircraft, (ii) any gain or loss arising from any write-up or write-down of assets, (iii) income or loss of any other Person, substantially all of the assets of which have been acquired by such Person in any manner, to the extent that such income or loss was realized by such other Person prior to the date of such acquisition, (iv) income or loss of any other Person (other than a Subsidiary) in which such Person has an ownership interest, (v) the income or loss of any other Person to which assets of such

iv
~~509265-1983-14872-Active.19588122.12~~

Person shall have been sold, transferred, or disposed of, or into which such Person shall have merged, to the extent that such income or loss arises prior to the date of such transaction, (vi) any gain or loss arising

~~1~~
~~509265-1983-14872-Active.19588122.12~~

from the acquisition of any securities of such Person, (vii) gains or losses reported as extraordinary in accordance with GAAP not previously excluded in clauses (i) through (vi), and (viii) the cumulative effect of changes in accounting methods permitted by GAAP during such period. Notwithstanding the foregoing, the determination of income before income taxes for any period shall be adjusted by any pre-tax non-GAAP financial measures for such period as identified in “Reconciliation of Reported Amounts to Non-GAAP Financial Measures” contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s filings in respect of such period on Form 10-Q or Form 10-K with the Securities and Exchange Commission.
“Administrative Questionnaire” means an Administrative Questionnaire in a form satisfactory to the Paying Agent, which each Bank shall complete and provide to the Paying Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.
“Agents” means the Paying Agent, the Co-Administrative Agents, the Collateral Agent, the Syndication Agent and the Documentation Agents.
“Agreed Maximum Rate” means, for any date, 2% per annum above the interest rate then applicable to Alternate Base Loans.
“Agreement” means this Revolving Credit Facility Agreement, as amended by the First Amendment on the First Amendment Effective Date, as the same may be further amended, supplemented, or modified from time to time.
“Aircraft” means, collectively, airframes and aircraft engines now owned or hereafter acquired by the Company, together with all appliances, equipment, instruments, and accessories (including radio and radar, but excluding passenger convenience equipment) from time to time belonging to, installed in, or appurtenant to such airframes and aircraft engines; provided, however, the term “Aircraft” shall not include airframes and engines leased by the Company.
“Aircraft Mortgage” means that “Aircraft Mortgage” as defined in Section 4(e) of the First Amendment, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Aircraft Rentals” means the operating expense attributable to aircraft rentals, calculated in accordance with the line item described as such in the Current Financials.
“Alternate Base Loan” means any Committed Loan with respect to which the Company shall have selected an interest rate based on the Alternate Base Rate in accordance with the provisions of Article II.

~~5~~
~~509265-1983-14872-Active.19588122.12~~

“Alternate Base Rate” means, for any day, a rate per annum ~~(rounded upwards, if necessary, to the next 1/16 of 1%)~~ equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a ~~one-month~~one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) ~~plus 1%, and (c) the New York Fed Bank Rate for such day plus ½ of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors)~~(giving effect to any floor in such rate) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the ~~LIBO Rate or the~~ New York Fed Bank Rate or the Adjusted LIBO Rate shall be effective ~~as of the opening of business on~~from and including the effective ~~day~~date of such change in the Prime Rate, the ~~LIBO Rate or the~~ New York Fed Bank Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.10(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. For purposes hereof: “Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Fed Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Paying Agent) or any similar release by the Fed Reserve Board (as determined by the Paying Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Bank, such Bank’s Domestic Lending Office in the case of an Alternate Base Loan and such Bank’s Eurodollar Lending Office in the case of a Eurodollar Loan.
“Applicable Rate” means the relevant rate determined by reference to the Index Debt Rating in effect on such date as set forth below~~.~~:
(a) Prior to such date which shall be no earlier than April 1, 2021 on which the Company delivers an Officer’s Certificate certifying that the following conditions have been met as of such date: (i) the loans under the Term Loan Credit Agreement have been repaid in full and other obligations thereunder (other than unasserted contingent indemnification obligations thereunder) have been paid in full and terminated, (ii) for a period of 30 consecutive calendar days on and prior to delivery of such certificate the amount of Loans outstanding under this Agreement has been zero and (iii) the Company is in compliance with Section 6.9 hereof as of such date with calculations demonstrating such compliance (the date of delivery of such Officer’s Certificate following satisfaction of such conditions, the “Applicable Rate Reset Date”):

~~6~~
~~509265-1983-14872-Active.19588122.12~~

Index Debt Ratings S&P/Moody’s	Applicable Rate (Eurodollar Loans)	Applicable Rate (Alternate Base Rate Loans)	Commitment Fee Rate
BBB/Baa2 or better	2.000%	1.000%	0.150%
BBB-/Baa3 or below	2.250%	1.250%	0.200%

(b) From and after the Applicable Rate Reset Date:

Index Debt Ratings S&P/Moody’s	Applicable Rate (Eurodollar Loans)	Applicable Rate (Alternate Base Rate Loans)	Commitment Fee Rate
A/A2 or better	0.875%	0.000%	0.080%
A-/A3	1.000%	0.000%	0.100%
BBB+/Baa1	1.125%	0.125%	0.125%
BBB/Baa2	1.250%	0.250%	0.150%
BBB-/Baa3 or below	1.500%	0.500%	0.200%
(c)    Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change.
“Applicable Rate Reset Date” is defined in the definition of “Applicable Rate”.
“Application” means an application, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit. Each Issuing Bank shall furnish to the Company a form of Application satisfactory to it promptly following the request therefor by the Company.
“Appraisal” means a “desk-top” appraisal report addressed to the Paying Agent and substantially in the form of Exhibit F, which will not include physical inspection of aircraft, engines or maintenance records and will assume the equipment is half life in its maintenance cycle, dated the date of delivery of such report to the Banks pursuant to the terms of this Agreement, by one or more independent appraisal firms of recognized national standing selected by the Company (such firm to be reasonably satisfactory, at the time of such Appraisal, to the Paying Agent) setting forth the fair market value, as determined in accordance with the definition of “current market value” promulgated by the International Society of Transport Aircraft Trading, as of the date of such appraisal, of each Pool Asset or a proposed Pool Asset, as the case may be.
“Appraisal Delivery Date” means (a) the Effective Date, (b) ~~each~~the First Amendment Effective Date, (c) each six-month anniversary of the First Amendment Effective Date (other than ~~such date falling in the year of~~on the Termination Date) and (~~c~~d) each date of replacement, removal or addition of any Pool Asset if such Pool Asset is an airframe or an airframe and one or more engines installed thereon.

~~7~~
~~509265-1983-14872-Active.19588122.12~~

“Appraised Value” means, as of any date of determination, (a) in respect of all Pool Assets, the aggregate current market value as of such date of such Pool Assets and (b) in respect of any Pool Asset or proposed Pool Asset, as the case may be, the current market value as of such date of such Pool Asset or proposed Pool Asset, as applicable, in each case, as provided in the most recently delivered Appraisal.
“Assignment and Assumption” is defined in Section 9.11(c).
“Auditors” means independent certified public accountants of recognized national standing selected by the Company.
“Available Revolving Commitment” means, as to any Bank at any time, an amount equal to the excess, if any, of (a) such Bank’s Commitment then in effect over (b) such Bank’s Revolving Credit Exposure then outstanding.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banks” means those banks and other financial institutions signatory hereto and other banks or financial institutions which from time to time become party hereto pursuant to the provisions of this Agreement.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Paying Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 1.00%, the Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Paying Agent in its sole discretion.
~~“Board” means the Board of Governors of the Federal Reserve System of the United States.~~
“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Paying Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

~~8~~
~~509265-1983-14872-Active.19588122.12~~

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Paying Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Paying Agent in a manner substantially consistent with market practice (or, if the Paying Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Paying Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Paying Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, in each case which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Paying Agent or the

~~9~~
~~509265-1983-14872-Active.19588122.12~~

Majority Banks, as applicable, by notice to the Company, the Paying Agent (in the case of such notice by the Majority Banks) and the Banks.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.10.
“Borrowing” means a Committed Borrowing.
“Borrowing Date” means the Business Day on which the proceeds of any Borrowing are to be made available to the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading in London, England by and between banks in dollar deposits in the Eurodollar Interbank Market.
“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” means, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements and revisions thereto as in effect in the United States.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Co-Administrative Agents” is defined in the introduction to this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means the Pool Assets and any other assets that constitute “Collateral” as defined in the Aircraft Mortgage.
“Collateral Agent” means JPMorgan Chase Bank, N.A. or any successor to JPMorgan Chase Bank, N.A. appointed in accordance with the provisions of Section 8.1, in each case, as the collateral agent for the Banks under this Agreement and the other Loan Papers.

“Collateral Coverage Test” means, on any date, the requirement that the Appraised Value of the Pool Assets on such date that are subject to the Lien of the Aircraft Mortgage or to the Lien of an aircraft mortgage granted by a Grantor of Collateral after the Effective Date, in substantially the form of Exhibit G, in favor

~~10~~
~~509265-1983-14872-Active.19588122.12~~

of the Collateral Agent and filed with the FAA, shall not be less than an amount equal to 1.25 times the Total Commitment on such date (or, after termination of the Commitments, the sum of the aggregate outstanding amount of Loans and L/C Obligations).
“Collateral Coverage Test Cure Period” is defined in Section 6.12.
“Commitment” means, with respect to each Bank, the obligation of such Bank to make Loans and to issue or participate in Letters of Credit in the aggregate principal and/or face amount set forth opposite the name of such Bank on the signature pages hereof, and, if applicable, amendments hereto, as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.5 and Section 7.2, as such amount may be obtained or increased from time to time pursuant to Section 2.24, and as such amount may be increased or reduced from time to time by assignment or assumption pursuant to Section 2.23(b) and Section 9.11(c). The Commitments shall automatically and permanently terminate on the Termination Date.
“Commitment Fee” is defined in Section 2.4.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans from each of the Banks distributed ratably among the Banks in accordance with their respective Commitments.
“Committed Loan” means a loan by a Bank to the Company pursuant to Section 2.1, and shall be either a Eurodollar Loan or an Alternate Base Loan.
“Communications” is defined in Section 9.2.
“Company” is defined in the introduction to this Agreement.
“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Paying Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)
if, and to the extent that, the Paying Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Paying Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining Compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Paying Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Paying Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

~~11~~
~~509265-1983-14872-Active.19588122.12~~

“Coverage Ratio” means, as of any date, the ratio of (i) for the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.10(a) and Section 6.10(b), the Company’s and its Subsidiaries’ consolidated Adjusted Pre-Tax Income, plus Aircraft Rentals, plus consolidated Net Interest Expense, and depreciation and amortization, and minus cash dividends paid by the Company, to (ii) the Company’s and its Subsidiaries’ consolidated Net Interest Expense and Aircraft Rentals for such four-quarter period.
“Current Financials” means the Financial Statements of the Company and its Subsidiaries for the fiscal year ended December 31, 2015.
“Debt” means, without duplication, (a) any indebtedness for borrowed money or incurred in connection with the acquisition or construction of any Property, (b) any obligation under any lease of any Property entered into after the date of this Agreement which is required under GAAP to be capitalized on the lessee’s balance sheet, and (c) any direct or indirect guarantee or assumption of indebtedness or obligations described in clause (a) or (b), including without limitation any agreement to provide funds to or otherwise assure the ability of an obligor to repay indebtedness or meet its obligations.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.
“Default” means the occurrence of any event which with the giving of notice or the passage of time or both would become an Event of Default.
“Defaulting Bank” means any Bank, as determined by the Paying Agent, that (a) has failed, in the determination of the Paying Agent, which determination shall be conclusive subject to manifest error, to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Paying Agent in writing that such failure is the result of such Bank’s reasonable determination that one or more conditions precedent to funding has not been satisfied, (b) has notified the Company, the Paying Agent, any Issuing Bank or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s reasonable determination that a condition precedent to funding cannot be satisfied) or generally under agreements in which it has committed to extend credit, (c) has failed, within three Business Days after written request by the Paying Agent (whether acting on its own behalf or at the reasonable request of the Company (it being understood that the Paying Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that any such Bank shall cease to be a Defaulting Bank under this clause (c) upon receipt of such confirmation by the Paying Agent, (d) has otherwise failed to pay over to the Paying Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a direct or indirect parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or (f) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action. No Bank shall be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in such Bank or a parent company thereof by a Governmental Authority

~~12~~
~~509265-1983-14872-Active.19588122.12~~

or an instrumentality thereof so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank.
“Documentation Agents” is defined in the introduction to this Agreement.
“dollars” and the symbol “$” mean the lawful currency of the United States of America.
“Domestic Lending Office” means, with respect to any Bank, the office of such Bank specified as its “Domestic Lending Office” on Schedule I to this Agreement or such other office of such Bank as such Bank may from time to time specify to the Company and the Paying Agent.
“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Paying Agent or (ii) a notification by the Majority Banks to the Paying Agent (with a copy to the Company) that the Majority Banks have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Paying Agent or (ii) the election by the Majority Banks to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Paying Agent of written notice of such election to the Company and the Banks or by the Majority Banks of written notice of such election to the Paying Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any ~~P~~person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions set forth in Section 4.1 are first met, which date is August 3, 2016.
“Eligible Affiliate Assignee” means, with respect to any Bank, an Affiliate thereof that is: (i) a commercial bank organized under the Laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the Laws of France, Germany, the Netherlands or the United Kingdom, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in such country or the United States; or (iii) a commercial bank organized under the Laws of any

~~13~~
~~509265-1983-14872-Active.19588122.12~~

other country which is a member of the OECD, or under the Laws of a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the United States.
“Entry Point Filing Forms” means each of the FAA form AC 8050-135 forms to be filed with the FAA on the First Amendment Effective Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor ~~P~~person), as in effect from time to time.
~~“Eurocurrency Liabilities” is defined in Regulation D.~~
“Eurodollar Interbank Market” means the London eurodollar interbank market.
“Eurodollar Lending Office” means, with respect to each Bank, the branches or affiliates of such Bank which such Bank has designated on Schedule I as its “Eurodollar Lending Office” or may hereafter designate from time to time as its “Eurodollar Lending Office” by notice to the Company and the Paying Agent.
“Eurodollar Loan” means any loan with respect to which the Company shall have selected an interest rate based on the LIBO Rate in accordance with the provisions of Article II.
“Event of Default” means any of the events described in Article VII, provided there has been satisfied any requirement in connection therewith for the giving of notice, lapse of time, or happening of any further condition, event, or act.
“Excluded Taxes” means with respect to any payment made by the Company under this Agreement or any Loan Papers, any of the following Taxes imposed on or with respect to the Paying Agent, a Bank or an Issuing Bank: (a) income or franchise Taxes imposed on (or measured by) net income by the United States of America (including a state, locality or other political subdivision thereof), or by the jurisdiction (including a state, locality or other political subdivision thereof) under the laws of which such Paying Agent, Bank or Issuing Bank is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Taxes imposed by any other jurisdiction in which the Company is located, (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by the Company under Section 2.23), any U.S. Federal withholding Taxes resulting from any Law in effect on the date such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank’s failure to comply with Section 2.18(f), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Taxes pursuant to Section 2.18(a), (d) Other Connection Taxes, and (e) any U.S. withholding Taxes imposed by reason of FATCA.
“Existing Bank” is defined in Section 2.24(c).
“Existing Credit Agreement” means the Revolving Credit Facility Agreement, dated as of April 2, 2013, among the Company, the banks party thereto and the agents referred to therein.

~~14~~
~~509265-1983-14872-Active.19588122.12~~

“Existing Termination Date” is defined in Section 2.25(a).
“Extended Termination Date” is defined in Section 2.25(a).
“Extension Date” is defined in Section 2.25(d).
“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (including any amendment or successor to any such Section so long as such amendment or successor is substantially similar or comparable to the reporting and withholding (and related) obligations of Sections 1471 through 1474 of the Code as of the date of this Agreement and not materially more onerous to comply with), any ~~applicable~~current or future Treasury regulations promulgated thereunder or published administrative guidance or any other ~~jud~~official interpretations thereof ~~implementing such Sections whether any thereof are in existence as of the date of this Agreement or promulgated or published thereafter and~~, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any ~~intergovernmental~~law, regulation, rule, promulgation, guidance notes, practices or official agreement~~s~~ implementing an official government agreement with respect to the foregoing.
“Federal Funds Effective Rate” means, for any day, ~~an interest rate per annum equal to~~ the rate calculated by the New York Fed based on such day’s ~~(or, if such day is not a Business Day, the most recently occurring Business Day)~~ federal funds transactions by deposit~~o~~ary institutions ~~(~~, as determined in such manner as ~~the New York Fed~~ shall be set forth on ~~its public~~the Federal Reserve Bank of New York’s ~~w~~Website from time to time~~)~~, and published on the next succeeding Business Day by the New York Fed as the effective federal funds ~~effective~~ rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the New York Fed at http://www.newyorkfed.org, or any successor source.
“Fed Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Report Certificate” means a certificate substantially in the form of Exhibit D.
“Financial Statements” means balance sheets, income and loss statements, statements of stockholders’ equity, and statements of cash flow prepared in accordance with GAAP and in comparative form to the corresponding period of the preceding fiscal year.
“First Amendment” means First Amendment to Credit Agreement dated as of the First Amendment Effective Date.
“First Amendment Effective Date” means March 30, 2020, the date on which all conditions precedent set forth in Section 4 of the First Amendment are satisfied.
“Foreign Bank” is defined in Section 2.18.
“GAAP” means generally accepted accounting principles in the United States which are applicable as of the date in question for the purpose of the definition of “Financial Statements.”

~~15~~
~~509265-1983-14872-Active.19588122.12~~

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Grantor” means the Company in its capacity as grantor under the Aircraft Mortgage and any Wholly Owned Domestic Subsidiary at any time that is a party to an Aircraft Mortgage, in substantially the form of Exhibit I, as grantor thereunder.
“IBA” is defined in Section 1.3.
“Impacted Interest Period” is defined in the definition of “LIBO Rate”.
“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit H-1.
“Increased Facility Bank” is defined in Section 2.24(c).
“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Papers and (b) Other Taxes.
“Index Debt” means senior, unsecured, non-credit enhanced debt with an original term of longer than one year issued by the Company.
“Index Debt Rating” means, as of any date, the rating that has been most recently announced by S&P and Moody’s for the Index Debt of the Company. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be determined by reference to the available rating; (b) if the Index Debt Ratings established by S&P and Moody’s shall fall within different levels, the Applicable Rate shall be based upon the higher rating, except that if the difference is two or more levels, the Applicable Rate shall be based on the rating that is one level below the higher rating; (c) if any Index Debt Rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the rating for the Index Debt announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; and (e) if neither S&P nor Moody’s shall have in effect an Index Debt Rating, the Applicable Rate shall be set in accordance with the lowest level rating and highest percentage rate set forth in the table in the definition of “Applicable Rate”.
“Initial Issuing Banks” means, collectively, JPMorgan Chase Bank, N.A., Citibank, N.A. and Barclays Bank PLC.
“Interest Payment Date” means (i) with respect to any Alternate Base Loan, each Quarterly Payment Date, or if earlier the Termination Date or the date of prepayment of such Loan or conversion of such Loan to a Eurodollar Loan and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period longer than three months each day that would have been the Interest Payment Date for such Loan had successive Interest Periods of three months

~~16~~
~~509265-1983-14872-Active.19588122.12~~

been applicable to such Loan, or if earlier, the Termination Date or the date of prepayment of such Loan or conversion of such Loan to an Alternate Base Loan.
“Interest Period” means, as to any Eurodollar Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six, or, if agreed to by all Banks, twelve months thereafter, as the Company may elect; provided, that (x) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (y) no Interest Period may be selected that ends later than the Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“International Interest” means an “international interest” as defined in the Cape Town Convention.
“International Registry” means the “International Registry” as defined in the Cape Town Convention.
“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Paying Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which that Screen Rate is available in dollars that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period for which that Screen Rate is available for dollars that is longer the Impacted Interest Period, in each case, as of 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Impacted Interest Period.
“Issuing Bank” means each Initial Issuing Bank and each other Bank approved by the Company and that has agreed in writing to act as an “Issuing Bank” hereunder. Each reference herein to “the Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.
“Laws” means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“L/C Commitment” means $300,000,000.
“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, if any, and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.
“L/C Participants” means the collective reference to all the Banks other than the Issuing Bank.
“Letters of Credit” is defined in Section 3.1(a).
“LIBO Rate” means, for any Eurodollar Loan for any Interest Period therefor, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Paying Agent in its reasonable discretion; in each case, the

~~17~~
~~509265-1983-14872-Active.19588122.12~~

“Screen Rate”) at approximately 11:00 a.m., London time (or as soon thereafter as practicable), two Business Days before the first day of such Interest Period; provided that if the Screen Rate shall be less than ~~zero~~1.00%, such rate shall be deemed to be ~~zero~~1.00% for purposes of this Agreement; provided, further, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to dollars, then the LIBO Rate shall be the Interpolated Rate at such time (provided that if the Interpolated Rate shall be less than ~~zero~~1.00%, such rate shall be deemed to be ~~zero~~1.00% for purposes of this Agreement). The LIBO Rate for the Interest Period for each Eurodollar Loan comprising part of the same Borrowing shall be determined by the Paying Agent.
“Lien” means any mortgage, lien, pledge, ~~adverse claim,~~ charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under, any conditional sale or other title retention agreement or lease with respect to~~,~~ any Property or asset of such Person. For avoidance of doubt, the filing of a Uniform Commercial Code financing statement by a Person that is not entitled or authorized in accordance with the applicable Uniform Commercial Code to file such financing statement shall not, in and of itself, constitute a Lien.
“Litigation” means any action conducted, pending, or threatened by or before any Tribunal.
“Loan” means a Committed Loan, a Eurodollar Loan, or an Alternate Base Loan.
“Loan Papers” means (i) this Agreement, certificates delivered pursuant to this Agreement and exhibits and schedules hereto, (ii) the Aircraft Mortgages, (iii) the Mortgaged Aircraft Operating Agreement, (iv) any notes, security documents, guaranties, and other agreements in favor of the Agents and Banks, or any or some of them, ever delivered in connection with this Agreement, (~~iii~~v) any Letters of Credit and (~~iv~~vi) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.
“Majority Banks” means, at any time, Banks having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.
“Material Adverse Change” or “Material Adverse Effect” means an act, event or circumstance which materially and adversely affects the business, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis or the ability of the Company to perform its obligations under this Agreement or any Loan Paper.
“Material Subsidiary” means, at any time, any Subsidiary of the Company having at such time (i) total assets, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section ~~6.01~~6.10, having a net book value greater than or equal to 10% of the total assets of the Company and all of its Subsidiaries on a consolidated basis, (ii) Adjusted Pre-Tax Income, as of the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section ~~6.01~~6.10, greater than or equal to 10% of the total Adjusted Pre-Tax Income of the Company and all of its Subsidiaries on a consolidated basis or (iii) any Pool Assets.
“Moody’s” means Moody’s Investors Service, Inc. (or any successor thereto).

~~18~~
~~509265-1983-14872-Active.19588122.12~~

“Mortgaged Aircraft Operating Agreement” means the mortgaged aircraft operating agreement in substantially the form of Exhibit J, dated as of the First Amendment Effective Date, between the Company and the Collateral Agent, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Net Interest Expense” means interest expense minus interest income, excluding in either case capitalized interest, but including payments in the nature of interest under capital leases if and to the extent characterized as such in accordance with GAAP.
“New Bank” is defined in Section 2.24(b).
“New Bank Supplement” is defined in Section 2.24(b).
“New York Fed” means the Federal Reserve Bank of New York.
“New York Fed Bank Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day~~; provided that if both such rates are not so published~~ (or for any day ~~(or, if such day~~that is not a Business Day, for the ~~most recently occurring~~immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate ~~quoted for such day (or, if such day is not a Business Day, the most recently occurring Business Day)~~ for a federal funds transaction quoted at 11:00 a.m. ~~New York City time~~ on such day ~~(or Business Day, as the case may be)~~ received by the Paying Agent from a ~~F~~federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates ~~shall~~as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
~~“Non-Compliant Pool Aircraft” is defined in Section 6.4(c).~~
“Non-Extending Bank” is defined in Section 2.25(b).
“Note” means a promissory note which a Bank may require the Company to execute in accordance with Section 2.7(b), payable to the order of such Bank, in substantially the form of Exhibit B hereto, with the blanks appropriately completed, to evidence the aggregate indebtedness of the Company to such Bank resulting from the Committed Loans made by such Bank to the Company, together with all modifications, extensions, renewals, and rearrangements thereof.
“Notice Deadline” is defined in Section 2.25(b).
“Notice of Committed Borrowing” is defined in Section 2.2.
“Obligation” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Agents and Banks, or any or some of them, by the Company, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof.

~~19~~
~~509265-1983-14872-Active.19588122.12~~

“OECD” means the Organization for Economic Cooperation and Development as constituted on the date hereof (excluding Mexico, Poland and the Czech Republic).
“Officer’s Certificate” means a certificate signed in the name of the Company by either its Chairman, its Chief Executive Officer, its Chief Financial Officer, its President, one of its Vice Presidents, its Treasurer, or its Assistant Treasurer, in each case without personal liability.
“Original Termination Date” means the fifth anniversary of the Effective Date.
“Other Connection Taxes” means with respect to the Paying Agent, any Bank or any Issuing Bank, as the case may be, Taxes imposed as a result of a present or former connection between the Paying Agent, such Bank or such Issuing Bank, as the case may be, and the jurisdiction imposing such Taxes (other than a connection arising solely from the Paying Agent, such Bank or such Issuing Bank having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Papers, or, in each case in accordance with and subject to the provisions of this Agreement, sold~~,~~ or assigned ~~or participated~~ an interest in any Loan Papers).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar ~~excise or property~~ Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, ~~or~~ from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any Loan Papers, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than Other Connection Taxes imposed with respect to an assignment under Section 2.23).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions ~~(~~, as such composite rate shall be determined by the New York Fed as set forth on ~~its public~~the Federal Reserve Bank of New York’s ~~w~~Website from time to time~~)~~, and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate ~~(from and after such date as the New York Fed shall commence to publish such composite rate)~~.
“Paying Agent” means JPMorgan Chase Bank, N.A. or any successor to JPMorgan Chase Bank, N.A. appointed in accordance with the provisions of Section 8.6, in each case, as the paying agent for the Banks under this Agreement and the other Loan Papers.
“Participant Register” is defined in Section 9.11(b).
“Permitted Liens” means: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.1(d); (c) Liens ~~arising~~securing Obligations under this Agreement; (d) Liens constituting normal operational usage of the affected Property, including charter, third party maintenance, storage, leasing, pooling or interchange thereof; ~~and~~ (e) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP; and (f) salvage or

~~20~~
~~509265-1983-14872-Active.19588122.12~~

similar rights of insurers under the insurances required to be maintained pursuant to the Mortgaged Aircraft Operating Agreement.
“Person” means and includes an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.

“Plan” means any plan defined in Section 4021(a) of ERISA in respect of which the Company is an “employer” or a “substantial employer” as such terms are defined in ERISA.
“Pool Assets” means assets of the Company and any of its Wholly Owned Domestic Subsidiaries listed on Schedule II, to the extent modified pursuant to Section 6.12, and shall include only Specified Equipment owned legally by the Company and any of its Wholly Owned Domestic Subsidiaries.
“Prime Rate” is defined in the definition of the term Alternate Base Rate.
“Principal Office” of the Paying Agent means 500 Stanton Christiana Road, ~~Ops 2, 3rd~~NCC5 / 1st Floor, Newark, Delaware 19713-2107, or such other office as the Paying Agent may hereafter designate from time to time as its “Principal Office” by notice to the Company and the Banks.
“Property” means all types of real, personal, tangible, intangible, or mixed property.
“Quarterly Payment Date” means the 15th day of each March, June, September and December of each year, the first of which shall be the first such day after the Effective Date.
“Register” is defined in Section 9.11(e).
“Regulation D” means Regulation D of the Fed Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulatory Change” means, with respect to any Bank, (a) any adoption or change after the Effective Date of or in United States federal, state or foreign laws, rules, regulations (including Regulation D) or guidelines applying to a class of banks including such Bank, (b) the adoption or making after the Effective Date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States federal, state or foreign laws, rules, regulations or guidelines (whether or not having the force of law) by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) any change in the interpretation or administration of any United States federal, state or foreign laws, rules, regulations or guidelines applying to a class of banks including such Bank by any Tribunal, monetary authority, central bank, or comparable agency charged with the interpretation or administration thereof.
“Reimbursement Obligation” means the obligation of the Company to reimburse the Issuing Bank pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Relevant Anniversary Date” is defined in Section 2.25(a).

~~21~~
~~509265-1983-14872-Active.19588122.12~~

“Relevant Governmental Body” means the Fed Reserve Board and/or the New York Fed, or a committee officially endorsed or convened by the Fed Reserve Board and/or the New York Fed or, in each case, any successor thereto.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Request Date” is defined in Section 2.25(a).
~~“Reserve Percentage” of any Bank for the Interest Period for any Eurodollar Loan means the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.~~
“Revolving Credit Exposure” means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank’s Loans and its L/C Obligations at such time. For the purposes of this definition each Bank shall be deemed to hold a pro rata share of the total L/C Obligations based on the percentage which its Commitment represents of the aggregate Commitments.
“Rights” means rights, remedies, powers, and privileges.
“S&P” means Standard & Poor’s Financial Services LLC and any successor to its rating agency business.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea~~, Sudan~~ and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury ~~or~~, the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country ~~or~~, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“~~Screen Rate” is defined in the definition of “LIBO Rate”~~Secured Parties” means the Agents and the Banks.
“Senior Officer” means, in each case for the Company, its Chief Executive Officer, Chief Financial Officer, President, Treasurer, or its Assistant Treasurer.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the New York Fed, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

~~22~~
~~509265-1983-14872-Active.19588122.12~~

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“Specified Equipment” means ~~next generation~~ aircraft consisting of the Boeing 737-700, Boeing 737-800, Boeing 737 MAX 7 and Boeing 737~~-900ER~~ MAX 8 models (and any later generation model of any thereof~~, such as “MAX”) and, as to each such aircraft, up to two spare engines suitable for use on the related airframe.~~), including, its related engines; provided that aircraft that is Boeing 737 MAX 7 or Boeing 737 MAX 8 may constitute Specified Equipment solely to the extent that the applicable model is issued an airworthiness certificate by the FAA confirming that it is certified to fly.
~~“Stated Rate” is defined in Section 9.8.~~
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Fed Reserve Board to which the Paying Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Bank under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary” of a Person means any entity of which an aggregate of more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by such Person.
“Successor Company” is defined in Section 6.14(a).
“Syndication Agent” is defined in the introduction to this Agreement.
“Taxes” means all present or future taxes, assessments, fees, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes or any other goods and services, use or sales taxes, assessments, fees or other ~~similar~~ charges at any time imposed by any Laws or Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term Loan Credit Agreement" means the Amended and Restated 364-Day Credit Agreement, dated as of March 30, 2020, among the Company, JPMorgan Chase Bank, N.A. and the banks party thereto from time to time, as amended.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” means, the earlier of (a) the Original Termination Date, subject to extension thereof pursuant to Section 2.25, and (b) the date of termination in whole of the Total Commitment pursuant to Section 2.5 or Section 7.2; provided, however, that the Termination Date of any Bank that is a Non-Extending Bank with respect to any requested extension pursuant to Section 2.25 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.
“Total Commitment” means at any time the aggregate amount of the Banks’ Commitments, as in effect at such time.

~~23~~
~~509265-1983-14872-Active.19588122.12~~

“Total Liquidity” means, at any time, the sum of (a) the aggregate amount available to be borrowed by the Company under this Agreement plus (b) the aggregate amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries at such time.
“Tribunal” means any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.
“Type” refers to the distinction between Committed Loans that are Alternate Base Loans and Committed Loans that are Eurodollar Loans.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than 1.00%, the Unadjusted Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement.
“United States” and “U.S.” each means United States of America.
“U.S. Tax Compliance Certificate” is defined in Section 2.18.
“Wholly Owned Domestic Subsidiary” means a Wholly Owned Subsidiary of the Company organized under the laws of any jurisdiction within the United States.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Withholding Agent” means the Company and the Paying Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

~~24~~
~~509265-1983-14872-Active.19588122.12~~

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
Section 1.3 Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.10(b) provides a mechanism for determining an alternative rate of interest. The Paying Agent will promptly notify the Company, pursuant to Section 2.10(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, none of the Paying Agent and the Banks warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.10(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.10(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II LOANS
Section 2.1 Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank, severally and not jointly, agrees to make revolving credit loans in dollars to the Company, at any time and from time to time on and after the Effective Date and until the earlier of the Termination Date and the termination of the Commitment of such Bank in accordance with the terms hereof. Notwithstanding the foregoing, (a) the aggregate principal amount at any time outstanding of all Committed Loans of a Bank shall not exceed such Bank’s Commitment and (b) the Total Commitment shall be deemed used from time to time to the extent of the L/C Obligations, and such deemed use of the Total Commitment shall be applied to the Banks ratably according to their respective Commitments, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Committed Loans made by all Banks and (y) the L/C Obligations exceed (B) the Total Commitment, and (ii) at all times the outstanding aggregate principal amount of all Committed Loans made by a Bank shall equal the product of (x) the percentage which its Commitment represents of the Total Commitment times (y) the outstanding aggregate principal amount of all Committed Loans obligated to have been made by all Banks.

~~25~~
~~509265-1983-14872-Active.19588122.12~~

Within the foregoing limits, the Company may borrow, repay, prepay, and reborrow hereunder, on and after the Effective Date and prior to the Termination Date, subject to the terms, provisions, and limitations set forth herein.
Section 2.2 Committed Borrowing Procedure. In order to effect a Committed Borrowing, the Company shall hand deliver, telecopy or e-mail to the Paying Agent a duly completed request for Committed Borrowing, substantially in the form of Exhibit A hereto (a “Notice of Committed Borrowing”), (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the Borrowing Date specified for a proposed Committed Borrowing, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the Borrowing Date specified for a proposed Committed Borrowing. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Loans then being requested are to be Eurodollar Loans, or Alternate Base Loans, (y) the Borrowing Date of such Loans (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $10,000,000 and shall be an integral multiple of $1,000,000) and (z) in the case of a Eurodollar Loan, the Interest Period with respect thereto (which shall not end later than the Termination Date). If no Interest Period with respect to any Eurodollar Loan is specified in any such Notice of Committed Borrowing, then the Company shall be deemed to have selected an Interest Period of one month’s duration. Promptly, and in any event on the same day the Paying Agent receives a Notice of Committed Borrowing pursuant to this Section 2.3 if such notice is received by 11:00 a.m., New York City time on a Business Day and otherwise on the next succeeding Business Day, the Paying Agent shall advise the other Banks of such Notice of Committed Borrowing and of each Bank’s portion of the requested Committed Borrowing by telecopier or e-mail. Each Committed Borrowing shall consist of Loans of the same Type made on the same day and having the same Interest Period.
Section 2.3 Refinancings; Conversions
(a)    The Company may refinance all or any part of any Loan with a Loan of the same or a different type made pursuant to Section 2.2, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Loan or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.17 with the proceeds of a new Borrowing hereunder and the proceeds of the new Loan, to the extent they do not exceed the principal amount of the Loan being refinanced, shall not be paid by the Banks to the Paying Agent or by the Paying Agent to the Company pursuant to Section 2.6(c); provided, however, that (i) if the principal amount extended by a Bank in a refinancing is greater than the principal amount extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Paying Agent for distribution to the Banks described in (ii) below, (ii) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount being extended by such Bank in the refinancing, the Paying Agent shall return the difference to such Bank out of amounts received pursuant to (i) above, (iii) to the extent any Bank fails to pay the Paying Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.17 to the extent of such failure and the Company shall pay such amount to the Paying Agent pursuant to Section 2.17 and (iv) to the extent the Company fails to pay to the Paying Agent any amounts due in accordance with Section 2.17 as a result of the failure of a Bank to pay the Paying Agent any amounts due as described in (iii) above, the portion of any refinanced Loan deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Paying Agent amounts due from it pursuant to (i) above to the full extent of such Bank’s portion of such refinanced Loan.
(b)    Subject to the conditions and limitations set forth in this Agreement, the Company shall have the right from time to time to convert all or part of one Type of Committed Loan into another Type of Committed Loan or to continue all or a part of any Committed Loan that is a Eurodollar Loan from one

~~26~~
~~509265-1983-14872-Active.19588122.12~~

Interest Period to another Interest Period by giving the Paying Agent written notice (by means of a Notice of Committed Borrowing) (i) in the case of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the date specified for such proposed conversion or continuation, and (ii) in the case of Alternate Base Loans, not later than 11:00 a.m., New York City time, on the Business Day which is the date specified for such proposed conversion or continuation. Such notice shall specify (A) the proposed date for conversion or continuation, (B) the amount of the Committed Loan to be converted or continued, (C) in the case of conversions, the Type of Committed Loan to be converted into, and (D) in the case of a continuation of or conversion into a Eurodollar Loan, the duration of the Interest Period applicable thereto; provided that (1) Eurodollar Loans may be converted only on the last day of the applicable Interest Period, (2) except for conversions to Alternate Base Loans, no conversion shall be made while a Default or Event of Default has occurred and is continuing and no continuations of any Eurodollar Loan from one Interest Period to another Interest Period shall be made while a Default or Event of Default has occurred and is continuing, unless such conversion or continuation has been approved by Majority Banks, and (3) each such conversion or continuation shall be in an amount not less than $10,000,000 and shall be an integral multiple of $1,000,000. All notices given under this Section shall be irrevocable. If the Company shall fail to give the Paying Agent the notice as specified above for continuation or conversion of a Eurodollar Loan prior to the end of the Interest Period with respect thereto, such Eurodollar Loan shall automatically be converted into an Alternate Base Loan on the last day of the Interest Period for such Eurodollar Loan.
Section 2.4 Fees. The Company agrees to pay to each Bank, through the Paying Agent, on each Quarterly Payment Date and on the Termination Date in arrears, in immediately available funds, a commitment fee (a “Commitment Fee”) calculated by multiplying the Applicable Rate by the amount of the average daily Available Revolving Commitment of such Bank during the preceding three-month period (or shorter period commencing with the Effective Date and/or ending with the Termination Date). All Commitment Fees shall be computed by the Paying Agent on the basis of the actual number of days elapsed in a year of 360 days, and shall be conclusive and binding for all purposes, absent manifest error. The Commitment Fee due to each Bank shall commence to accrue on the Effective Date and shall cease to accrue on the Termination Date or, if earlier, the date of the termination of the Commitment of such Bank as provided herein.
Section 2.5 Termination and Reduction of Commitments
(a)    Subject to Section 2.11(b), the Company may permanently terminate, or from time to time in part permanently reduce, the Total Commitment, in each case upon at least three Business Days’ prior (or, in the case of a refinancing or new facility with one or more of the Agents, on a same-day basis with) written notice to the Paying Agent (who shall promptly forward a copy thereof to each Bank). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each such partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $10,000,000 and in an integral multiple of $1,000,000.
(b)    On the Termination Date the Total Commitment shall be zero.
(c)    Each reduction in the Total Commitment pursuant to this Section 2.5 shall be made ratably among the Banks in accordance with their respective Commitments. Simultaneously with any termination of Commitments pursuant to this Section, the Company shall pay to the Paying Agent for account of the Banks the Commitment Fees on the amount of the Total Commitment so terminated, accrued through the date of such termination.
Section 2.6 Loans

~~27~~
~~509265-1983-14872-Active.19588122.12~~

(a)    Each Borrowing made by the Company on any date shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $10,000,000. Committed Loans shall be made by the Banks ratably in accordance with their respective Commitments on the Borrowing Date of the Committed Borrowing; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder.
(b)    Each Committed Loan shall be a Eurodollar Loan or an Alternate Base Loan, as the Company may request subject to and in accordance with Section 2.2 or Section 2.3(b), as applicable. Each Bank may at its option make any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided, however, that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement or increase the Company’s obligations to such Bank hereunder. Loans of more than one interest rate option may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Loan which, if made, would result in an aggregate of more than ten separate Interest Periods being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

(c)    Subject to Section 2.3, each Bank shall make its portion of each Committed Borrowing on the proposed Borrowing Date thereof by paying the amount required to the Paying Agent at the Principal Office in immediately available funds not later than 1:00 p.m., New York City time, and the Paying Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Paying Agent or, if Loans are not made on such date because any condition precedent to a Borrowing herein specified shall not have been met, return the amounts so received to the respective Banks as soon as practicable; provided, however, if and to the extent the Paying Agent fails to return any such amounts to a Bank on the Borrowing Date for such Borrowing, the Paying Agent shall pay interest on such unreturned amounts, for each day from such Borrowing Date to the date such amounts are returned to such Bank, at the Federal Funds Effective Rate.
(d)    The outstanding principal amount of each Committed Loan shall be due and payable on the Termination Date.
Section 2.7 Loan Accounts
(a)    The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. Absent manifest error, the loan accounts or records maintained by the Paying Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.
(b)    Upon the request of any Bank made through the Paying Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts, and upon any such request the Company shall execute and deliver such Notes to such Bank. Each such Bank shall, and is hereby authorized by the Company to, endorse on the schedule attached to the relevant Note held by such Bank (or on a continuation of such schedule attached to each such Note and made a part thereof) or in its records relating to such Note an appropriate notation evidencing the date and amount of each Committed Loan of such Bank, each payment or prepayment of principal of any Committed Loan, and the other information provided for on such schedule. The failure of any Bank to make such a notation or any error therein shall

~~28~~
~~509265-1983-14872-Active.19588122.12~~

not in any manner affect the obligation of the Company to repay the Committed Loans made by such Bank in accordance with the terms of the relevant Note.
Section 2.8 Interest on Loans
(a)    Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate. Interest on each Eurodollar Loan shall be payable on each Interest Payment Date applicable thereto. The applicable LIBO Rate for each Interest Period shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.
(b)    Subject to the provisions of Section 2.9, each Alternate Base Loan shall bear interest at the rate per annum equal to the Alternate Base Rate plus the Applicable Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days). Interest on each Alternate Base Loan shall be payable on each Interest Payment Date applicable thereto. The applicable Alternate Base Rate shall be determined by the Paying Agent, and such determination shall be conclusive absent manifest error.
~~(c)    The Company shall pay to the Paying Agent for the account of each Bank that has made a Eurodollar Loan to the Company, so long as such Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each such Eurodollar Loan of such Bank, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum for such number of days during the Interest Period for such Loan as shall be pertinent equal to the remainder obtained by subtracting (i) the LIBO Rate for such Interest Period from (ii) the rate obtained by dividing such LIBO Rate referred to in clause (i) above by that percentage equal to 100% minus the Reserve Percentage of such Bank for such Interest Period, payable on the next Interest Payment Date applicable to such Loan. Such additional interest shall be determined by such Bank as, if and to the extent incurred, and shall be payable as aforesaid upon notification thereof by such Bank to the Company through the Paying Agent. Each determination by a Bank of additional interest under this Section 2.8(c) shall be conclusive and binding for all purposes in the absence of manifest error.~~
Section 2.9 Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by Law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to (i) in the case of the principal amount of any Eurodollar Loan, 2% above the rate otherwise applicable thereto and (ii) in all other cases, the Agreed Maximum Rate (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the LIBO Rate or the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).
Section 2.10 Alternate Rate of Interest. ~~In the event, and on each occasion, on the day two Business Days~~(a) If prior to the commencement of any Interest Period for a Eurodollar Loan ~~that is a Committed Loan, the Paying Agent shall have determined that dollar deposits in the amount of the requested principal amount of such Eurodollar Loan are not generally available in the Eurodollar Interbank Market,~~

~~29~~
~~509265-1983-14872-Active.19588122.12~~

~~or that dollar deposits are not generally available in the Eurodollar Interbank Market for the requested Interest Period, or~~:
(i)    Subject to clause (b) below, the Paying Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the Screen Rate is not available or published on a current basis), for dollars and such Interest Period; or

~~that the rate at which such dollar deposits are being offered~~(ii)
the Paying Agent is advised by the Majority Banks that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for dollars and such Interest Period will not adequately and fairly reflect the cost to ~~the Majority~~such Banks (or Bank) of making or maintaining ~~such Eurodollar Loan during~~their Loans (or its Loan) included in such Loan for dollars and such Interest Period~~, or that reasonable means do not exist for ascertaining the LIBO Rate,~~;

then the Paying Agent shall~~, as soon as practicable thereafter,~~ give ~~telecopy~~ notice ~~of such determination~~thereof to the Company and the Banks~~. In the event of any such determination, any request by the Company for a Eurodollar Loan that is a Committed Loan shall, until~~ by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Paying Agent notifies the Company and the Banks that the circumstances giving rise to such notice no longer exist, ~~be deemed to be a request for~~(A) any interest election request pursuant to Section 2.3 that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (B) if any Notice of Committed Borrowing requests a Eurodollar Loan, such Loan shall be made as an Alternate Base Loan~~. Each determination by the Paying Agent hereunder shall be conclusive absent manifest error~~; provided that if the circumstances giving rise to such notice affect only one Type of Loans, then the other Type of Loans shall be permitted.
(b) Notwithstanding anything to the contrary herein or in any other Loan Paper, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Paying Agent and the Company may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Paying Agent has posted such proposed amendment to all Banks and the Company, so long as the Paying Agent has not received, by such time, written notice of objection to such proposed amendment from Banks comprising the Majority Banks; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Banks shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Banks comprising the Majority Banks have delivered to the Paying Agent written notice that such Majority Banks accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.
(c) In connection with the implementation of a Benchmark Replacement, the Paying Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d) The Paying Agent will promptly notify the Company and the Banks of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Paying Agent or Banks pursuant to this Section 2.10, including any

~~30~~
~~509265-1983-14872-Active.19588122.12~~

determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10.
(e) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any interest election request pursuant to Section 2.3 that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective and (ii) if any Notice of Committed Borrowing requests a Eurodollar Loan, such Loan shall be made as an Alternate Base Loan.

Section 2.11 Prepayment of Loans
(a)    Prior to the Termination Date, the Company shall have the right at any time to prepay any Committed Borrowing, in whole or in part, subject to the requirements of Section 2.14 or Section 2.15 but otherwise without premium or penalty, upon at least five Business Days prior written notice to the Paying Agent; provided, however, that each such partial prepayment shall be in an integral multiple of $1,000,000 and in a minimum aggregate principal amount of $5,000,000. Each notice of prepayment shall specify the prepayment date and the aggregate principal amount of each Borrowing to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing by the amount stated therein.
(b)    On the date of any termination or reduction of the Total Commitment pursuant to Section 2.5(a), the Company shall pay or prepay so much of the Loans as shall be necessary in order that the sum of (x) the aggregate principal amount of the Loans outstanding and (y) the L/C Obligations will not exceed the Total Commitment following such termination or reduction. Subject to the foregoing, any such payment or prepayment shall be applied to such Borrowing or Borrowings as the Company shall select. All prepayments under this paragraph shall be subject to Section 2.14 and Section 2.15.
(c)    All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.
Section 2.12 Reserve Requirements; Change in Circumstances
(a)    Notwithstanding any other provision herein, if after the date of this Agreement any Regulatory Change or change in any Law (i) shall subject the Paying Agent, a Bank or an Issuing Bank to any Taxes (other than (w) Indemnified Taxes, (x) Taxes described in clauses (~~a), (b), (~~c) and (e) of Excluded Taxes, (y) Other Taxes and (z) Other Connection Taxes imposed on ~~gross~~ or measured by net income~~, profits or revenue (including value-added or similar Taxes)~~ (however denominated) or that are franchise Taxes or branch profits Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (ii) shall impose, modify, or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement with respect to any Eurodollar Loan against assets of, deposits with or for the account of, or credit extended by, such Bank under this Agreement ~~(without duplication of any amounts paid pursuant to Section 2.8(c))~~, or (iii) with respect to any Eurodollar Loan, shall impose on such Bank or the Eurodollar Interbank Market any other condition, cost or expense affecting this Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to materially increase the actual cost to such Bank (or such Paying Agent or Issuing Bank in the case of (i)) of maintaining its Commitment or of making, converting to, continuing or maintaining any Eurodollar Loan or to materially reduce the amount of any sum received or receivable by such Bank (or such Paying Agent or Issuing Bank in the case of (i)) hereunder (whether of principal, interest, or otherwise) in respect thereof, then the Company shall pay to the Paying Agent for the account of such Bank (or such Paying Agent or Issuing Bank in the case of (i)), within ten days following delivery to the Company of the

~~31~~
~~509265-1983-14872-Active.19588122.12~~

certificate specified in paragraph (c) below by such Bank (or such Paying Agent or Issuing Bank in the case of (i)), such additional amount or amounts as will reimburse such Bank (or such Paying Agent or Issuing Bank in the case of (i)) for such increase or reduction to such Bank (or such Paying Agent or Issuing Bank in the case of (i)) to the extent reasonably allocable to this Agreement.
(b)    If any Bank shall have determined in good faith that any Regulatory Change regarding capital or liquidity requirements or compliance by any Bank (or its parent or any lending office of such Bank) with any request or directive issued subsequent to the Effective Date regarding capital or liquidity requirements (whether or not having the force of Law) of any Tribunal, monetary authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Bank’s (or its parent’s) capital as a consequence of its obligations hereunder to a level below that which such Bank (or its parent) could have achieved but for such Regulatory Change, or compliance (taking into consideration such Bank’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Bank to be material, then from time to time, the Company shall pay to the Paying Agent for the account of such Bank, within ten days following delivery to the Company of the certificate specified in paragraph (d) below by such Bank, such additional amount or amounts as will reimburse such Bank (or its parent) for such reduction.
(c)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Regulatory Change and a change in Law, regardless of the date enacted, adopted or issued.
(d)    Each Bank or the Paying Agent or each Issuing Bank shall notify the Company of any event occurring after the date hereof entitling such Bank to compensation under paragraph (a) or (b) of this Section 2.12 (together with a good faith estimate of the amounts it would be entitled to claim in respect of such event) as promptly as practicable, but in any event on or before the date which is 60 days after the related Regulatory Change, change in any Law or other event; provided that (i) if such Bank or the Paying Agent or such Issuing Bank fails to give such notice by such date, such Bank or the Paying Agent or such Issuing Bank shall, with respect to compensation payable pursuant to paragraph (a) or (b) of this Section 2.12 in respect of any costs resulting from such Regulatory Change, change in any Law or other event, only be entitled to payment under paragraph (a) or (b) of this Section 2.12 for costs incurred from and after the date of such notice and (ii) such Bank or the Paying Agent or such Issuing Bank will take such reasonable actions, if any (including the designation of a different Applicable Lending Office for the Loans of such Bank affected by such event) to avoid the need for, or reduce the amount of, such compensation so long as such actions will not, in the reasonable opinion of such Bank or the Paying Agent or such Issuing Bank, be materially disadvantageous to such Bank or the Paying Agent or such Issuing Bank, as the case may be. A certificate of a Bank or the Paying Agent or such Issuing Bank setting forth in reasonable detail (i) the Regulatory Change, change in any Law or other event giving rise to any costs, (ii) such amount or amounts as shall be necessary to reimburse such Bank or the Paying Agent or such Issuing Bank (or participating banks or other entities pursuant to Section 9.11) as specified in paragraph (a) or (b) of this Section 2.12, as the case may be, and (iii) the calculation of such amount or amounts, shall be delivered to the Company (with a copy to the Paying Agent) promptly after such Bank or the Paying Agent or such Issuing Bank determines it is entitled to payment under this Section 2.12, and shall be conclusive and binding absent manifest error. In preparing such certificate, such Bank or the Paying Agent or such Issuing Bank may

~~32~~
~~509265-1983-14872-Active.19588122.12~~

employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.
(e)    In the event any Bank shall seek payment pursuant to this Section 2.12 or the events contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, the Company shall have the right to replace such Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees as provided in Section 2.23(b).
(f)    Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.12 shall survive for one year after the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.13 Change in Legality
(a)    Notwithstanding anything to the contrary herein contained, if any Regulatory Change shall make it unlawful for any Bank to make or maintain any Eurodollar Loan or to give effect to its obligations in respect of Eurodollar Loans as contemplated hereby, then, by prompt written notice to the Company and to the Paying Agent, such Bank may:
(i)    declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Company shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and
(ii)    if such unlawfulness shall be effective prior to the end of any Interest Period of an outstanding Eurodollar Loan, require that all outstanding Eurodollar Loans with such Interest Periods made by it be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.
(b)    For purposes of this Section 2.13, a notice to the Company (with a copy to the Paying Agent) by any Bank pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company. Any Bank having furnished such a notice agrees to withdraw the same promptly following any Regulatory Change that makes it lawful for such Bank to make and maintain Eurodollar Loans.
(c)    If, with respect to any Bank, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of amounts pursuant to Section 2.12 or permit such Bank, pursuant to this Section 2.13, to suspend its obligation to make Eurodollar Loans, such Bank, promptly upon becoming aware of the same, shall notify the Company thereof and shall take such steps as may reasonably be available to it (including, without limitation, changing its Applicable Lending Office) to mitigate the effects of such condition or event, provided that such Bank shall be under no obligation to take any step that, in its good faith opinion, would (a) result in its incurring any additional costs in performing its obligations hereunder and under any outstanding Loan (unless the Company has notified such Bank of the Company’s agreement to reimburse it for the same) or (b) be otherwise adverse to such Bank in a material respect.
Section 2.14 Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, (b) any

~~33~~
~~509265-1983-14872-Active.19588122.12~~

failure by the Company to borrow hereunder after a Notice of Committed Borrowing pursuant to Article II has been given, (c) any payment, prepayment, or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period for any reason, including without limitation the acceleration of outstanding Loans as a result of any Event of Default or (d) any failure by the Company for any reason (including without limitation the existence of a Default or an Event of Default) to pay, prepay or convert a Eurodollar Loan on the date for such payment, prepayment or conversion, specified in the relevant notice of payment, prepayment or conversion under this Agreement. The indemnity of the Company pursuant to the immediately preceding sentence shall include, but not be limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Loan being paid, prepaid, or converted or not borrowed, paid, prepaid or converted (based on the LIBO Rate) for the period from the date of such payment, prepayment, or conversion or failure to borrow, pay, prepay or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, pay, prepay or convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, pay, prepay or convert) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, or converted or not borrowed, paid, prepaid or converted for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts and, in reasonable detail, the computations thereof, which such Bank is entitled to receive pursuant to this Section 2.14 shall be delivered to the Company (with a copy to the Paying Agent) and shall be conclusive, if made in good faith, absent manifest error. The Company shall pay to the Paying Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. The obligations of the Company pursuant to this Section 2.14 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 2.15 Pro Rata Treatment. Except as permitted under Section ~~2.8(c), Section~~ 2.12(d) and Section 2.14 with respect to interest and Section 2.25(e) with respect to principal and interest, (a) each payment or prepayment of principal and each payment of interest with respect to a Committed Borrowing shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans extended by each Bank, if any, with respect to such Committed Borrowing, and (b) conversions of Committed Loans to Committed Loans of another Type, continuations of Committed Loans that are Eurodollar Loans from one Interest Period to another Interest Period, and Committed Loans which are not refinancings of other Loans shall be made pro rata among the Banks in accordance with their respective Commitments.
Section 2.16 Sharing of Setoffs. Each Bank agrees that if it shall through the exercise of a right of banker’s lien, setoff, or counterclaim against the Company (pursuant to Section 9.6 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable Debtor Relief Law or otherwise, obtain payment (voluntary or involuntary) in respect of the Committed Loans held by it (other than pursuant to Section ~~2.8(c), Section~~ 2.12, or Section 2.14) as a result of which the unpaid principal portion of the Committed Loans held by it shall be proportionately less than the unpaid principal portion of the Committed Loans held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Committed Loans held by such other Bank, so that the aggregate unpaid principal amount of the Committed Loans and participations in Committed Loans pursuant to this Section 2.16 held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Loans then outstanding as the principal amount of the Committed Loans held by it prior to such exercise of banker’s lien, setoff, or counterclaim was to the principal amount of all Committed Loans outstanding prior to such exercise of banker’s lien, setoff, or counterclaim; provided,

~~34~~
~~509265-1983-14872-Active.19588122.12~~

however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Committed Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff, or counterclaim with respect to any and all moneys owing by the Company to such Bank as fully as if such Bank had made a Committed Loan directly to the Company in the amount of such participation.
Section 2.17 Payments
(a)    The Company shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in dollars, without setoff or counterclaim, to the Paying Agent at its Principal Office for the account of the Banks, in federal or other immediately available funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal of or interest on Committed Loans (other than pursuant to Section ~~2.8(c), Section~~ 2.12~~,~~ and Section 2.14) or Commitment Fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(b)    Whenever any payment hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in all such cases be included in the computation of payment of interest or Commitment Fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(c)    Unless the Paying Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Paying Agent may assume that the Company has made or will make such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Paying Agent, each Bank shall repay to the Paying Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Paying Agent, at the Federal Funds Effective Rate.
Section 2.18 Taxes.    (a)    Each payment by the Company under this Agreement or any Loan Papers shall be made without withholding for any Taxes, unless such withholding is required by ~~any~~applicable Law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable Law. If such Taxes are Indemnified Taxes, then the amount payable by the Company shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the ~~Paying Agent or applicable Bank (as the case may be)~~amounts receive~~s~~d with respect to this Agreement equal the amount ~~it~~which would have received had no such withholding been made.
(b)    The Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

~~35~~
~~509265-1983-14872-Active.19588122.12~~

(c)    As soon as practicable after any payment of Indemnified Taxes by the Company to a Governmental Authority, the Company shall deliver to the Paying Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Paying Agent.
(d)    The Company shall indemnify the Paying Agent and each Bank, within 30 days after demand therefor, for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by the Paying Agent or such Bank (or its beneficial owner), as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Paying Agent), or by the Paying Agent on its own behalf or on behalf of a Bank, shall be conclusive, if made in good faith, absent manifest error.
(e)    Each Bank shall severally indemnify the Paying Agent, within 10 days after demand therefor, for the full amount of any Taxes attributable to such Bank that are payable or paid by the Paying Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, but only to the extent that the Company has not already indemnified the Paying Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so. A certificate as to the amount of such payment or liability delivered to any Bank by the Paying Agent shall be conclusive absent manifest error. For the avoidance of doubt, there shall be no double recovery under this paragraph where the indemnified party has been indemnified for the same loss under a separate provision of the agreement.
(f)     (i) Any Bank that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments hereunder or under any other Loan Papers shall deliver to the Company and the Paying Agent, at the time or times requested by the Company or the Paying Agent, such properly completed and executed documentation prescribed by Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if requested by the Company or the Paying Agent, shall deliver such other documentation prescribed by Law or reasonably requested by the Company or the Paying Agent as will enable the Company or the Paying Agent to determine whether or not such Bank is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms (other than such documentation set forth in Sections 2.18(f)(ii)(A) through (E) below or any successor or substantially similar or comparable documentation thereto) shall not be required if in the Bank’s good faith judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense (or, in the case of a change in Law, any incremental material unreimbursed cost or expense), unless indemnified by the Company in an amount reasonably satisfactory to such Bank, or would materially prejudice the legal or commercial position of such Bank. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Bank, such Bank shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Paying Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii) Without limiting the generality of the foregoing, any Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, to the extent it is legally entitled to do so, deliver to the Company and the Paying Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank

~~36~~
~~509265-1983-14872-Active.19588122.12~~

becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Paying Agent), whichever of the following is applicable:

(A)	duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(B)	duly completed copies of Internal Revenue Service Form W-8ECI;

(C)
in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the ~~F~~form of Exhibit G-1 to the effect that (i) such Foreign Bank is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Bank (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable;

(D)
to the extent a Foreign Bank is not the beneficial owner (for example, where the Foreign Bank is a partnership or participating Bank granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or G-3 (as applicable), Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Bank is a partnership (and not a participating Bank) and one or more beneficial owners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such beneficial owner; or

(E)
any other form prescribed by Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

(iii) If a payment made to a Bank under this Agreement or any other Loan Papers would be subject to U.S. Federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Withholding Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Withholding Agent,

~~37~~
~~509265-1983-14872-Active.19588122.12~~

such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Bank has or has not complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts paid pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.18(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    The provisions of this Section 2.18 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
(i)    For purposes of this Section 2.18, the term “Bank” includes any Issuing Bank and the term “applicable Law” includes FATCA.
Section 2.19 Calculation of LIBO Rates. The provisions of this Agreement relating to calculation of the LIBO Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Bank shall be entitled to fund and maintain its funding of all or any part of a Eurodollar Loan as it sees fit. All such determinations hereunder, however, shall be made as if each Bank had actually funded and maintained funding of each Eurodollar Loan through the purchase in the Eurodollar InterBank Market of one or more eurodollar deposits in an amount equal to the principal amount of such Loan and having a maturity corresponding to the Interest Period for such Loan.
Section 2.20 Booking Loans. Subject to Section 2.18, any Bank may make, carry, or, transfer Loans at, to, or for the account of any of its branch offices or the office of any Affiliate.
Section 2.21 Quotation of Rates. It is hereby acknowledged that the Company may call the Paying Agent on or before the date on which notice of a Borrowing, continuation or conversion is to be delivered by the Company in order to receive an indication of the rate or rates then in effect, but that such projection shall not be binding upon the Paying Agent or any Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.

~~38~~
~~509265-1983-14872-Active.19588122.12~~

Section 2.22 Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, the Paying Agent shall deliver written notice to such effect, upon the Paying Agent’s obtaining knowledge of such event, to the Company and such Defaulting Bank, and the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)    Commitment Fees shall cease to accrue with respect to the Commitment of such Defaulting Bank pursuant to Section 2.4.
(b)    The Commitment and Revolving Credit Exposure of such Defaulting Bank shall not be included in determining whether all Banks or the Majority Banks have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.1), provided that any waiver, amendment or modification requiring the consent of all Banks or each affected Bank which would increase or extend the term of the Commitment of such Defaulting Bank or which affects such Defaulting Bank differently than other affected Banks shall require the consent of such Defaulting Bank.
(c)    If any L/C Obligations exist at the time a Bank becomes a Defaulting Bank, then:
(i)    all or any part of such L/C Obligations shall be reallocated among the non-Defaulting Banks ratably in accordance with their respective Commitments but only to the extent that (x) the sum of all non-Defaulting Banks’ Revolving Credit Exposures does not then exceed the total of all non-Defaulting Banks’ Commitments, (y) no non-Defaulting Bank’s Revolving Credit Exposure then exceeds such non-Defaulting Bank’s Commitments and (z) the conditions set forth in Section 4.3 are satisfied at such time;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one Business Day following notice by the Paying Agent cash collateralize the percentage such Defaulting Bank’s Commitment represents of the Total Commitment of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 7.2 for so long as such L/C Obligations are outstanding;
(iii)    if the Company cash collateralizes any portion of such Defaulting Bank’s L/C Obligations pursuant to this Section 2.22(c), the Company shall not be required to pay any fees to such Defaulting Bank pursuant to Section 3.3 with respect to such Defaulting Bank’s portion of the L/C Obligations during the period of such collateralization;
(iv)    if the L/C Obligations of the non-Defaulting Banks are reallocated pursuant to this Section 2.22(c), then the fees payable to the Banks pursuant to Section 3.3 shall be adjusted ratably in accordance with their respective Commitments; and
(v)    if any Defaulting Bank’s L/C Obligations are neither cash collateralized nor reallocated pursuant to this Section 2.22(c), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Bank hereunder, all Commitment Fees that otherwise would have been payable to such Defaulting Bank (solely with respect to the portion of such Defaulting Bank’s Commitment that was utilized by such L/C Obligations) and letter of credit fees payable under Section 3.3 with respect to such Defaulting Bank’s L/C Obligations shall be payable to the applicable Issuing Bank until such L/C Obligations are cash collateralized and/or reallocated.

~~39~~
~~509265-1983-14872-Active.19588122.12~~

(d)    So long as any Bank is a Defaulting Bank, no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks and/or cash collateral will be provided by the Company in accordance with Section 2.22(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with Section 2.22(c)(i) (and Defaulting Banks shall not participate therein).
(e)    Any amount payable to such Defaulting Bank hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Bank pursuant to Section 2.16, but excluding amounts payable pursuant to Section 2.23) shall, in lieu of being distributed to such Defaulting Bank, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Paying Agent (i) first, to the payment of any amounts owing by such Defaulting Bank to the Paying Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Bank to the Issuing Banks hereunder, (iii) third, if so determined by the Paying Agent or requested by an Issuing Bank, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any existing or future participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Paying Agent, (v) fifth, if so determined by the Paying Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Bank in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Banks or an Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank or such Issuing Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (viii), that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of any drafts paid by an Issuing Bank under any Letters of Credit which a Defaulting Bank has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.3 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Banks pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Bank.
In the event that the Paying Agent, each Issuing Bank and the Company each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank or upon receipt by the Paying Agent of the confirmation referred to in clause (c) of the definition of “Defaulting Bank”, as applicable, then on such date such Bank shall purchase at par such portion of the Loans of the other Banks as the Paying Agent shall determine may be necessary in order for such Bank to hold such Loans ratably in accordance with its Commitment.

Section 2.23 Mitigation Obligations; Replacement of Banks. (a)    If any Bank requests compensation under Section 2.12 or Section 2.18, or if the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or Section 2.18 in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank.

~~40~~
~~509265-1983-14872-Active.19588122.12~~

The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.
(b)    If (i) any Bank requests compensation under Section 2.12 or Section 2.18, (ii) the Company is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 2.12 or Section 2.18, (iii) an event contemplated under Section 2.10 or Section 2.13 shall have occurred with respect to any Bank, (iv) any Bank becomes a Defaulting Bank or (v) any Bank becomes a Non-Extending Bank, then, in each case, the Company may, at its sole expense and effort, upon notice to such Bank and the Paying Agent, require such Bank to assign and delegate, without recourse (except for certain customary representations and warranties, in accordance with and subject to the restrictions contained in Section 9.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Paying Agent, which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in any drafts paid by an Issuing Bank under any Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or Section 2.18 or payments required to be made pursuant to Section 2.12 or Section 2.18, such assignment will result in a reduction in such compensation or payments and (iv) in the case of any such assignment resulting from a Bank becoming a Non-Extending Bank, such assignee shall have provided written notice to the Paying Agent that it consents to the requested extension of the Existing Termination Date with respect any Commitments held (or to be held) by it on the applicable Extension Date. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
Section 2.24 Commitment Increases.
(a)    The Company and any one or more Banks (including New Banks) may from time to time agree that such Banks shall obtain or increase the amount of their Commitments by executing and delivering to the Paying Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date; provided that (i) the aggregate amount of incremental Commitments obtained after the Effective Date pursuant to this Section 2.24 shall not exceed $500,000,000, (ii) with respect to any Increased Facility Closing Date, the increases effected on such date pursuant to this Section 2.24 shall be in a minimum amount of $25,000,000 and (iii) no more than four Increased Facility Closing Dates may occur after the Effective Date. No Bank shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.
(b)    Any additional bank or financial institution which, with the consent of the Company, each Issuing Bank (which consent shall not be unreasonably withheld) and the Paying Agent (which consent shall not be unreasonably withheld), elects to become a “Bank” under this Agreement in connection with any increase described in Section 2.24(a) shall execute a New Bank Supplement (each, a “New Bank Supplement”), substantially in the form of Exhibit H-2, whereupon such bank or financial institution (each, a “New Bank”) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
(c)    On each Increased Facility Closing Date, each Bank holding Committed Loans prior to giving effect to this Section 2.24(c) (each, an “Existing Bank”) shall be deemed to have assigned to each

~~41~~
~~509265-1983-14872-Active.19588122.12~~

Bank participating in the relevant Commitment increase (each, an “Increased Facility Bank”), and each such Increased Facility Bank shall be deemed to have purchased from each Existing Bank, at the principal amount thereof (together with accrued interest), such interests in the Committed Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Committed Loans and participations in Letters of Credit will be held by all the Banks (including such Increased Facility Banks) ratably in accordance with the percentage which its Commitment represents of the Total Commitment after giving effect to the increase to the Commitments on such Increased Facility Closing Date. In furtherance of the foregoing, on such Increased Facility Closing Date, (i) each Increased Facility Bank agrees to make payments to the Paying Agent for the benefit of the Existing Banks in an amount equal to the principal amount (together with accrued interest) of the interests in the Committed Loans and funded participations in any Letters of Credit relating to any unreimbursed drawings thereunder deemed to have been purchased by such Increased Facility Bank on such Increased Facility Closing Date pursuant to the immediately preceding sentence and (ii) each Existing Bank agrees to accept payments in an amount equal to the principal amount (together with accrued interest) of the interests in the Committed Loans and funded participations in any Letters of Credit relating to any unreimbursed drawings thereunder deemed to have been assigned by such Existing Bank on such Increased Facility Closing Date pursuant to the immediately preceding sentence.
(d)    The effectiveness of any increase to the Commitments pursuant to this Section 2.24 shall be subject to the satisfaction of the following conditions precedent: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to, and immediately after, giving effect to such increase to the Commitments, (ii) the representations and warranties contained in Article V shall be correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such increase to the Commitments (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), immediately prior to, and after giving effect to, such increase to the Commitments, as though made on and as of such date, (iii) on a pro forma basis after giving effect to (x) such increase to the Commitments (assuming such incremental Commitments are fully drawn) and (y) any permanent repayment of Debt after the last day of the most recently ended fiscal quarter for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.01 (assuming, for such purpose, that (A) such increase to the Commitments (and the full drawing thereof) and any such permanent repayment of Debt occurred on the first day of the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.01 and (B) such incremental Commitments had been borrowed as Eurodollar Loans with successive one-month Interest Periods during the four fiscal quarter period for which the Company’s annual or quarterly Financial Statements have been most recently required to have been delivered pursuant to Section 6.01), the Coverage Ratio shall not be less than 1.25 to 1.0 and (iv) the Company shall have delivered such legal opinions, board resolutions, certificates and other documents reasonably requested by the Paying Agent in connection with such increase to the Commitments.
Section 2.25 Extension of the Termination Date.
(a)    The Company may, by notice (the date of such notice, the “Request Date”) to the Paying Agent (who shall promptly notify the Banks) not earlier than 60 days and not later than 30 days prior to any anniversary of the Effective Date (each a “Relevant Anniversary Date”), request that each Bank extend such Bank’s Termination Date for an additional year from the Termination Date then in effect hereunder (the “Existing Termination Date”; any anniversary of the Existing Termination Date to which Commitments shall be extended being called the “Extended Termination Date”); provided that the Company shall not make more than two such requests during the term of this Agreement.

~~42~~
~~509265-1983-14872-Active.19588122.12~~

(b)    Each Bank, acting in its sole and individual discretion, shall, by written notice to the Paying Agent given not later than the date that is 20 days following the Request Date (the “Notice Deadline”), advise the Paying Agent whether or not such Bank agrees to such extension (and each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Paying Agent of such fact promptly after such determination (but in any event no later than the Notice Deadline)) and any Bank that does not so advise the Paying Agent on or before the Notice Deadline shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree. Promptly following the Notice Deadline, the Paying Agent shall notify the Company of each Bank’s determination under this Section.
(c)    The Company shall have the right on or before the Relevant Anniversary Date to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more assignees with Commitments terminating on the Extended Termination Date (each, an “Additional Commitment Bank”) as provided in Section 2.23(b), each of which Additional Commitment Banks shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall undertake a Commitment of such Non-Extending Bank at par (and, if any such Additional Commitment Bank is already a Bank, its Commitment of such Non-Extending Bank shall be in addition to such Bank’s Commitment hereunder on such date).
(d)    If (and only if) the aggregate Commitments of the Banks that have agreed to so to extend their Termination Date pursuant to this Section 2.25 and the additional Commitments of the Additional Commitment Banks shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the Relevant Anniversary Date, then, effective as of the Relevant Anniversary Date (each such effective date, an “Extension Date”), the Termination Date of each extending Bank and of each Additional Commitment Bank shall be extended to the Extended Termination Date (except that, if such date is not a Business Day, such Extended Termination Date shall be the immediately preceding Business Day), so long as: (i) at the time of and immediately after giving effect to such extension, no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties contained in Article V shall be correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such extension (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), immediately prior to, and after giving effect to, such extension, as though made on and as of such date.
(e)
(i)    Any Non-Extending Bank may, by written notice to the Paying Agent, at any time after the relevant Extension Date and prior to the applicable Existing Termination Date, elect to extend its Termination Date to the Extended Termination Date and, upon the Paying Agent’s receipt of such written notice from any Non-Extending Bank, (x) the Termination Date of such Bank shall be automatically extended to the Extended Termination Date (except that, if such date is not a Business Day, such Extended Termination Date shall be the immediately preceding Business Day) and (y) such Bank shall no longer be a Non-Extending Bank with respect to the applicable extension. The Paying Agent shall promptly give notice to the Company of any such extension pursuant to this Section 2.21(e)(i).
(ii)    On the Termination Date applicable to the Loans of any Non-Extending Bank, the Company shall repay any then outstanding Loans of such Non-Extending Bank (and pay any additional amounts required pursuant to Section 2.14). Following any extension pursuant to this Section 2.25, the L/C Obligations shall continue to be deemed to be held

~~43~~
~~509265-1983-14872-Active.19588122.12~~

ratably among the Banks, but on the Termination Date applicable to the Loans of any Non-Extending Bank, the L/C Obligations deemed to be held by such Non-Extending Bank immediately prior to giving effect to such Termination Date shall be ratably reallocated, to the extent of the unused Commitments of the extending Banks, to such extending Banks (without regard to whether the conditions set forth in Section 4.3 can then be satisfied); provided that the Company shall repay the Loans of the extending Banks pro rata to the extent necessary to allow the L/C Obligations deemed to be held by such Non-Extending Bank immediately prior to giving effect to such Termination Date to be fully reallocated to the extending Banks.
(f)    Conflicting Provisions. This Section 2.25 shall supersede any provisions in Section 2.15 or Section 9.1 to the contrary.

ARTICLE III LETTERS OF CREDIT
Section 3.1 L/C Commitment
(a)    Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Banks set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) in dollars for the account of the Company on any Business Day on and after the Effective Date and until the termination of the Commitment of the Issuing Bank in accordance with the terms hereof, in such form as may be approved from time to time by the Issuing Bank; provided that Barclays Bank PLC shall have no obligation to issue commercial Letters of Credit hereunder; provided, further, that no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the excess of the Total Commitment over the aggregate amount of Loans and L/C Obligations then outstanding would be less than zero; provided, further, that no Initial Issuing Bank shall at any time be obligated to issue any Letter of Credit if, after giving effect to such issuance, the sum of (x) the aggregate undrawn and unexpired amount of all then outstanding Letters of Credit issued by such Initial Issuing Bank and (y) the aggregate amount of drawings under Letters of Credit issued by such Initial Issuing Bank that have not then been reimbursed pursuant Section 3.5 would exceed $100,000,000. Each Letter of Credit shall (i) be denominated in dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the later of (A) the Original Termination Date and (B) if any Commitments are extended pursuant to Section 2.25, such extended termination date as determined pursuant to Section 2.25, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
(b)    No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Laws.
Section 3.2 Procedure for Issuance of Letter of Credit. The Company may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and

~~44~~
~~509265-1983-14872-Active.19588122.12~~

the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof. The Issuing Bank shall promptly furnish to the Paying Agent, which shall in turn promptly furnish to the Banks, notice of the issuance of each Letter of Credit (including the amount thereof).
Section 3.3 Fees and Other Charges
(a)    The Company will pay to the Paying Agent for the ratable benefit of the Banks on each Quarterly Payment Date after the issuance date and on the Termination Date a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Rate then in effect with respect to Eurodollar Loans. In addition, the Company shall pay to the Issuing Bank for its own account a fronting fee at a per annum rate separately agreed upon between the Company and the Issuing Bank (which fee, in the case of Citibank, N.A., is reflected in the fee letter dated June 23, 2016, between the Company and Citibank, N.A. and, in the case of JPMorgan Chase Bank, N.A., is reflected in the fee letter dated June 23, 2016, between the Company and JPMorgan Chase Bank, N.A.) on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Quarterly Payment Date after the issuance date and on the Termination Date. Fees payable pursuant this Section 3.3(a) shall be calculated on the basis of a 360-day year for the actual days elapsed.
(b)    In addition to the foregoing fees, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
Section 3.4 L/C Participations
(a)    The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest, equal to the percentage which such L/C Participant’s Commitment represents of the Total Commitment, in the Issuing Bank’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand a fraction of the amount of such draft, or any part thereof, that is not so reimbursed, equal to the percentage which such L/C Participant’s Commitment represents of the Total Commitment.
(b)    If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and

~~45~~
~~509265-1983-14872-Active.19588122.12~~

the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Loans. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.
Section 3.5 Reimbursement Obligation of the Company. If any draft is paid under any Letter of Credit, the Company shall reimburse the Issuing Bank for the amount of (a) the draft so paid and (b) any Taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment, not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives notice of such draft, if such notice is received on such day prior to 10:00 a.m., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Company receives such notice. Each such payment shall be made to the Issuing Bank at its address for notices referred to herein in dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.8(b) and (y) thereafter, Section 2.9.
Section 3.6 Obligations Absolute. The Company’s obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against the Issuing Bank, any beneficiary of a Letter of Credit or any other Person. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or bad faith of the Issuing Bank. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence, willful misconduct or bad faith and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.
Section 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment

~~46~~
~~509265-1983-14872-Active.19588122.12~~

under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
Section 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

ARTICLE IV CONDITIONS OF LENDING
Section 4.1 Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)    The Paying Agent shall have received this Agreement, executed and delivered by the Paying Agent, the Co-Administrative Agents, the Company, each Person listed on Schedule I and each of the other parties hereto.
(b)    The Paying Agent shall have received the following, each dated (unless otherwise indicated) the Effective Date:
(i)    Officer’s Certificates dated the Effective Date certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors or Executive Committee, as appropriate, of the Company authorizing the Company to borrow and effect other transactions hereunder, (ii) a true and correct copy of the Company’s bylaws in effect on the date hereof, (iii) the incumbency and specimen signatures of the Persons executing any documents on behalf of the Company, (iv) the truth of the representations and warranties made by the Company in this Agreement (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and (v) the absence of the occurrence and continuance of any Default or Event of Default.
(ii)    A copy of the Company’s charter and all amendments thereto, accompanied by certificates that such copy is correct and complete, one certificate dated within a reasonable time prior to the Effective Date and issued by the Secretary of State of Texas and one certificate dated the Effective Date and executed by the corporate secretary or assistant secretary of the Company.
(iii)    Certificates (dated within twenty days prior to the Effective Date) of existence and good standing of the Company from appropriate officials of Texas.
(iv)    The written opinions of internal and outside counsel to the Company and counsel to the Paying Agent, substantially in the form set out in Exhibits C-1, C-2 and C-3, respectively, each dated the Effective Date.
(v)    An Administrative Questionnaire (dated any date on or prior to the Effective Date) completed by each Bank which is a party hereto on the Effective Date.

~~47~~
~~509265-1983-14872-Active.19588122.12~~

(vi)    Such other agreements, documents, instruments, opinions, certificates, and evidences as the Paying Agent may reasonably request prior to the Effective Date.
(c)    Any fees or expenses of the Paying Agent, the other Agents and the Banks required to be paid on or before the Effective Date shall have been paid.
(d)    The commitments under the Existing Credit Agreement shall have been terminated and all amounts owing thereunder shall have been paid in full. Each party hereto that is also a party to the Existing Credit Agreement hereby waives any requirement under the Existing Credit Agreement of advance notice for any such termination or payment.
Section 4.2 Conditions Precedent to Each Committed Borrowing. The obligation of each Bank to make a Committed Loan on the occasion of any Committed Borrowing (including the initial Committed Borrowing, but excluding any Committed Borrowing used exclusively to finance the payment of any Reimbursement Obligation) shall be subject to the further conditions precedent that on the date of such Committed Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Committed Borrowing and the acceptance by the Company of the proceeds of such Committed Borrowing shall constitute a representation and warranty by the Company that on the date of such Committed Borrowing such statements are true):
(a)    The representations and warranties contained in Article V (except the last sentence of Section 5.2 and except Section 5.5) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of such Committed Borrowing (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such Committed Borrowing, as though made on and as of such date;
(b)    No event has occurred and is continuing, or would result from such Committed Borrowing, which constitutes either a Default or an Event of Default; ~~and~~provided, for the avoidance of doubt, that no Default or Event of Default in respect of Section 6.12 shall have occurred and be continuing nor result from the making of such Borrowing on and as of the date of such Borrowing, without giving effect to any Collateral Coverage Test Cure Period; and
(c)    Following the making of such Committed Borrowing and all other Borrowings to be made on the same day under this Agreement, the sum of the aggregate principal amount of all Loans then outstanding and of the L/C Obligations shall not exceed the Total Commitment.
Section 4.3 Conditions Precedent to Each Letter of Credit Issuance. The obligation of the Issuing Bank to issue a Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of the issuance of such Letter of Credit the following statements shall be true (and each delivery of an Application by the Company shall constitute a representation and warranty by the Company that on the date of such Application such statements are true):
(a)    The representations and warranties contained in Article V (except the last sentence of Section 5.2 and except Section 5.5) are correct in all material respects (or, to the extent subject to materiality or Material Adverse Effect qualifiers, in all respects) on and as of the date of the issuance of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), before and after giving effect to such issuance, as though made on and as of such date;

~~48~~
~~509265-1983-14872-Active.19588122.12~~

(b)    No event has occurred and is continuing, or would result from the issuance of such Letter of Credit, which constitutes either a Default or an Event of Default; and
(c)    Following the issuance of such Letter of Credit and the making of any Borrowings to be made on the same day under this Agreement, the sum of the aggregate principal amount of all Loans then outstanding and of the L/C Obligations shall not exceed the Total Commitment.
Section 4.4 Legal Details. All documents executed or submitted pursuant hereto by the Company shall be reasonably satisfactory in form and substance to the Paying Agent and its counsel. The Paying Agent shall, promptly following satisfaction of the conditions specified in Section 4.1, notify the Company and each of the Banks of such satisfaction and the date of the Effective Date. All legal matters incident to the transactions contemplated by this Agreement (including without limitation matters arising from time to time as a result of changes occurring with respect to any Laws) shall be reasonably satisfactory to counsel to the Paying Agent.The Company represents and warrants to the Agents and Banks as follows:

ARTICLE V REPRESENTATIONS AND WARRANTIES
Section 5.1 Organization, Authority and Qualifications
(a)    The Company and each of its Material Subsidiaries is a Person duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization;
(b)    The Company has the corporate power and authority to execute, deliver, and perform this Agreement and the other Loan Papers to which it is a party and to borrow hereunder;
(c)    On the Effective Date, the Company and each of its Material Subsidiaries is duly qualified as a foreign Person to do business and is in good standing in every jurisdiction where the character of its Properties or nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; and
(d)    On the Effective Date, the Company has no Material Subsidiaries.
Section 5.2 Financial Statements. The Current Financials present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries on the date thereof and the consolidated results of operations and changes in financial position of the Company and its Subsidiaries for the period then ended, all in conformity with GAAP. Except for transactions related to or contemplated by the Loan Papers and transactions disclosed in Forms 10-Q and 8-K that the Company shall have filed with the Securities and Exchange Commission before the Effective Date, there has been no Material Adverse Change since December 31, 2015.
Section 5.3 Compliance with Agreement and Laws. On the Effective Date, neither the Company nor any of its Material Subsidiaries is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of the Company or any of its Material Subsidiaries or of any agreement relating thereto. Neither the Company nor any of its Material Subsidiaries is in violation of any Law, which default or violation would have a Material Adverse Effect.

~~49~~
~~509265-1983-14872-Active.19588122.12~~

Section 5.4 Authorization; No Breach; and Valid Agreements. The execution, delivery, and performance of this Agreement, the borrowings hereunder, and the execution, delivery, and performance of the other Loan Papers to which it is a party by the Company have been duly authorized by all requisite corporate action on the part of the Company and will not violate its charter or bylaws and will not violate any Law or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of or constitute a default under, or result in the imposition of any Lien upon the Property of the Company pursuant to the provisions of, any material loan agreement, credit agreement, indenture, mortgage, deed of trust, franchise, permit, license, note, contract, or other material agreement or instrument to which the Company is now a party. The Loan Papers that include obligations of the Company are the legal, valid and binding obligations of the Company and are enforceable in accordance with their respective terms, except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.
Section 5.5 Litigation and Judgments. Except as previously disclosed to the Paying Agent in writing, neither the Company nor any of its Subsidiaries is either party to or aware of the threat of any Litigation which has, in the Company’s opinion, a reasonable probability of success and which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect. To the knowledge of the Company, on the Effective Date there is no outstanding unsatisfied money judgment against the Company or any of its Subsidiaries in an amount in excess of $50,000,000, and there are no outstanding unsatisfied money judgments against the Company or any of its Subsidiaries which individually or in the aggregate have or would have a Material Adverse Effect.
Section 5.6 Ownership of Properties. The Company and each of its Material Subsidiaries has good and marketable title (except for Permitted Liens) to all of the Pool Assets, and owns or has valid leasehold (or, in the case of ~~I~~intellectual ~~P~~property, license) interests in all of its other material Properties which are owned or used in connection with its business.
Section 5.7 Taxes. To the extent that failure to do so would have a Material Adverse Effect, the Company and each of its Material Subsidiaries has filed all Tax returns or reports required of it and has paid all Tax liability shown thereon as due to the extent the same has become due and before it may have become delinquent (except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves have been established). As of the Effective Date, the federal income tax liability of the Company and its Subsidiaries has been audited by the Internal Revenue Service and has been finally determined and satisfied for all taxable years at least up to and including the taxable year ended December 31, 2013.
Section 5.8 Approvals Required. Neither the execution and delivery of this Agreement and the other Loan Papers to which it is a party by the Company, nor the consummation by the Company of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording, or filing of any document with, or the taking of any other action in respect of any Tribunal except for the routine filing of copies of this Agreement and certain other Loan Papers with the Securities and Exchange Commission, except for any of the foregoing required of any Bank or Agent.
Section 5.9 Business; Status as Air Carrier. The Company is an air carrier engaged in scheduled air transportation and is in all material respects duly qualified and licensed under all applicable Laws to carry on its business as a scheduled airline currently subject to regulation by the ~~Federal Aviation Administration~~FAA and the Department of Transportation.

~~50~~
~~509265-1983-14872-Active.19588122.12~~

Section 5.10 ERISA Compliance. The Company is in compliance in all material respects with ERISA and the rules and regulations thereunder. No Plan of the Company has materially failed to satisfy the “minimum funding standards” of ERISA or is in “at risk” status (within the meaning of ERISA).
Section 5.11 Insurance. The Company maintains with insurance companies or associations of recognized responsibility (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its Properties and businesses against such casualties and contingencies and of such types and in such amounts (and with co-insurance, self-insurance and deductibles) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company.
Section 5.12 Purpose of Loan. The proceeds of the Loans will be used for general corporate purposes, including acquisitions, and no part of the proceeds of any Loan will be used for any purpose which would violate, or be inconsistent with, any of the margin regulations of the Fed Reserve Board.
Section 5.13 Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
Section 5.14 General. As of the Effective Date, there is no material fact or condition relating to the financial condition and business of the Company and its Subsidiaries which is not reflected in its most recently filed financial statements or any posted SEC Form 8-K which has a Material Adverse Effect and which has not been related, in writing, to the Paying Agent, other than industry-wide risks in the ordinary course of business associated with the types of business conducted by the Company and its Subsidiaries.
Section 5.15 EEA Financial Institutions. The Company is not an EEA Financial Institution.
Section 5.16 Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to maintain material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees, and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (a) the Company, any of its Subsidiaries or to the knowledge of the Company or such Subsidiary of the Company any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not be in breach of this Section 5.16 or Section 6.3 if it operates any of its aircraft (including any Pool Asset) in a Sanctioned Country for which it has obtained legal authority from the United States government to conduct operations in such Sanctioned Country.
Section 5.17 Security Interests. The Aircraft Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Aircraft covered thereby except as such enforceability may be limited by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally. So

~~51~~
~~509265-1983-14872-Active.19588122.12~~

long as the Company may borrow hereunder and until the Obligations have been paid in full, the Company covenants as follows:

ARTICLE VI COVENANTS
Section 6.1 Performance of Obligations. The Company shall duly and punctually pay and perform each of the Obligations under this Agreement and the other Loan Papers under which the Company has Obligations.
Section 6.2 Compliance with Laws. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, in all material respects with all applicable Laws, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect, and such compliance shall include, without limitation, paying before the same become delinquent all Taxes imposed upon the Company or any of its Material Subsidiaries or its or their Properties, except to the extent contested diligently and in good faith by proper proceedings, and for which adequate reserves are established in accordance with GAAP.
Section 6.3 Maintenance of Existence, Licenses and Franchises: Compliance With Agreements. Except to the extent otherwise permitted in Article VI, the Company shall maintain, and shall cause each of its Material Subsidiaries to maintain, its existence, and the Company shall preserve and maintain, and shall cause each of its Material Subsidiaries to preserve and maintain, all material licenses, privileges, franchises, certificates, authorizations, and other permits and agreements necessary for the operation of its business. The Company shall comply, and shall cause each of its Material Subsidiaries to comply, with all material agreements binding on it or affecting its properties or business, except for any noncompliance which individually or in the aggregate would not have a Material Adverse Effect. The Company shall maintain in effect and enforce policies and procedures designed to cause material compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 6.4 Maintenance of Properties. ~~(a)~~ The Company shall, and shall cause each of its Material Subsidiaries to, cause all of its Properties (other than any Aircraft that constitutes Collateral subject to the Mortgaged Aircraft Operating Agreement) used or useful in the conduct of its business to be maintained and kept in good condition, repair, and working order, and supplied with all necessary equipment, and cause to be made all necessary repairs, renewals, replacements, betterments, and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times. ~~(b) The Company shall, at its expense, maintain, service, repair, overhaul, improve, and rebuild the Aircraft so as to keep all Aircraft in good operating condition and as required to meet, no later than the applicable termination date (i.e., the date by which compliance with such standards is required), the airworthiness standards of the Federal Aviation Administration and the Department of Transportation (to the extent such standards are applicable to the Aircraft) or the standards observed by the Company with respect to Property of similar type, whichever is higher. The Company shall maintain, service, repair and overhaul all Aircraft in compliance with its Federal Aviation Administration approved maintenance program. The Company shall comply with all Laws of Tribunals having jurisdiction over the Company or the Aircraft, including all applicable requirements of the Federal Aviation Administration and the Department of Transportation as to operation, maintenance, or use of the Aircraft. In the event that any such Law requires alteration of any Aircraft, the Company shall conform thereto or obtain conformance~~

~~52~~
~~509265-1983-14872-Active.19588122.12~~

~~therewith at no expense to the Agents or the Banks no later than the applicable termination date (i.e., the date by which such alteration is required).~~
~~(c) Notwithstanding anything to the contrary in this Section 6.4, (A) (i) the Company may place an Aircraft in storage in accordance with the Company’s standard storage procedures (including, in the case of Aircraft in the Company’s Boeing 737-300 and 737-500 fleet, for decommissioning purposes), (ii) an Aircraft (or any component thereof) may undergo maintenance in accordance with the Company’s Federal Aviation Administration approved maintenance program and (iii) an Aircraft may be grounded by applicable government authorities, in each case, without the necessity of keeping such Aircraft in good operating condition or maintaining such Aircraft’s airworthiness certification or otherwise complying with the foregoing provisions of this Section 6.4, (B) the Company may contest the applicability of any Laws or directives described in this Section 6.4 in any reasonable manner and defer compliance therewith until such contest is finally determined or adjudicated, so long as, notwithstanding such deferred compliance with respect to any Aircraft, the Company keeps such Aircraft in good operating condition and maintains such Aircraft’s airworthiness certification and (C) the Company may defer maintenance and defer conformity with any airworthiness directive in a manner that is consistent with its Federal Aviation Administration approved maintenance program and applicable Laws; provided that if any Aircraft that is a Pool Asset that has been placed into storage or grounded as provided in the preceding clause (A) is not in good operating condition or lacks airworthiness certification (any such Aircraft, a “Non-Compliant Pool Aircraft”) for a period of more than 30 days, then, within 60 days of the end of such 30 day period the Company shall be required to replace such Aircraft with another Aircraft in compliance with Section 6.12(b) hereof; provided, further, that the Company shall not permit the Appraised Value of all Non-Compliant Pool Aircraft at any time to exceed an amount equal to 7.5% of the Appraised Value of all Pool Assets at such time for a period of more than ten Business Days.~~
Section 6.5 Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true, and correct entries in conformity in all material respects with GAAP will be made in respect of all financial dealings and transactions that are, individually or in the aggregate, material in relation to their business and activities.
Section 6.6 Inspection. At reasonable times and upon reasonable notice, the Company shall permit, and shall cause each of its Material Subsidiaries to permit, any employees and other representatives of the Paying Agent ~~or any Bank (provided that any visit or examination by any Bank must be coordinated in advance with the Paying Agent)~~, during normal business hours, (1) to visit the Company and inspect any Properties~~,~~ (other than any Aircraft that constitutes Collateral subject to the Mortgaged Aircraft Operating Agreement), (2) to examine and make extracts from all books of account and all records that relate to the financial operations of the Company (subject to any confidentiality agreements, copyright restrictions, and similar limitations), and (3) to discuss the Company’s and Material Subsidiaries’ affairs, finances, Properties, condition (financial or otherwise) and accounts with the Company’s and Material Subsidiaries’ officers, in each case of the preceding clauses (1)~~,~~ and (2~~) and (3~~), for the purpose of verifying the accuracy of the various reports delivered by the Company to the Paying Agent and the Banks pursuant to this Agreement or otherwise ascertaining compliance this Agreement and at such times and as often as may be reasonably requested, but in any event in the case of the preceding clauses (1) and (2), so long as no Event of Default has occurred and is continuing, no more than one time per year~~; provided, however, that (a) any such inspection of Aircraft (i) shall be limited to the Pool Assets, (ii) shall be a visual, walk-around inspection and (iii) may not include opening any panels, bays or the like, (b) no exercise of any inspection rights provided for in this Section 6.6 shall interfere with the normal operation or maintenance of any Aircraft by, or the business of, the Company, and (c) the Paying Agent and each Bank shall cause their respective employees and representatives to hold in strict confidence all information acquired pursuant to such Agent’s~~

~~53~~
~~509265-1983-14872-Active.19588122.12~~

~~or Bank’s Rights under this Section 6.6, except for disclosure to any Affiliate of a Bank as a necessary part of the administration of this Agreement and necessary disclosure to participants in the Loans or Commitments, disclosure in connection with disputes relating to the Loan Papers, or disclosure compelled by judicial or administrative process or by other requirements of Law.~~.
Section 6.7 Insurance. The Company shall maintain insurance on its Properties with insurers or associations of recognized standing in such amounts (including by way of self-insurance) as it determines to be prudent and consistent with its insurance and loss prevention policies, and in such forms and covering such risks as may then be customary with airlines of a comparable credit standing flying equipment and routes comparable to the Company. ~~Without in any way limiting the foregoing, the Company shall maintain insurance on the Aircraft, including “all-risk” hull insurance and aviation liability insurance, consistent with the previous sentence.~~
Section 6.8 Appraisals.
(a) On the First Amendment Effective Date, the Company shall deliver a list of the Pool Assets and estimated current market value of the Pool Assets to the Collateral Agent (for onward distribution to the Banks).
~~Section 6.8 Appraisals.~~(b) On each Appraisal Delivery Date, the Company shall submit an Appraisal of the Pool Assets to the Paying Agent (for onward distribution to the Banks) as of the date which is no more than 30 days prior to such Appraisal Delivery Date; provided ~~that the Appraisal to be delivered on the Effective Date may be dated as of March 31, 2016; and provided~~, however, that if such Appraisal is to be delivered on such Appraisal Delivery Date as a consequence of clause (c) of the definition thereof, the Appraisal to be delivered on such date shall only be in respect of the assets to be removed from and/or added to the Pool Assets.
(c) If an Event of Default has occurred and is continuing, upon request by the Paying Agent or Majority Banks reasonably requested by the Paying Agent or the Majority Banks, the Company shall, four additional times during the term of this Agreement, in each case submit an Appraisal of the Pool Assets to the Paying Agent (for onward distribution to the Banks) as soon as reasonably practicable after receipt by the Company of such request.

Section 6.9 Coverage Ratio. The Company shall maintain, at all times after March 31, 2021, a Coverage Ratio of not less than 1.25 to 1.0.The Company shall have the option to reduce the required Coverage Ratio to 0.80 to 1.0 for two consecutive fiscal quarters by written notice to the Banks. If such notice is given, the Company shall be irrevocably obligated to pay to each Bank a quarterly fee equal to 0.25% of such Bank’s Commitment for each quarter (with the amount of such Commitment being determined on an average basis if such Commitment has changed during such quarter), payable on each date on which financial statements for the two relevant fiscal quarters are required to be delivered; provided that (i) such option may be exercised no more than once between the Effective Date and the Termination Date and (ii) such fee shall be payable in respect of any quarter only if the Coverage Ratio for such quarter is less than 1.25 to 1.0.
Section 6.10 Reporting Requirements. The Company shall furnish to the Paying Agent (with sufficient copies for each Bank):

~~54~~
~~509265-1983-14872-Active.19588122.12~~

(a)    Within 120 days after the last day of each fiscal year of the Company, Financial Statements (it being understood that delivery of the Company’s annual report on Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year) showing the consolidated financial condition and results of operations of the Company and its Subsidiaries as of, and for the year ended on, such last day, accompanied by (i) the opinion, without material qualification, of Auditors, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operations of the Company and its consolidated Subsidiaries for the periods presented and (ii) a Financial Report Certificate;
(b)    Within 60 days after the last day of each of the first three fiscal quarters of the Company (i) Financial Statements showing the consolidated financial condition and results of operations of the Company and its consolidated Subsidiaries as of and for the period from the beginning of the current fiscal year to, such last day (it being understood that delivery of the Company’s quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter), and (ii) a Financial Report Certificate;
(c)    (i) Promptly after mailing, true copies of all reports, statements, documents, plans, and other written communications furnished by or on behalf of the Company or any of its Subsidiaries to stockholders generally and (ii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S‑8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;
(d)    Notice, promptly after the Company or any of its Material Subsidiaries knows or has reason to know of a Default or Event of Default, specifying the nature thereof and what action the Company or any Subsidiary has taken, is taking, or proposes to take with respect thereto;
(e)    Prompt notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, except proceedings which, if adversely determined, would not have a Material Adverse Effect or proceedings with respect to which the Company, in good faith and upon consultation with outside counsel, believes an adverse determination in respect thereof to be unlikely; and
(f)    Promptly upon the Paying Agent’s reasonable request, such other relevant information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Company and any of its Material Subsidiaries.
In the case of paragraphs (a), (b) and (c) above (other than the Financial Report Certificate), the Company may satisfy the reporting requirements in respect thereof by making the documents referred to therein available to the Banks on its website or posted on the Security and Exchange Commission’s website at www.sec.gov. Notwithstanding the foregoing, the Company shall deliver hard copies of any such documents to any Bank that notifies the Company that such delivery is required by any Laws applicable to such Bank.

Section 6.11 Use of Proceeds. Proceeds advanced hereunder shall be used only as represented herein. The Company shall not request any Loan or Letter of Credit, and the Company shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit (a) in furtherance of an offer, payment,

~~55~~
~~509265-1983-14872-Active.19588122.12~~

promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 6.12 Pool Assets. The Company (i) will ensure that, subject to clause (c) below, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test (based upon the most recent Appraisal delivered to the Paying Agent and the Banks pursuant to the provisions of Section 6.8), and (ii) will not (and will not permit any Wholly Owned Domestic Subsidiary to) convey, sell, lease, transfer or otherwise dispose of, whether voluntarily or involuntarily (it being understood that loss of property due to theft, destruction, confiscation, prohibition on use or similar event shall constitute a disposal for purposes of this covenant), or remove or substitute, any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) or agree to do any of the foregoing in respect of the Pool Assets at any future time, except that:
(a)    so long as no Event of Default exists, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may replace a Pool Asset with another asset of the Company or such Wholly Owned Domestic Subsidiary (or any other Wholly Owned Domestic Subsidiary) (and Schedule II shall be modified to reflect such replacement), provided that (A) such replacement shall be made on at least a dollar-for-dollar basis based upon (x) in the case of the asset being removed from the Pool Assets, the Appraised Value of such Pool Asset (as determined by the most recently delivered Appraisal with respect to such Pool Asset) and (y) in the case of the asset being added to the Pool Assets, the Appraised Value of such asset (as determined by an Appraisal performed at (or relatively contemporaneously with) the time of such replacement), ~~and~~ (B) after giving effect to such replacement, at the time of such replacement the average age of any aircraft constituting Pool Assets shall not exceed 14 years, (C) prior to effecting the replacement, the Company shall have delivered an Officer’s Certificate to the Paying Agent certifying compliance with this Section 6.12 and Section 6.13 and attaching to such certificate the Appraisal required by Section 6.8~~;~~ and (C) the asset replacing a Pool Asset shall constitute Specified Equipment.
(b)    so long as no Event of Default exists or would result therefrom, the Company or any of its Wholly Owned Domestic Subsidiaries owning a Pool Asset may remove an asset from the Pool Assets (and Schedule II shall be modified to reflect such removal), provided that (A) after giving effect to such removal, the Appraised Value of the remaining Pool Assets (as determined by an Appraisal of all Pool Assets performed at (or relatively contemporaneously with) the time of such removal) shall satisfy the Collateral Coverage Test, ~~and~~ (B) after giving effect to such removal, at the time of such removal, the average age of any aircraft constituting Pool Assets shall not exceed 14 years, and (C) prior to effecting the removal, the Company shall have delivered an Officer’s Certificate to the Paying Agent certifying that, and providing calculations demonstrating that, after giving effect to such removal, the Appraised Value of the Pool Assets shall satisfy the Collateral Coverage Test, and otherwise certifying compliance with this Section 6.12 and attaching to such certificate Appraisals of all Pool Assets obtained in connection with such removal; ~~and~~
(c)    in the event (x) that an Appraisal furnished pursuant to Section 6.8 discloses that the Collateral Coverage Test is not satisfied or (y) the Collateral Coverage Test is not satisfied following an involuntary disposal of any Pool Asset (or any engine included in the Pool Assets unless such engine is replaced by another working engine or engines of comparable value, assuming half-time condition) (whether by loss of property due to theft, destruction, confiscation, prohibition on use, any similar event or otherwise), based upon the most recent Appraisal of the Pool Assets (from which the appraised values of the Pool Assets

~~56~~
~~509265-1983-14872-Active.19588122.12~~

which are the subject of the involuntary disposition shall be subtracted) furnished pursuant to Section 6.8, the Company shall within 60 days after the date of such Appraisal or involuntary disposal, as the case may be (a “Collateral Coverage Test Cure Period”), designate additional assets as Pool Assets to the extent that, (1) after giving effect to such designation, the Appraised Value of the Pool Assets, based on the most recently delivered Appraisal with respect to assets already constituting Pool Assets and based on an Appraisal performed at (or relatively contemporaneously with) the time of such addition with respect to assets being added to Pool Assets, shall satisfy the Collateral Coverage Test (and Schedule II shall be modified to reflect such addition) and (2) after giving effect to such addition, at the time of such addition, the average age of any aircraft constituting Pool Assets shall not exceed 14 years, provided that (A) at the time of such addition, the Paying Agent and the Banks shall have received an Officer’s Certificate certifying that the conditions set forth in this Section 6.12 shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, and (B) the asset being added shall constitute Specified Equipment.
(d)    the Company may at any time and from time to time designate any of its assets as Pool Assets and deliver to the Paying Agent an Appraisal with respect to such assets being added as Pool Assets (and Schedule II shall be modified to reflect such addition), provided that (A) at the time of such addition, the Paying Agent and the Banks shall have received an Appraisal with respect to such assets being added as Pool Assets, an Officer’s Certificate certifying that the conditions set forth in this Section 6.12 shall have been satisfied after giving effect to such addition and attaching thereto such Appraisal, (B) at the time of such addition, the average age of any aircraft constituting Pool Assets shall not exceed 14 years and (C) the asset being added shall constitute Specified Equipment
(e)    at the Company’s request, the Lien on any Pool Asset will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (i) no Default or Event of Default has occurred and is continuing, (ii) after giving effect to such release and the addition of any assets pursuant to clause (iv)(z) below, at the time of such release the average age of any aircraft constituting Pool Assets shall not exceed 14 years, (iii) the Company shall deliver to the Collateral Agent an Officer’s Certificate demonstrating compliance with the Collateral Coverage Test following such release and certifying that the conditions set forth in this Section 6.12(e) shall have been satisfied and (iv) any of the following or any combination thereof shall have occurred: (x) after giving effect to such release, the remaining Collateral constituting Specified Equipment shall satisfy the Collateral Coverage Test, (y) the Company shall have prepaid the Loans in an amount required to comply with the Collateral Coverage Test, or (z) the Company shall have subjected to the Aircraft Mortgage additional assets that constitute Specified Equipment having an Appraised Value, in the aggregate, required to comply with this Section 6.12. In connection herewith, the Collateral Agent agrees to promptly provide, execute and deliver any documents or releases reasonably requested by the Company to evidence such release, at the Company’s expense.
Section 6.13 Restrictions on Liens. (a) The Company will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Lien upon or with respect to the ~~Pool Assets, or enter into any arrangement with any Person that would materially negatively impact the value of any Pool Asset realizable by any third party~~Collateral or assign any right to receive the proceeds from the sale, transfer or disposition of any of the ~~Pool Assets~~Collateral, or file or authorize the filing with respect to any of the ~~Pool Assets~~Collateral of any financing statement naming the Company or any Subsidiary as debtor under the Uniform Commercial Code or any similar notice of Lien naming the Company or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), other than Permitted Liens affecting ~~Pool Assets~~Collateral.

~~57~~
~~509265-1983-14872-Active.19588122.12~~

(b) The Company will not enter into or suffer to exist, and will not permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any first priority Lien, subject to Permitted Liens, in favor of the Collateral Agent for the ratable benefit of the Secured Parties upon any ~~Pool Asset~~Collateral to secure Debt or other obligations of the Company or of any Subsidiary of the Company that holds ~~Pool Assets~~Collateral.
Section 6.14 Mergers and Dissolutions. (a) The Company will not merge or consolidate with any other person unless:
(i)    no Default or Event of Default has occurred and is continuing or would result therefrom;
(ii)    the Company is the surviving corporation or, if otherwise, (x) such other Person or continuing corporation (the “Successor Company”) is a corporation or other entity organized under the laws of a state of the United States and (y) such Successor Company is a U.S. certificated air carrier; and
(iii)    in the case of a Successor Company, the Successor Company shall (A) execute, prior to or contemporaneously with the consummation of such transaction, such agreements, if any, as are in the reasonable opinion of the Paying Agent, necessary or advisable to evidence the assumption by the Successor Company of liability for all of the obligations of the Company hereunder and the other Loan Papers, and (B) cause to be delivered to the Paying Agent and the Banks such legal opinions (which may be from in-house counsel) as any of them may reasonably request in connection with the matters specified in the preceding clause (A) and (C) provide such information as each Bank or the Paying Agent reasonably requests in order to perform its "know your customer" due diligence with respect to the Successor Company.
Upon any consolidation or merger in accordance with this Section 6.14(a) in any case in which the Company is not the surviving corporation, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such Successor Company had been named as the Company herein. No such consolidation or merger shall have the effect of releasing the Company or any Successor Company which shall theretofore have become successor to the Company in the manner prescribed in this Section 6.14(a) from its liability with respect to any Loan Paper to which it is a party.
(b) The Company will not liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).
Section 6.15 Assignment. The Company will not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers to which it is a party.
Section 6.16 Amendments.
(a) The Company shall not amend, modify, or change the terms or provisions of the Term Loan Credit Agreement, if the effect thereof, either individually or in the aggregate, would make the terms of the Term Loan Credit Agreement to be more restrictive to the Company unless this Agreement is amended in accordance with Section 9.1 hereof to add comparable terms or provisions.

~~58~~
~~509265-1983-14872-Active.19588122.12~~

(b)    The Company shall cause any of its Subsidiaries that is or becomes a guarantor of obligations under the Term Loan Credit Agreement (other than such Subsidiaries pledging “Collateral” (as defined in the Term Loan Credit Agreement)) to become a guarantor of the Obligations hereunder.
Section 6.17 Liquidity. The Company shall maintain at all times Total Liquidity of not less than $2,500,000,000.
Section 6.18 Further Assurances. The Company will take, or cause to be taken, at the Company’s cost and expense, such action with respect to (x) the recording, filing, re-recording and re-filing of the Aircraft Mortgage, as is necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage, in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable law or regulation in the U.S., (y) the appropriate registrations with the International Registry as are necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage and (z) any financing statements or other instruments as are necessary to maintain, so long as the Aircraft Mortgage is in effect, the priority, perfection and preservation of the Lien created by the Aircraft Mortgage, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with, if requested by Collateral Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Collateral Agent to take such action or otherwise reasonably requested by Collateral Agent. To the extent permitted by applicable law, the Company hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements necessary to maintain, so long as the Aircraft Mortgage is in effect, the perfection and preservation of the Lien created by the Aircraft Mortgage without the Company’s signature appearing thereon. The Company shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, necessary to maintain, so long as the Aircraft Mortgage is in effect, the perfection and preservation of the Lien created by the Aircraft Mortgage.Section 7.1 Events of Default. Any one or more of the following events shall be “Events of Default” hereunder (which shall include by definition the expiration of any grace period with respect thereto), whether the same shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

ARTICLE VII EVENTS OF DEFAULT; REMEDIES
(a)    Payment of Obligation. Failure to pay any principal of any Loan or any Reimbursement Obligation when due whether at maturity, by declaration as authorized by this Agreement, or otherwise; or failure to pay, within five Business Days after the due date thereof, any interest on any Loan or any Reimbursement Obligation; or failure to pay, within five Business Days after the due date thereof, or if no due date therefor is herein specified within five Business Days after written demand therefor is given to the Company by the Paying Agent, any fee or other amount payable by the Company hereunder or under any of the other Loan Papers.
(b)    Covenants.
(i)     Default shall be made in the observance or performance of the covenants, conditions, and agreements on the part of the Company (or in the case of Section 6.12, on the part of any Subsidiary having any Pool Assets) contained in Section 6.12, 6.13 or 6.17, in each case

~~59~~
~~509265-1983-14872-Active.19588122.12~~

subject to a grace period of 5 Business Days in the event that a Senior Officer of the Company did not have advance knowledge of the Default and so long as (i) the Paying Agent is promptly notified of the Default upon the occurrence thereof and (ii) the interests of the Banks are not materially prejudiced during such period in the reasonable determination of the Paying Agent.
(~~b~~ii)     ~~Covenants.~~ Default shall be made in the observance or performance of any ~~other~~ of the other covenants, conditions, and agreements on the part of the Company ~~(or in the case of Section 6.12, on the part of any Subsidiary having any Pool Assets)~~ contained herein, or in any other Loan Papers and such default shall continue for a period of 30 days (or, in the case of Section 6.9, five Business Days) after the Paying Agent shall have given the Company notice thereof in writing.
(c)    Debtor Relief. The Company or any Material Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law, or shall file a petition to take advantage of any Debtor Relief Law, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall fail generally to pay its debts as they become due, or shall consent to the appointment of any receiver, trustee, custodian or liquidator of it or all or a substantial part of its Property; or a proceeding or action shall be instituted or commenced against the Company or any Material Subsidiary seeking an order for relief or a reorganization, arrangement, composition, liquidation, receivership, or similar relief under any Debtor Relief Law or seeking the appointment, without the consent of the Company or any Material Subsidiary, of any receiver, trustee, custodian or liquidator of it or all or a substantial part of the Property of the Company or any Material Subsidiary and such proceeding or action shall remain undismissed or unstayed for a period of 90 days; or an order, decree, or judgment for an involuntary petition adjudicating the Company or any Subsidiary insolvent shall be entered by any court of competent jurisdiction and shall remain undismissed or unstayed for a period of 90 days.
(d)    Payment of Judgments. The Company or any of its Material Subsidiaries fails to pay any judgment or order for the payment of money in excess of $50,000,000 rendered against it or any of its assets (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect thereof) and either (i) any enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) the same shall not be discharged (or provisions shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Material Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.
(e)    Default on Other Debt or Security. The Company or any Material Subsidiary shall (i) fail to pay any principal of or interest on any Debt (other than the Obligation) the principal or face amount of which exceeds $50,000,000 when due (or, where permitted, within any applicable grace period), whether by scheduled maturity, required prepayment, acceleration, demand or otherwise and such default continues unremedied for five Business Days after such due date or applicable grace period, or (ii) fail to perform or observe any other provision (other than a provision that is substantially identical to a provision in this Agreement) contained in any agreement securing or relating to such Debt (or any other breach or default under such Debt agreement occurs) if the effect of such failure to perform or observe such other provisions (or breach or default) is to cause such Debt to become due prior to its stated maturity; provided, however, that if any such failure, breach or default shall be waived or cured (as evidenced by a writing from such holder or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such failure, breach or default shall be deemed likewise to have been thereupon waived or cured.

~~60~~
~~509265-1983-14872-Active.19588122.12~~

(f)    ERISA. Any “Reportable Event” as such term is defined in ERISA under any Plan, or the appointment by an appropriate Tribunal of a trustee to administer any Plan, or the termination of any Plan within the meaning of Title IV of ERISA, and any of the foregoing results in a material liability to the Pension Benefit Guaranty Corporation; or any Plan fails to satisfy the “minimum funding standards” of ERISA or is determined to be in “at risk” status (within the meaning of ERISA).
(g)    Misrepresentation. Any representation or warranty made by the Company is untrue in any material respect, or any certificate, schedule, statement, report, notice or writing (excluding any Appraisal, for which the Company makes no representation) furnished by the Company to the Agents or to the Banks, or any of them, is untrue in any material respect on the date as of which the facts set forth are stated or certified, shall remain material at the time of discovery and shall, if curable, remain incorrect in any material respect after 30 days after written notice thereof to the Company (it being understood that any failure by the Company to include within any such schedule, statement, report, notice, or writing any information the omission of which would cause the material included to be misleading shall be as much an untruth as a false statement contained therein).
Section 7.2 Remedies Upon Default. (a) If an Event of Default specified in Section 7.l(c) occurs, the Commitments of the Banks shall thereupon automatically terminate and the aggregate unpaid principal balance of and accrued interest on the Obligation shall thereupon become due and payable concurrently therewith, without any action by the Paying Agent or any Bank and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Except as set forth in the preceding sentence, should any other Event of Default occur and be continuing, the Paying Agent may, and if requested by the Majority Banks, shall, do any one or more of the following:(~~a~~i) Acceleration. Declare (by written notice to the Company) the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable, without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or other notice of any kind (except any notice or demand specified in this Agreement), all of which are hereby expressly waived.
(~~b~~ii) Termination. Terminate the Commitments by written notice to the Company.
(~~c~~iii) Judgment. Reduce any claim to judgment.
(~~d~~iv) Rights. Exercise any and all legal and equitable Rights available to it (including all remedies under the Cape Town Treaty including, without limitation, Article 13 of the Cape Town Convention).
(b) With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 7.2, the Company shall, upon any such acceleration, deposit in a cash collateral account opened by the Paying Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Paying Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the other Loan Papers. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the other Loan Papers shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

~~61~~
~~509265-1983-14872-Active.19588122.12~~

(c) In addition to any other rights and remedies granted to the Collateral Agent and the Banks in the Loan Papers, the Collateral Agent on behalf of the Banks may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Company of any cash collateral arising in respect of the Collateral on such terms as the Collateral Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Banks, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Bank or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Collateral Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. Subject to the succeeding paragraph, the Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Collateral Agent and the Banks hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Company under the Loan Papers, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Collateral Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Collateral Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
(d) Notwithstanding anything herein to the contrary, following an acceleration of the Obligations pursuant to Section 7.2:

(A) all payments received on account of the Obligations (including, without limitation, all proceeds of the sale of any Pool Assets received by the Paying Agent) shall, subject to Section 2.22, be applied by the Paying Agent as follows:
(i)    first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Agents (including fees and disbursements and other charges of counsel to the Agents payable under Section 9.4 and amounts pursuant to a fee letter payable to the Paying Agent in its capacity as such);
(ii)    second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of means a payment made by an Issuing Bank pursuant to a Letter of Credit, interest and Letter of Credit fees) payable to the Banks and the Issuing Banks (including fees and disbursements and other charges of counsel to the Banks and the Issuing Banks payable under Section 9.4 or Section 9.5)

~~62~~
~~509265-1983-14872-Active.19588122.12~~

arising under the Loan Papers, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on (x) the Loans and (y) unreimbursed payments made by an Issuing Bank pursuant to a Letter of Credit, ratably among the Banks and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed payment made by an Issuing Bank pursuant to a Letter of Credit and (B) to cash collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Company pursuant to Article III or Section 2.22, ratably among the Banks and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Paying Agent for the ratable account of the applicable Issuing Banks to cash collateralize Obligations in respect of Letters of Credit, (y) subject to Article III or Section 2.22, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Obligations, if any, in the order set forth in this Section 7.2(d);
(v)    fifth, to the payment in full of all other Obligations, in each case ratably among the Agents, the Banks and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law; and
(B) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Section 7.3 Remedies in General. If any Event of Default shall occur and be continuing, the Paying Agent may immediately proceed to protect and enforce all or any Rights with respect thereto contained in this Agreement or any other Loan Papers or may enforce any other legal or equitable Rights. Any Right may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default.Section 8.1 Authorization and Action. Each Bank hereby irrevocably appoints and authorizes (a) JPMorgan Chase Bank, N.A. to act as its Paying Agent and Collateral Agent hereunder and under each of the other Loan Papers, (b) JPMorgan Chase Bank, N.A. and Citibank, N.A. to act as Co-Administrative Agents hereunder and under each of the other Loan Papers, (c) Barclays Bank PLC to act as Syndication Agent hereunder and (d) Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A. to act as Documentation Agents hereunder. JPMorgan Chase Bank, N.A. consents to such appointment as Paying Agent and agrees to perform the duties of the Paying Agent hereunder and under the other Loan Papers. Each of JPMorgan Chase Bank, N.A. and Citibank, N.A. consents to its appointment as a Co-Administrative Agent, Barclays Bank PLC consents to its appointment as Syndication Agent and each of Bank of America, N.A., BNP Paribas, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., U.S. Bank National Association and Wells Fargo Bank, N.A.

~~63~~
~~509265-1983-14872-Active.19588122.12~~

consents to its appointment as Documentation Agent. Each Bank authorizes and directs the Paying Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of such Agent by the terms hereto, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Papers (including, without limitation, enforcement or collection of the Loans or Notes), the Paying Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Loans or Notes; provided, however, that no Agent shall be required to take any action which exposes such Agent to ~~personal~~ liability or which is contrary to this Agreement or applicable Law.

ARTICLE VIII THE AGENTS
Section 8.2 Agents’ Reliance, Etc. None of the Agents and none of their respective Affiliates, directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Papers (i) with the consent or at the request of the Majority Banks (or all the Banks, if required) or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties that the Agents and their respective directors, officers, agents, and employees shall have no liability for actions and omissions under this Section 8.2 resulting from their ordinary contributory negligence). Without limitation of the generality of the foregoing, each Agent (i) may treat the payee of each Loan or Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made by or on behalf of the Company in or in connection with any Loan Paper; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of any Loan Paper or to inspect the property (including the books and records) of the Company or any of its Subsidiaries; (v) shall have no responsibility to ensure the satisfaction of any condition set forth in Article IV or elsewhere herein other than to confirm receipt of items expressly required to be delivered to the Paying Agent, (vi) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (vii) shall incur no liability under or in respect of any Loan Paper by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or e-mail) reasonably believed by it to be genuine and signed or sent by the proper party or parties; and (viii) may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.
Section 8.3 Rights of Agents as Banks. With respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note) and its Affiliates shall have the same rights and powers under this Agreement or any other Loan Paper as any other Bank and may exercise the same as though it were not an Agent; and the term “Bank” or “Banks” shall, unless otherwise expressly indicated, include each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or Note), in its individual capacity. Each Bank that is an Agent (including any Agent that hereafter becomes a holder of a Loan or

~~64~~
~~509265-1983-14872-Active.19588122.12~~

Note) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of the Subsidiaries and any Person who may do business with or own securities of the Company or of the Subsidiaries, all as if such Bank were not an Agent, and without any duty to account therefor to the Banks.
Section 8.4 Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon any of the Agents or any other Bank and based on the Current Financials and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon any of the Agents or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
Section 8.5 Agents’ Indemnity. None of the Agents shall be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Loans or Notes unless indemnified to such Agent’s satisfaction by the Banks against loss, cost, liability, and expense. If any indemnity furnished to such Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks severally but not jointly agree to indemnify the Paying Agent (to the extent not reimbursed by the Company), ratably according to the respective principal amounts of the Committed Loans then held by each of them (or if no Committed Loans are at the time outstanding, ratably according to either (i) the respective amounts of their Commitments, or (ii) if the Commitments have terminated, the respective amounts of the Commitments immediately prior to such termination; provided that, in the case of Section 2.22, when a Defaulting Bank shall exist, any such Defaulting Bank’s Commitment shall be disregarded in the calculation~~)~~, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement or the other Loan Papers (including, without limitation, any action taken or omitted under Article II of this Agreement); provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from such Agent’s fraud, gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this Section 8.5, to indemnify each Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements arising out of or resulting from such Agent’s ordinary or contributory negligence. Without limitation of the foregoing, each Bank agrees to reimburse the Paying Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Papers to the extent that such Agent is not reimbursed for such expenses by the Company. The provisions of this Section 8.5 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans or Notes.
Section 8.6 Successor Paying Agent and Successor Collateral Agent. ~~The~~Each of the Paying Agent and the Collateral Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Paying Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Papers at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or an Event of Default), to appoint a successor Paying Agent or a successor Collateral Agent. If no successor Paying Agent or Collateral Agent shall have been so appointed and shall have accepted such

~~65~~
~~509265-1983-14872-Active.19588122.12~~

appointment within 30 calendar days after the retiring Paying Agent or Collateral Agent’s, as applicable, giving notice of resignation or the Majority Banks’ removal of the retiring ~~Paying~~Collateral Agent, then the retiring Paying Agent or Collateral Agent, as applicable, may, on behalf of the Banks, with the consent, not to be unreasonably withheld or delayed, of the Company (provided that the Company’s consent shall not be required during the continuance of a Default or Event of Default), appoint a successor Paying Agent, which shall be a commercial bank organized under the Laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000 or a successor Collateral Agent. Upon the acceptance of any appointment as ~~Paying~~Collateral Agent hereunder and under the other Loan Papers by a successor Paying Agent or a successor Collateral Agent, such successor Paying Agent or such successor Collateral Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Paying Agent or Collateral Agent, and the retiring Paying Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Papers; provided that solely for purposes of maintaining any security interest granted to the Collateral Agent under any Loan Paper for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Loan Paper, and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this Section 8.6 (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Loan Paper, including any action required to maintain the perfection of any such security interest). After any retiring Paying Agent’s or Collateral Agent’s resignation or removal as the Paying Agent or the Collateral Agent hereunder and under the other Loan Papers, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Paying Agent under this Agreement and the other Loan Papers.
Section 8.7 Notice of Default. The Paying Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Paying Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Paying Agent receives such a notice, the Paying Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Paying Agent also shall give notice thereof to the Company. The Paying Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 8.1 and Section 8.2.
Section 8.8 Co-Administrative Agents and Documentation Agent. The Co-Administrative Agents, the Syndication Agent and the Documentation Agents shall not have any duties or responsibilities hereunder in their capacities as such.
Section 8.9 Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.6 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Loan Papers may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof.
(b) The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Paper to the holder of any Lien on such property that is permitted by Section 6.13. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral

~~66~~
~~509265-1983-14872-Active.19588122.12~~

Agent’s Lien thereon or any certificate prepared by the Company in connection therewith, nor shall the Collateral Agent be responsible or liable to the Banks or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

ARTICLE IX MISCELLANEOUS
Section 9.1 Amendments, Etc. (a) Except as provided in Section 2.25, no amendment or waiver of any provision of this Agreement or any other Loan Paper, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or the Paying Agent with the consent of the Majority Banks) in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) no amendment, waiver, or consent shall, unless in writing and signed by each Bank directly affected thereby (or the Paying Agent with the consent of each Bank directly affected thereby), do any of the following: (a) increase the amount of the Commitments of any Banks or subject any Banks to any additional obligations, (b) reduce the principal of, or rate or amount of interest applicable to, any Loan or participation in any Letter of Credit other than as provided in this Agreement, or any fees hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (d) extend the expiration date of any Bank’s Commitment, (e) eliminate or reduce the voting rights of any Bank under this Section 9.1, (f) amend Section 2.5(c) or Section 2.15 in any manner that would alter the pro rata sharing of payments or Commitment reductions required thereby ~~or~~, (g) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (h) amend Section 7.2 in a manner that would alter the “waterfall” provision and (ii) no amendment or modification shall, unless in writing and signed by all Banks (or the Paying Agent with the consent of all Banks) release all or substantially all of the Collateral (except to the extent contemplated by Section 6.12 hereof, as in effect on the First Amendment Effective Date); provided, further, that no amendment waiver, or consent shall modify or waive any provision of Section 2.22, Article III or Section 4.3 without the written consent of each Issuing Bank; and provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Paying Agent in addition to the Banks required above to take such action, affect the rights or duties of the Paying Agent under this Agreement or any other Loan Paper, or modify or waive any provision of Section 2.22.
(b) Notwithstanding the foregoing, if the Paying Agent and the Company acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Papers, then the Paying Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement
Section 9.2 Notices, Etc. Any Agent, any Bank, or the holder of any Loan or Note giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Paying Agent thereof. In the event that the holder of any Loan or Note (including any Bank) shall transfer such Loan or Note, it shall promptly so advise the Paying Agent which shall be entitled to assume conclusively that no transfer of any Loan or Note has been made by any holder (including any Bank) unless and until such Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands, and other communications (collectively “Communications”) provided for herein shall be in writing (including

~~67~~
~~509265-1983-14872-Active.19588122.12~~

telecopy Communications) and mailed, telecopied, e-mailed (where indicated) or delivered:(a)    If to the Company, to it at:

Southwest Airlines Co. P.O. Box 36611, HDQ-6TR Love Field Dallas, Texas 75235 Telecopy Number: (214) 932-1322 Attention: Treasurer
E-mail: Capital_Markets-DG@wnco.com

(b)    If to the Paying Agent, to it at:

JPMorgan Chase Bank, N.A.
JPM Loan and Agency Services
500 Stanton Christiana Road
Ops 2, 3rd Floor
Newark, DE 19713-2107
Attention: Robert Madak
Telecopy Number: (302) 634-1028
Telephone Number: (302) 634-1392
E-mail: robert.madak@jpmorgan.com and 14698287788@tls.ldsprod.com with a copy to:

JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 24 New York, NY 10179 Attention: Robert Kellas
Telecopy Number: (212) 270-5100 Telephone Number: (212) 270-3560
E-mail: robert.kellas@jpmorgan.com
(c)    If to any Bank or any other Agent, as specified on Schedule I hereto or, in the case of any party, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. All Communications shall, when mailed, telecopied, e-mailed or delivered, be effective and shall be deemed to have been duly given when sent by telecopier or e-mail to any party or the telecopier number or e-mail address, as applicable, as set forth herein or on the signature pages hereof (or other telecopy number or e-mail address designated by such party in a written notice to the other parties hereto), or five days after being mailed to the address as set forth herein (or such other address designated by such party in a written notice to the other parties hereto) respectively, or when delivered to such address; provided, however, Communications to any Agent pursuant to Article II or Article VIII shall not be effective until received by such Agent.
Section 9.3 No Waiver; Remedies. No failure on the part of any Bank or any Agent to exercise, and no delay in exercising, any Right hereunder or under any other Loan Paper shall operate as a

~~68~~
~~509265-1983-14872-Active.19588122.12~~

waiver thereof; nor shall any single or partial exercise of any such Right, or any abandonment or discontinuance of any steps to enforce such Right, preclude any other or further exercise thereof or the exercise of any other Right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The Rights herein provided are cumulative and not exclusive of any Rights provided by Law.
Section 9.4 Costs, Expenses and Taxes. The Company agrees to pay or reimburse the Agents for paying: (i) all reasonable costs and expenses of the Agents in connection with (A) the preparation, execution, delivery, and administration of this Agreement and the other Loan Papers, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agents with respect thereto and with respect to advising the Agents as to their respective Rights and responsibilities under this Agreement and the other Loan Papers, and (B) any amendment, modification, supplement, or waiver of any of the terms of this Agreement, and (ii) all reasonable costs and expenses of the Banks and the Agents (including reasonable counsel’s fees, and including reasonable allocated in-house counsel fees for any Bank or any Agent) in connection with the enforcement of this Agreement and the other Loan Papers. In addition, the Company shall pay any and all Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Papers, and agrees to save the Agents and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Paper. The obligations of the Company under this Section 9.4 shall survive the termination of this Agreement and/or repayment of the Loans.
Section 9.5     Indemnity. The Company agrees to indemnify and hold harmless the Agents and the Banks and each of their respective Affiliates, officers, directors, employees, agents, advisors and representatives against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Agent, any Bank, or any of their respective Affiliates, officers, directors, employees, agents, advisors or other representatives in any way relating to or arising out of the Loan Papers, any transaction related hereto, or any act, omission, or transaction of the Company, its Subsidiaries, and Affiliates, or any of their employees, officers, directors or other representatives, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits, or proceedings commenced by or on behalf of any person other than an Agent or a Bank. The obligation of the Company under this section shall continue for a period of one year after payment of the Obligation and termination of any or all Loan Papers, and SHALL APPLY WHETHER OR NOT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY AGENT OR ANY BANK;
provided, however, that (i) although each indemnified party shall have the right to be indemnified from its own ordinary negligence, no indemnified party shall have the right to be indemnified hereunder for willful misconduct, gross negligence or bad faith to the extent found by a final, non-appealable judgment of a court of competent jurisdiction and (ii) the indemnity set forth in this Section 9.5 shall not apply to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, deficiencies, expenses or disbursements resulting from a proceeding that does not involve an act or omission by the Company or any of its affiliates and that is brought by an indemnified party against any other indemnified party (other than claims against any Agent in its capacity or in fulfilling its role as an Agent under the Loan Papers).

~~69~~
~~509265-1983-14872-Active.19588122.12~~

To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any indemnified party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Papers or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
Section 9.6 Right of Setoff. If any Event of Default shall have occurred and is continuing, each Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or Affiliate to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement and the Loans held by such Bank or Affiliate, irrespective of whether or not such Bank or Affiliate shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company and the Paying Agent after any such setoff and application made by such Bank or Affiliate, but the failure to give such notice shall not affect the validity of such setoff and application. The Rights of each Bank under this Section 9.6 are in addition to the Rights and remedies (including, without limitation, other Rights of setoff) which such Bank may have.
SECTION 9.7 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.8 Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Papers to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive ~~general~~ jurisdiction of the United ~~s~~States ~~and federal~~District ~~c~~Court~~s located in~~for the ~~City~~Southern District of New York~~,~~ sitting in the Borough of Manhattan~~, and~~ (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court~~s~~ from any thereof~~;~~, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Paying Agent or any of its Affiliates and the respective directors, officers, employees, agents and advisors may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company, as the case may be at its address set forth in Section 9.2 or at such other address of which the Paying Agent shall have been notified pursuant thereto; and

~~70~~
~~509265-1983-14872-Active.19588122.12~~

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
Section 9.9 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Papers, and no investigation by any Agent or any Bank or any closing shall affect the representations and warranties or the Right of any Agent or any Bank to rely upon them.
Section 9.10 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Agents, and each Bank and thereafter shall be binding upon and inure to the benefit of the Company (subject to the provisions of Section 9.11), the Agents, each Bank and their respective successors and assigns.
Section 9.11 Successors and Assigns; Participations
(a)    Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises, agreements, representations and warranties by or on behalf of the Company, the Agents or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except for any assignment or transfer by the Company of its rights and obligations under this Agreement to a Successor Company in accordance with Section 6.14, the Company may not assign or transfer any its rights or obligations hereunder without the prior written consent of all of the Banks.
(b)    Each Bank may without the consent of the Company sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and any Note or Notes held by it); provided, however, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Loans and Notes (if any) for all purposes of this Agreement, (iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.4, but only to the extent that such protection would have been available to such Bank, calculated as if no such participations had been sold, and the indemnity protection provisions contained in Section 9.5, (v) the Company, the Agents, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement, and (vi) such Bank shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Papers, other than the right to vote upon or consent to (y) amendments, modifications, or waivers with respect to any fees payable hereunder (including the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (z) any extension of the Termination Date. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that a Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

~~71~~
~~509265-1983-14872-Active.19588122.12~~

(c)    Each Bank may assign to one or more Persons (other than a natural person, a Defaulting Bank or the Company or any of its Affiliates), all or a portion of its interests, rights, and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Committed Loans at the time owing to it); provided, however, that (i) such assignment, if not to a Bank or an Eligible Affiliate Assignee of the assigning Bank, shall be consented to by the Company (which consent shall not be unreasonably withheld or delayed and shall not be required after the occurrence or during the continuance of a Default or Event of Default), the Paying Agent and each Issuing Bank (which consent shall not be unreasonably withheld or delayed), (ii) each Bank’s Commitment (including Loans owing to it and its pro rata share of the L/C Obligations) to be assigned shall not be less than $5,000,000 minus reductions pursuant to Section 2.5(a) unless (x) otherwise agreed by the Company and the Paying Agent, (y) in the case of the assigning Bank, such amount is reduced to zero pursuant to such assignment or (z) the assignment is to a Bank, (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (iv) the assignee thereof shall deliver to the Company and the Paying Agent any Internal Revenue Service forms required by Section 2.18, and (v) the parties to each such assignment shall execute and deliver to the Paying Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Assumption substantially in the form of Exhibit E hereto (an “Assignment and Assumption”), together with a properly completed Administrative Questionnaire, any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 (or such lesser amount as shall be acceptable to the Paying Agent); provided, however, no such fee shall be required in the case of any assignment requested by the Company pursuant to Article II of this Agreement. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof (unless a shorter period shall be agreed to by the Company, the Paying Agent, and the assignor Bank), (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and under the other Loan Papers and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Assumption covering all of the remaining portion of an assigning Bank’s rights and obligations under this Agreement and the other Loan Papers, such Bank shall cease to be a party hereto and thereto).
(d)    By executing and delivering an Assignment and Assumption, the Bank assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representations and warranties that (x) it is the legal and beneficial owner of the interest being assigned thereby, (y) the interest being assigned thereby is free and clear of any lien, encumbrance or other adverse claim and (z) it has full power and authority, and has taken all action necessary, to execute and deliver such Assignment and Assumption and to consummate the transactions contemplated thereby, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or any other Loan Paper or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its respective obligations under this Agreement, any other Loan Paper or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of financial information and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Agents, such Bank assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Paying Agent to take such action on

~~72~~
~~509265-1983-14872-Active.19588122.12~~

behalf of such assignee and to exercise such powers under this Agreement and the other Loan Papers as are delegated to each such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.
(e)    The Paying Agent shall maintain at its office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans and L/C Obligations owing to, each Bank from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agents, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any Bank or the Paying Agent at any reasonable time and from time to time upon reasonable prior notice.
(f)    Upon its receipt of an Assignment and Assumption executed by an assigning Bank and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Paying Agent shall, if such Assignment and Assumption has been completed and is substantially in the form of Exhibit E hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Banks, the Paying Agent and the Company. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Paying Agent in exchange for the surrendered Note or Notes, if any, (x) a new Note or Notes to the order of such assignee in an amount equal to its portion of the Commitment assumed by it pursuant to such Assignment and Assumption and (y) if the assigning Bank has retained any Commitment hereunder, new Notes to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes. Such new Notes shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit D-1 or D-2 as applicable, hereto. Cancelled Notes shall be returned to the Company.
(g)    Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 (or in connection with any swap, derivative, securitization or credit insurance relating to the Company and its obligations), disclose to the assignee or participant or proposed assignee or participant (or to any direct, indirect, actual or prospective counterparty (and its advisor) to any such swap, derivative or securitization) any information relating to the Company and its Subsidiaries furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant (or any such counterparty (and its advisor)) shall agree for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company received from such Bank.
(h)    Notwithstanding any other provision set forth in this Agreement, any Bank may at any time ~~create~~pledge or assign a security interest in all or any portion of its ~~R~~rights under this Agreement ~~(including, without limitation, the Loans owing to it and any Notes held by it) in favor of any~~to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank ~~in accordance with Regulation A of the Board.~~, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

~~73~~
~~509265-1983-14872-Active.19588122.12~~

Section 9.12 Confidentiality. Each Agent, each Issuing Bank and each Bank agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent any Agent, any Issuing Bank or any Bank from disclosing any such Information (a) to any Agent, any Issuing Bank, any Bank or any affiliate thereof, (b) as permitted by Section 9.11(g), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates in each case on a need-to-know basis, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank’s investment portfolio in connection with ratings issued with respect to such Bank, (i) in connection with the exercise of any remedy hereunder or under any other Loan Paper, or (j) if agreed by the Company in its sole discretion, to any other Person. “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Agents, any Issuing Bank or any Bank on a non-confidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each Bank acknowledges that information furnished to it pursuant to this Agreement or the other Loan Papers may include material non-public information concerning the Company and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Company or the Paying Agent pursuant to, or in the course of administering, this Agreement or the other Loan Papers will be syndicate-level information, which may contain material non-public information about the Company and its Affiliates and their related parties or their respective securities. Accordingly, each Bank represents to the Company and the Paying Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 9.13 Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
Section 9.14 Severability. Should any clause, sentence, paragraph, or Section of this Agreement be judicially declared to be invalid, unenforceable, or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable, or void will be deemed to have been stricken herefrom

~~74~~
~~509265-1983-14872-Active.19588122.12~~

and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.
Section 9.15 Integration. This Agreement and the other Loan Papers represent the entire agreement of the Company, the Paying Agent and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Paying Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Papers.
Section 9.16 Descriptive Headings. The section headings appearing in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.
Section 9.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures (in a format reasonably acceptable to the Paying Agent), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 9.18 WAIVERS OF JURY TRIAL. THE COMPANY, THE PAYING AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN PAPER AND FOR ANY COUNTERCLAIM THEREIN.
Section 9.19 No Fiduciary Duty. The Paying Agent, each Bank and their Affiliates (collectively, solely for purposes of this paragraph, the “Banks”), may have economic interests that conflict with those of the Company, its stockholders and/or its affiliates. The Company agrees that nothing in the Loan Papers or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Bank, on the one hand, and the Company, its stockholders or its affiliates, on the other. The Company acknowledges and agrees that (i) the transactions contemplated by the Loan Papers (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Banks, on the one hand, and the Company, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Bank has assumed an advisory or fiduciary responsibility in favor of the Company, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Bank has advised, is currently advising or will advise the Company, its stockholders or its affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in the Loan Papers and (y) each Bank is acting solely as principal and not as the agent or fiduciary of the Company, its management, stockholders, creditors or any other Person. The Company acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company agrees that it will not claim that any Bank has rendered advisory services of

~~75~~
~~509265-1983-14872-Active.19588122.12~~

any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.
Section 9.20 USA Patriot Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Bank to identify such Loan Party in accordance with the Patriot Act. The Company agrees to provide such information as each Bank or the Paying Agent reasonably requests in order to perform its "know your customer" due diligence.
Section 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-~~I~~in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent ~~entity~~undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.
Section 9.22 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable to such Bank in respect of such Loan hereunder, together with all Charges payable to such Bank in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable to such Bank in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Bank.

~~76~~
~~509265-1983-14872-Active.19588122.12~~

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOUTHWEST AIRLINES CO.
By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$125,000,000	JPMORGAN CHASE BANK, N.A., as a Bank, an Issuing Bank, a Co-Administrative Agent and the Paying Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$125,000,000	CITIBANK, N.A., as a Bank, an Issuing Bank and a Co-Administrative Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$125,000,000	BARCLAYS BANK PLC, as a Bank, an Issuing Bank and the Syndication Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$95,000,000	BANK OF AMERICA, N.A., as a Bank and a Documentation Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$95,000,000	BNP PARIBAS, as a Bank and a Documentation Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$95,000,000	GOLDMAN SACHS BANK USA, as a Bank and a Documentation Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$~~95,000,000~~65,000,000	MORGAN STANLEY BANK, N.A., as a Bank

By: _____________________________________ Name: Title:

MORGAN STANLEY SENIOR FUNDING, INC., as a Documentation Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$95,000,000	U.S. BANK NATIONAL ASSOCIATION, as a Bank and a Documentation Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$~~95,000,000~~125,000,000	WELLS FARGO BANK, N.A., as a Bank and a Documentation Agent

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

$55,000,000	COMERICA BANK, as a Bank

By: _____________________________________ Name: Title:

[Signature page to Southwest Airlines Revolving Credit Facility Agreement]
~~509265-1983-14872-Active.19588122.12~~

Summary Report: Litera ® Change-Pro for Word 10.7.0.7 Document comparison done on 3/30/2020 9:24:29 AM
Style name: STB Option 1
Intelligent Table Comparison: Active
Original DMS: iw://STBDMS/Active/34532059/1
Modified DMS: iw://STBDMS/Active/34532059/9
Changes:
Add	429
~~Delete~~	296
~~Move From~~	15
Move To	15
Table Insert	3
~~Table Delete~~	0
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format Changes	0
Total Changes:	758

ANNEX II
FORM OF AIRCRAFT MORTGAGE

[See attached]

MORTGAGE AND SECURITY AGREEMENT
THIS MORTGAGE AND SECURITY AGREEMENT dated as of March 30, 2020 (this “Mortgage”) is made between SOUTHWEST AIRLINES CO. (the “Grantor”), and JPMORGAN CHASE BANK, N.A. acting as an administrative agent (in such capacity, “Collateral Agent”), for the Banks, as defined below.

W I T N E S S E T H:
WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings set forth or referred to in Article 1 hereof;
WHEREAS, all things necessary to make this Mortgage the legal, valid and binding obligation of the Grantor and the Collateral Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;
WHEREAS, the parties are entering into this Mortgage pursuant to that certain Revolving Credit Facility Agreement, dated as of August 3, 2016, as amended by First Amendment to Revolving Credit Facility Agreement dated as of March 30, 2020 (as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, collectively, the “Credit Agreement”), among the Grantor, JPMorgan Chase Bank, N.A., and Citibank, N.A., as co- administrative agents (collectively, the “Administrative Agent”) for the financial institutions party thereto (the “Banks”), the Banks, and other parties identified therein; and
WHEREAS, in order to induce the Collateral Agent and the Banks to enter into the Credit Agreement and the other Loan Papers, the Grantor has agreed to execute and deliver this Mortgage to the Collateral Agent for the ratable benefit of the Banks;

GRANTING CLAUSE
NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment and performance when due of the Obligations of the Grantor under the Credit Agreement and each of the other Loan Papers, to secure the performance and observance by the Grantor of all the agreements, covenants and provisions contained herein and in the other Loan Papers to which it is a party for the benefit of the Secured Parties, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its successors and permitted assigns, for the security and benefit of the Secured Parties, a first priority continuing security interest (and, in the case of each Airframe and each Engine, an International Interest) in and first priority mortgage Lien, in each case, subject to Permitted Liens, on all estate, right, title and interest of the Grantor in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subjected to the Lien of this Mortgage (which collectively, including all property hereafter specifically subjected to the Lien of this Mortgage by any instrument supplemental hereto, are herein called the “Collateral”):
(1)    each Airframe as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien of this Mortgage, together with all Parts of whatever nature which are from time to time included in the definition of such “Airframe”, whether now or hereafter acquired and subjected to the Lien hereof, and all additions, improvements, accessions and accumulations with respect to any of the foregoing, and all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records and any other related records that are required to be maintained by regulations of the FAA or other Governmental Authority with respect to any of the foregoing (as may be required to be maintained by the Grantor’s FAA approved maintenance program) and any Aircraft Documents related to such Airframe;
(2)    each Engine (each such Engine having at least 1750 pounds of thrust or the equivalent thereof) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien of this Mortgage, and whether or not any such Engine shall be installed in or attached to any Airframe or any other airframe, together with all Parts of whatever nature which are from time to time included in any “Engine”, whether now or hereafter acquired and subjected to the Lien hereof, and all additions, improvements, accessions and accumulations with respect to any of the foregoing, and all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records and any other related records that are required to be maintained by regulations of the FAA or other

1
4819-1357-2280v.2 12479-82

Governmental Authority with respect to any of the foregoing (as may be required to be maintained by the Grantor’s FAA approved maintenance program) and any Aircraft Documents related to such Engine;
(3)    any continuing rights of the Grantor (to the extent the Grantor may assign or otherwise grant a Lien on them without the consent of any other Person) in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement with respect to such Airframes or Engines (reserving in each case to the Grantor, however, all of the Grantor’s other rights and interest in and to such warranty, indemnity or agreement);
(4)    all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with Collateral Agent by or for the account of the Grantor pursuant to the terms hereof and held or required to be held by Collateral Agent hereunder;
(5)    all proceeds with respect to requisition of title to or use of any Airframe or Engine or any Part by any Governmental Authority or from the sale or other disposition of any Airframe or Engine or Part or other property described in any of these granting clauses by the Collateral Agent pursuant to the terms of the Mortgaged Aircraft Operating Agreement, and all insurance proceeds or indemnity payments with respect to any Airframe or Engine or Part thereof, but excluding any insurance maintained by the Grantor and not required under Section 3.06 of the Mortgaged Aircraft Operating Agreement;
(6)    each lease required to be assigned pursuant to Section 3.02(b) of the Mortgaged Aircraft Operating Agreement, and including, without limitation, all rents or other payments of any kind made under such assigned lease; and
(7)    all proceeds of the foregoing.
PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, each of the Secured Parties shall not (and shall not permit any of its Affiliates or other Person lawfully claiming by, through or under it to) take or cause to be taken any action contrary to the Grantor’s rights set forth herein and in the other Loan Papers to the quiet enjoyment of the Airframes and Engines, and all revenues, income and profits devised therefrom without hindrance.

HABENDUM CLAUSE
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its respective successors and permitted assigns, in trust for the benefit and security of the Secured Parties for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (7) inclusive above, subject to the terms and provisions set forth in this Mortgage.
1.    It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantor shall remain liable under each of the contracts and agreements included in the Collateral to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any of the Banks shall have any obligation or liability under any such contracts and agreements to which the Grantor is a party by reason of or arising out of the assignment hereunder, nor shall the Collateral Agent or any Bank be required or obligated in any manner to perform or fulfill any obligations of the Grantor, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
2.    The Grantor does hereby designate Collateral Agent the true and lawful attorney-in-fact of the Grantor, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution (in the name of the Grantor or otherwise), subject to the terms and conditions of this Mortgage, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys (in each case including insurance and requisition proceeds and indemnity payments) due and to become due to the Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which Collateral Agent may deem to be necessary or advisable in the premises as fully as the Grantor itself could do generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Mortgage; provided, that Collateral

2

Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default. Without limiting the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirement of applicable law, Collateral Agent shall have the right under such power of attorney in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Grantor or otherwise, which Collateral Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Collateral Agent in and to the security intended to be afforded hereby. The Grantor agrees that promptly upon receipt thereof, it will transfer to the Collateral Agent any and all moneys from time to time received by the Grantor constituting part of the Collateral, for distribution by the Collateral Agent pursuant to the Credit Agreement and this Mortgage.
3.    The Grantor agrees that at any time and from time to time, upon the written request of Collateral Agent, the Grantor, at the Grantor’s sole cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as Collateral Agent may reasonably deem necessary to perfect, preserve or protect the mortgage, security interest and assignments created or intended to be created hereby or to obtain for the Collateral Agent the full benefits of the assignment hereunder and/or intended to be effected hereunder and of the rights and powers herein granted and/or intended to be granted hereunder including, without limitation, taking such steps as may be required to establish, maintain or enforce the Lien intended to be granted hereunder in full force and effect (whether under the UCC, Title 49, or the law of any other jurisdiction under which any Airframe or other portion of the Collateral is registered).
4.    The Grantor does hereby warrant and represent that none of the Collateral is currently subject to any assignment, pledge or other Lien (other than Permitted Liens), and hereby covenants that it will not otherwise assign or pledge, so long as the Lien of this Mortgage has not been discharged in accordance with the terms hereof, any of its rights, title or interests hereby assigned to any Person other than the Collateral Agent.

IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:
ARTICLE 1 DEFINITIONS
Section 1.01.    Definitions. 1)  For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:
(1)    each of the “Grantor,” “Collateral Agent,” any “Bank” or any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;
(2)    the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;
(3)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, as in effect from time to time;
(4)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision;
(5)    all references in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Mortgage; and
(6)    “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Grantor, the actual knowledge of Grantor.
(b)    For all purposes of this Mortgage, the following capitalized terms have the following respective meanings:
“Administrative Agent” shall have the meaning given to that term in the recitals to this Mortgage.

3

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person.
“Aircraft” means an Airframe and its two associated Engines. An Airframe is “associated” with the two Engines grouped with it on Exhibit A to this Mortgage (and vice versa).
“Aircraft Documents” means, with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (a) the FAA pursuant to FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to the Grantor as an operator under FAR 121 or (b) the relevant Aviation Authority, to be maintained with respect to such Aircraft, Airframe, Engines or Parts and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of this Mortgage with respect to the applicable Aircraft, or required to be made prior to the release of the Lien of this Mortgage with respect to the applicable Aircraft, by the regulations of the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of the Grantor (provided, that all such materials shall be maintained in the English language or, if in a jurisdiction other than the United States in which the keeping of records in English is not practical, regularly translated in the English language).
“Aircraft Protocol” shall mean the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Airframe” shall mean (i) each airframe (excluding Engines or engines either initially or from time to time installed thereon) specified by Manufacturer, model, United States Registration Number and Manufacturer’s serial number identified on Exhibit A attached hereto or in any supplement to this Mortgage, and (ii) any and all Parts which are from time to time incorporated or installed in or attached to such airframe or which have been removed therefrom until such Part has been replaced.
“Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) of the Mortgaged Aircraft Operating Agreement and Annex C thereof, such other Governmental Authority.
“Bankruptcy Code” shall mean United States Bankruptcy Code, 11 United States Code Section 101 et seq.
“Banks” shall have the meaning given to that term in the recitals to this Mortgage.
“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements and revisions thereto as in effect in the United States.
“Collateral” shall have the meaning assigned thereto in the Granting Clause hereof.
“Collateral Agent” shall have the meaning given to that term in the first paragraph of this Mortgage.
“Credit Agreement” shall have the meaning given to that term in the recitals to this Mortgage.
“Engine” shall mean (i) each engine listed by Manufacturer, model and Manufacturer’s serial numbers identified on Exhibit A attached hereto or in any supplement to this Mortgage, and whether or not either initially or from time to time installed on an Airframe or any other airframe, and (ii) any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all Parts removed therefrom until such Part has been replaced.
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central

4

bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.
“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.
“Laws” shall mean all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, or opinions of any Tribunal.
“Lien” shall mean any mortgage, lien, pledge, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of any Person under, any conditional sale or other title retention agreement or lease with respect to, any property or asset of such Person. For avoidance of doubt, the filing of a Uniform Commercial Code financing statement by a Person that is not entitled or authorized in accordance with the applicable Uniform Commercial Code to file such financing statement shall not, in and of itself, constitute a Lien.
“Loan Papers” shall mean (i) the Credit Agreement, certificates delivered pursuant to the Credit Agreement and exhibits and schedules thereto, (ii) this Mortgage, (iii) the Mortgaged Aircraft Operating Agreement, (iv) any notes, security documents, guaranties, and other agreements in favor of the Agents (as defined in the Credit Agreement) and Banks, or any or some of them, ever delivered in connection with the Credit Agreement, (v) any Letters of Credit (as defined in the Credit Agreement) and (vi) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.
“Manufacturer” shall mean, with respect to any Airframe or Engine, the manufacturer thereof, and its successors and assigns.
“Mortgaged Aircraft Operating Agreement” means that certain Mortgage Aircraft Operating Agreement, dated as of the date hereof, between Grantor and Collateral Agent pursuant to the Credit Agreement, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time.
“Mortgage and Security Agreement” or “this Agreement” or “this Mortgage” shall mean this Mortgage and Security Agreement, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.
“Obligations” means all present and future indebtedness, obligations, and liabilities, and all renewals, extensions, and modifications thereof, owed to the Administrative Agent and Banks, or any or some of them, by the Grantor, arising pursuant to any Loan Paper, together with all interest thereon and costs, expenses, and reasonable attorneys’ fees incurred in the enforcement or collection thereof.
“Parts” shall mean, with respect to an Airframe or Engine, any and all appliances, parts, instruments, appurtenances, accessories, avionics, furnishings, seats, and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by the Grantor from a third party, and (c) cargo containers which may from time to time be incorporated or installed in or attached to such Airframe or Engine or which have been removed therefrom).
“Permitted Liens” shall mean: (a) Liens for taxes, assessments and governmental charges or levies which either are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; (b) Liens securing judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 7.1(d) of the Credit Agreement; (c) Liens securing Obligations under the Credit Agreement; (d) Liens constituting normal operational usage of the affected Property (as defined in the Credit Agreement), including charter, third party maintenance, storage, leasing, pooling or interchange thereof; (e) Liens imposed by law such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days, provided that no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced with respect thereto, or (ii) are being contested in good faith and for which adequate reserves are established in accordance with GAAP; and (f) salvage or similar rights of insurers under the insurances required to be maintained pursuant to the Mortgaged Aircraft Operating Agreement.
“Person” shall mean and include an individual, partnership, joint venture, corporation, trust, limited liability company or other entity, Tribunal, unincorporated organization, or government, or any department, agency, or political subdivision thereof.
“Secured Parties” shall mean the Administrative Agent and the Banks.

5

“Title 49” shall mean Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated thereto.
“Tribunal” shall mean any municipal, state, commonwealth, federal, foreign, territorial, or other court, governmental body, subdivision, agency, department, commission, board, bureau, or instrumentality.
“UCC” shall mean the Uniform Commercial Code (or any similar equivalent legislation) as in effect in any applicable jurisdiction.
“United States” or “U.S.” shall mean the United States of America.
Section 1.02.    Representations, Warranties and Covenants.
(a)    Title. The Grantor hereby represents and warrants that (i) it has good and marketable title to each Airframe and Engine and will have good and marketable title to each Airframe and Engine listed on any subsequent supplement to this mortgage at the time of execution and delivery thereof; (ii) it will have good title to any other Collateral which is subject to this Mortgage or which becomes subject to this Mortgage from time to time hereafter; and (iii) the Airframes and Engines are correctly described by Manufacturer, model and serial number as set forth on the Manufacturer’s serial plate for said Airframes and Engines, in each case subject to Permitted Liens.
(b)    No Liens. The Grantor is, and as to Collateral acquired by it from time to time after the date hereof the Grantor will be, the owner of all Collateral free from any Lien (other than Permitted Liens), and the Grantor shall promptly, at its own expense, (i) defend the Collateral against all Liens (other than Permitted Liens) at any time claiming the same or any interest therein adverse to the Collateral Agent and (ii) take such action as may be necessary to duly discharge any Lien (other than a Permitted Liens) arising at any time.
(c)    Perfected Security Interests. This Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid), and (b) the appropriate filings with the FAA (including filing for recordation of this Mortgage and any future supplement thereto) and registrations with the International Registry, as applicable, are made, the Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings, registrations or recordations or upon the taking of the actions described in clauses (a) and (b) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Loan Papers applicable thereto (subject to the qualification set forth in the first sentence of this paragraph).
(d)    Filings. Except for (a) the filing for recordation of this Mortgage with the FAA in accordance with Title 49, (b) the appropriate registrations with the International Registry and (c) the filing of a financing statement (and continuation statements relating thereto at periodic intervals), in appropriate form, with the appropriate office, no further filing or recording of any document is necessary in order to establish and perfect the security interest in the Airframes and Engines constituting Collateral under this Mortgage.
(e)    Further Assurances. The Grantor will take, or cause to be taken, at the Grantor’s cost and expense, such action with respect to (x) the recording, filing, re-recording and re-filing of this Mortgage and any supplement to this Mortgage, as is necessary to maintain, so long as this Mortgage is in effect, the priority, perfection and preservation of the Lien created by this Mortgage, in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable law or regulation in the U.S., (y) the appropriate registrations with the International Registry as are necessary to maintain, so long as this Mortgage is in effect, the priority, perfection and preservation of the Lien created by this Mortgage and (z) any financing statements or other instruments as are necessary to maintain, so long as this Mortgage is in effect, the priority, perfection and preservation of the Lien created by this Mortgage, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with, if requested by Collateral Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Collateral Agent to take such action or otherwise reasonably requested by Collateral Agent. To the extent permitted by applicable law, the Grantor hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements necessary to maintain, so long as this Mortgage is in effect, the perfection and preservation of the Lien created by this Mortgage without the Grantor’s signature appearing thereon. The Grantor shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation

6

statements, necessary to maintain, so long as this Mortgage is in effect, the perfection and preservation of the Lien created by this Mortgage.
(f)    Section 1110 of the Bankruptcy Code. It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles the Collateral Agent, on behalf of the Banks, to all of the benefits of Section 1110 of the Bankruptcy Code with respect to each Airframe and Engine.
(g)    Notice of Certain Events. The Grantor shall provide the Collateral Agent with prior written notice of its intent to convert any Airframe from passenger configuration to cargo configuration.
(h)    [Reserved.]

ARTICLE 2 EVENT OF DEFAULT AND REMEDIES
Section 2.01.    Event of Default. It shall be an Event of Default hereunder if an “Event of Default” under the Credit Agreement shall have occurred and be continuing thereunder.
Section 2.02.    Remedies with Respect to Collateral.
(a)    Remedies Available. Upon the occurrence and continuance of any Event of Default, Collateral Agent may do one or more of the following, in each case subject to the Credit Agreement:
(i)    cause the Grantor, upon the written demand of Collateral Agent, at the Grantor’s expense, to deliver promptly, and the Grantor shall deliver promptly, all or such part of the Airframes, the Engines or other Collateral as Collateral Agent may so demand to Collateral Agent or its order, or Collateral Agent, at its option, may enter upon the premises where all or any part of the Airframes, the Engines or other Collateral are located and take immediate possession (to the exclusion of the Grantor and all Persons claiming under or through the Grantor) of and remove the same by summary proceedings or otherwise together with any engine which is not an Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor, or lien holder of or with respect to such engine;
(ii)    sell all or any part of the Airframes, Engines or other Collateral at public or private sale, whether or not Collateral Agent shall at the time have possession thereof, as Collateral Agent may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframes, the Engines or other Collateral as Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Grantor, any person claiming by, through or under the Grantor and any person holding an interest subordinate to the interests of the Collateral Agent hereunder; provided, however, that the Grantor shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; or
(iii)    exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the UCC of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) or by any other applicable law (including the Cape Town Convention, and specifically Article 13 thereof, to the extent applicable), or proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof.
Upon every taking of possession of Collateral under this Section 2.02, Collateral Agent may, from time to time, at the expense of the Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral as it may deem proper. In each such case, Collateral Agent shall have the right to maintain, use, insure, operate, store, lease, control or manage the Collateral and to carry on business and to exercise all rights and powers of the Grantor relating to the Collateral in connection therewith, as Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as Collateral Agent may determine; and Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, proceeds and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder. Such tolls, rents, revenues, issues, income, products, proceeds and profits shall be applied to pay the expenses of using, operating, storage, leasing, control,

7

management or disposition of the Collateral, and of all maintenance, insurance, repairs, replacement, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantor), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons engaged and employed by the Collateral Agent.
In addition, the Grantor shall be liable, without duplication of any amounts payable hereunder or under any Loan Paper, for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Collateral Agent’s remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the retaking, return or sale of any Airframe, Engines or other Collateral in accordance with the terms hereof, which amounts shall, until paid, be secured by the Lien of this Mortgage.
If any Event of Default shall have occurred and be continuing, at the direction of the Collateral Agent shall at any time thereafter while any Event of Default shall be continuing, without notice of any kind to the Grantor (except as provided herein) to the extent permitted by law, carry out or enforce any one or more of the actions and remedies provided in this Article 2 or elsewhere in this Mortgage or otherwise available to a secured party under applicable law, whether or not any or all of the Collateral is subject to the jurisdiction of such UCC and whether or not such remedies are referred to in this Article 2.
Nothing in the foregoing shall affect the right of each Bank to receive all payments of principal of, and interest on, the Obligations held by such Bank and all other amounts owing to such Bank as and when the same may be due.
Notwithstanding anything to the contrary in this Mortgage, the Credit Agreement or in any other Loan Paper, no right or remedy of the Collateral Agent, the Administrative Agent, Paying Agent or any other Agent or any Bank or other Secured Party, as applicable, under this Section 2.02 or under any other provision of this Mortgage or under any provision of Article VII of the Credit Agreement (including but not limited to any action with respect to any warranty, indemnity or other agreement to give and receive all notices and other instruments or communications, and all other Collateral constituting continuing rights described in clause (3) of the Granting Clause herein) may be exercised or pursued by the Collateral Agent against Collateral included in clause (3) of the Granting Clause (the "Clause 3 Collateral") until the Grantor receives written notice from the Collateral Agent during the continuance of an Event of Default to withhold from taking any action with respect to the Clause 3 Collateral (the "Withhold Notice"). Until the receipt by the Grantor of the Withhold Notice, the Grantor is authorized to continue to operate its business with respect to the Clause 3 Collateral, and take any action, or withhold from taking any action, including but not limited to any action with respect to any warranty, indemnity or other agreement to give and receive all notices and other instruments or communications, in each case with respect to the Clause 3 Collateral. Upon and after the Collateral Agent has given the Withhold Notice and during the continuance of an Event of Default, the Collateral Agent may exercise all rights, powers, privileges, options and other benefits and entitlements of the Grantor in respect of any warranty, indemnity or agreement (to the extent assigned hereunder) with respect to such Airframes or Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Grantor is or may be entitled to do thereunder (to the extent assigned hereunder).
(b)    Notice of Sale. The Collateral Agent shall give the Grantor at least ten (10) days’ prior written notice of the date fixed for any public sale of any Airframe or Engine or the date on or after which any private sale will be held, which notice the Grantor hereby agrees is reasonable notice.
(c)    Receiver. If any Event of Default shall occur and be continuing, to the extent permitted by applicable law, Collateral Agent shall be entitled, as a matter of right as against the Grantor, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of the Grantor, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral or any part thereof and of the tolls, rents, revenues, issues, income, products and profits thereof for the recovery of judgment for the indebtedness secured by the Lien created under this Mortgage or for the enforcement of any other proper, legal or equitable remedy available under applicable law.
(d)    Concerning Sales. At any sale under this Article, any Bank may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, and, upon compliance with the terms of sale, may

8

hold, retain and dispose of such property without further accountability therefor. Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Obligations in lieu of cash in the amount which shall be payable thereon as principal or interest. Said Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.
Section 2.03.    Waiver of Appraisement, Etc To the full extent that it may lawfully so agree, the Grantor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any purchaser at any sale under this Article 2; but the Grantor, for itself and all who may claim under it so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws. The Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety.
Section 2.04.    Application of Proceeds. After the exercise of remedies pursuant to Section 2.02 hereof, any payments in respect of the Obligations and any proceeds (as defined in the UCC) of the Collateral, when received by the Collateral Agent or any other Bank in cash or its equivalent, will be applied as set forth in and in accordance with the Credit Agreement.
Section 2.05.    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Loan Papers or now or hereafter existing at law, in equity or by statute or treaty and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances. In the event that Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit such Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.
Section 2.06.    Discontinuance of Proceedings. In case Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case the Grantor and the Collateral Agent shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

ARTICLE 3 TERMINATION OF MORTGAGE
Section 3.01.    Termination of Mortgage.
(a)    This Mortgage and the Lien of this Mortgage on the Collateral shall terminate upon payment and performance in full of the Obligations then due. Upon termination, the Grantor may request, at the Grantor’s sole cost and expense, the Collateral Agent to execute and deliver to, or as directed in writing by, the Grantor an appropriate instrument reasonably required to release the Collateral from the Lien of this Mortgage and the Collateral Agent shall execute and deliver such instrument as aforesaid at the Grantor’s expense, whereupon this Mortgage shall terminate and this Mortgage shall be of no further force or effect.
(b)    Upon removal or release of any Aircraft, Airframe or Engine from the Pool Assets (as defined in the Credit Agreement) pursuant to and in accordance with Section 6.12 of the Credit Agreement, the Grantor may request, at the Grantor’s sole cost and expense, the Collateral Agent to execute and deliver to, or as directed in writing by, the Grantor an appropriate instrument reasonably required to release such Aircraft, Airframe or Engine removed or released from the Pool Assets and the balance of the Collateral relating thereto (if any) from the Lien of this Mortgage and the Collateral Agent shall execute and deliver such instrument as aforesaid at the Grantor’s expense, whereupon this Mortgage, solely to the extent it relates to such Aircraft, Airframe or Engine being removed or released from the Pool Assets and the balance of the Collateral

9

relating thereto (if any), shall terminate and this Mortgage, solely to the extent it relates to such Aircraft, Airframe or Engine removed or released from the Pool Assets and the balance of the Collateral relating thereto (if any), shall be of no further force or effect.

ARTICLE 4 MISCELLANEOUS
Section 4.01.    No Legal Title to Collateral. No Bank or the Collateral Agent shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any portion of the Obligations or other right, title and interest of Collateral Agent or Bank in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of Collateral Agent or such Bank to an accounting or to the transfer to it of legal title to any part of the Collateral.
Section 4.02.    Sale of Collateral by Collateral Agent is Binding. Any sale or other conveyance of any Airframe, Engine or other item of Collateral or any interest therein by Collateral Agent made pursuant to the terms of this Mortgage shall bind the Banks and the Grantor, and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Grantor, and the other Banks in and to such Airframe, Engine or other item of Collateral or any interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Collateral Agent.
Section 4.03.    Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Grantor, the Collateral Agent and the Banks any legal or equitable right, remedy or claim under or in respect of this Mortgage.
Section 4.04.    Notices. All notices and other communication provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, e-mailed (where indicated) or delivered in accordance with Section 9.2 of the Credit Agreement.
Section 4.05.    Governing Law. THIS MORTGAGE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS MORTGAGE HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR OTHER LOAN PAPERS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF< IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER LOAN PAPER OF THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HERETO CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. EACH OF THE GRANTOR AND THE COLLATERAL AGENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
Section 4.06.    Grantor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and neither the Collateral Agent nor any Bank shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Mortgage, nor shall the Collateral Agent nor any Bank be required or obligated in any manner perform or fulfill any of the obligations of the Grantor under or with respect to any Collateral.
Section 4.07.    Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 4.08.    Waiver; Amendment. 1)  No waiver of any provisions of this Mortgage or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then

10

such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.
(a)    Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor with respect to which such waiver, amendment or modification is to apply.
Section 4.09.    Obligations Absolute. The obligations of the Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege by the Collateral Agent under or in respect of this Mortgage or any other Loan Paper.
Section 4.10.    Successors and Assigns. This Mortgage shall be binding upon, and inure to the benefit, of each party hereto and its respective successors and permitted assigns; provided, that the Grantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Mortgage shall be considered to have been relied upon by the Collateral Agent and Banks and shall survive the execution and delivery of this Mortgage and the other Loan Papers regardless of any investigation made by the Collateral Agent or Banks or on their behalf.
Section 4.11.    Conflicts with Other Loan Papers. Unless otherwise expressly provided in this Mortgage, if any provision contained in this Mortgage conflicts with any provision of any other Loan Paper, the provision contained in this Mortgage shall govern and control, provided, that the inclusion of supplemental rights or remedies in favor of the Collateral Agent or the Banks in any other Loan Paper shall not be deemed a conflict with this Mortgage.
* * *

11

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Mortgage and Security Agreement to be duly executed by their respective officers thereunto duly authorized.

SOUTHWEST AIRLINES CO., as Grantor By: ____________________________________ Name: Title:
JPMORGAN CHASE BANK, N.A., as Collateral Agent By: ____________________________________ Name: Title:

Signature Page to Mortgage and Security Agreement

EXHIBIT A

to Mortgage and Security Agreement

Airframes and Engines

	Airframe Make	Airframe Model	U.S. Reg. Number	Airframe MSN	Engine Manufacturer	Engine Model	Engine MSN 1	Engine MSN 2
1	Boeing	737-8H4	N8635F	60083	CFM International	CFM56-7B27E/F	658992	658949
2	Boeing	737-8H4	N8634A	42522	CFM International	CFM56-7B27E/F	658985	658982
3	Boeing	737-8H4	N8633A	36905	CFM International	CFM56-7B27E/F	658937	658892
4	Boeing	737-8H4	N8632A	60082	CFM International	CFM56-7B27E/F	658893	658891
5	Boeing	737-8H4	N8631A	42385	CFM International	CFM56-7B27E/F	657908	658873
6	Boeing	737-8H4	N8623F	36731	CFM International	CFM56-7B27E/F	658491	658488
7	Boeing	737-8H4	N8619F	33939	CFM International	CFM56-7B27E/F	658361	658359
8	Boeing	737-8H4	N8620H	42526	CFM International	CFM56-7B27E/F	658371	658351
9	Boeing	737-8H4	N8618N	36915	CFM International	CFM56-7B27E/F	658355	658354
10	Boeing	737-8H4	N8617E	36912	CFM International	CFM56-7B27E/F	658280	658279
11	Boeing	737-8H4	N8616C	36914	CFM International	CFM56-7B27E/F	658267	658257
12	Boeing	737-8H4	N8615E	36933	CFM International	CFM56-7B27E/F	962655	658223
13	Boeing	737-8H4	N8614M	36908	CFM International	CFM56-7B27E/F	962723	962719
14	Boeing	737-8H4	N8613K	36998	CFM International	CFM56-7B27E/F	963686	962683
15	Boeing	737-8H4	N8605E	36891	CFM International	CFM56-7B27E/F	962478	963475
16	Boeing	737-8H4	N8329B	37006	CFM International	CFM56-7B27E/F	962467	962465
17	Boeing	737-8H4	N8328A	38818	CFM International	CFM56-7B27E/F	962456	962448
18	Boeing	737-8H4	N8327A	37009	CFM International	CFM56-7B27E/F	962411	962410
19	Boeing	737-8H4	N8326F	35969	CFM International	CFM56-7B27E/F	962416	962415
20	Boeing	737-8H4	N8325D	37003	CFM International	CFM56-7B27E/F	962402	962401
21	Boeing	737-7H4	N954WN	36669	CFM International	CFM56-7B24/3	804732	804718
22	Boeing	737-7H4	N953WN	36668	CFM International	CFM56-7B24/3	804651	804507
23	Boeing	737-7H4	N952WN	36667	CFM International	CFM56-7B24/3	804571	804568
24	Boeing	737-7BD	N7737E	33929	CFM International	CFM56-7B20	894174	894335
25	Boeing	737-7BD	N7736A	35109	CFM International	CFM56-7B20	894344	890882
26	Boeing	737-7H4	N258WN	32516	CFM International	CFM56-7B24	894248	894154
27	Boeing	737-7H4	N257WN	32515	CFM International	CFM56-7B24	894221	892867
28	Boeing	737-7H4	N256WN	32514	CFM International	CFM56-7B24	894216	894200
29	Boeing	737-7H4	N255WN	32513	CFM International	CFM56-7B24	894198	894197
30	Boeing	737-7H4	N254WN	32512	CFM International	CFM56-7B24	894173	894172
31	Boeing	737-7H4	N253WN	32511	CFM International	CFM56-7B24	895150	894101
32	Boeing	737-7H4	N252WN	34973	CFM International	CFM56-7B24	894140	894139
33	Boeing	737-7H4	N251WN	32510	CFM International	CFM56-7B24	894136	894135
34	Boeing	737-7H4	N250WN	34972	CFM International	CFM56-7B24	894122	892987
35	Boeing	737-7H4	N249WN	34951	CFM International	CFM56-7B24	892993	892992
36	Boeing	737-7H4	N247WN	32508	CFM International	CFM56-7B24	892958	892957
37	Boeing	737-7H4	N246LV	32507	CFM International	CFM56-7B24	892950	892946
38	Boeing	737-7H4	N245WN	32506	CFM International	CFM56-7B24	892943	892942
39	Boeing	737-7H4	N244WN	34864	CFM International	CFM56-7B24	874962	892930
40	Boeing	737-7H4	N239WN	34714	CFM International	CFM56-7B24	892885	892884
41	Boeing	737-7H4	N238WN	34713	CFM International	CFM56-7B24	892396	892284
42	Boeing	737-7H4	N236WN	34631	CFM International	CFM56-7B24	892838	892835
43	Boeing	737-7H4	N235WN	34630	CFM International	CFM56-7B24	893784	892813
44	Boeing	737-7H4	N234WN	32502	CFM International	CFM56-7B24	892790	892776

EXHIBIT A
1

45	Boeing	737-7H4	N233LV	32501	CFM International	CFM56-7B24	893759	893752
46	Boeing	737-7BD	N7720F	33922	CFM International	CFM56-7B20	892655	892654
47	Boeing	737-7H4	N228WN	32496	CFM International	CFM56-7B24	892606	892605
48	Boeing	737-7H4	N222WN	34290	CFM International	CFM56-7B24	892526	892525
49	Boeing	737-7BD	N7715E	33921	CFM International	CFM56-7B20	893511	893510
50	Boeing	737-7H4	N221WN	34259	CFM International	CFM56-7B24	892516	892515
51	Boeing	737-752	N7835A	34294	CFM International	CFM56-7B22	892486	893127
52	Boeing	737-7H4	N218WN	32489	CFM International	CFM56-7B24	892439	892438
53	Boeing	737-7H4	N217JC	34232	CFM International	CFM56-7B24	892429	892428
54	Boeing	737-7BD	N7713A	33919	CFM International	CFM56-7B20	892416	892415
55	Boeing	737-7H4	N214WN	32486	CFM International	CFM56-7B24	892183	892182
56	Boeing	737-7H4	N215WN	32487	CFM International	CFM56-7B24	893199	893194
57	Boeing	737-7H4	N213WN	34217	CFM International	CFM56-7B24	892217	892212
58	Boeing	737-7H4	N212WN	32485	CFM International	CFM56-7B24	892201	892195
59	Boeing	737-7H4	N211WN	34163	CFM International	CFM56-7B24	892214	892190
60	Boeing	737-7H4	N209WN	32484	CFM International	CFM56-7B24	892188	892179
61	Boeing	737-7H4	N210WN	34162	CFM International	CFM56-7B24	892213	892189
62	Boeing	737-7H4	N208WN	29856	CFM International	CFM56-7B24	892186	892185
63	Boeing	737-7H4	N207WN	34012	CFM International	CFM56-7B24	892187	892178
64	Boeing	737-7H4	N206WN	34011	CFM International	CFM56-7B24	892176	892166
65	Boeing	737-7H4	N205WN	34010	CFM International	CFM56-7B24	892196	892193
66	Boeing	737-7H4	N203WN	32483	CFM International	CFM56-7B24	893135	892285
67	Boeing	737-7H4	N202WN	33999	CFM International	CFM56-7B24	892275	892274
68	Boeing	737-7H4	N201LV	29854	CFM International	CFM56-7B24	893278	893277
69	Boeing	737-7H4	N200WN	32482	CFM International	CFM56-7B24	892254	892253
70	Boeing	737-7H4	N499WN	32481	CFM International	CFM56-7B24	893245	892248
71	Boeing	737-7H4	N498WN	32480	CFM International	CFM56-7B24	893230	892243
72	Boeing	737-7H4	N496WN	32478	CFM International	CFM56-7B24	892242	892241
73	Boeing	737-7H4	N497WN	32479	CFM International	CFM56-7B24	892247	892244

(EACH OF WHICH ENGINES DESCRIBED ABOVE HAVING AT LEAST 550 RATED TAKEOFF HORSEPOWER OR THE EQUIVALENT THEREOF)

EXHIBIT A 2

ANNEX III
FORM OF MORTGAGED AIRCRAFT OPERATING AGREEMENT

[See attached]

MORTGAGED AIRCRAFT OPERATING AGREEMENT

This MORTGAGED AIRCRAFT OPERATING AGREEMENT, dated as of March 30, 2020 (this “Agreement”) is made between SOUTHWEST AIRLINES CO. (the “Company”), and JPMORGAN CHASE BANK, N.A. acting as co-administrative agent (in such capacity, “Collateral Agent”), for the Banks.

W I T N E S S E T H:
WHEREAS, pursuant to that certain Revolving Credit Facility Agreement, dated as of August 3, 2016, as amended by First Amendment dated as of March 30, 2020 (as such agreements may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, collectively, the “Credit Agreement”), among the Company, JPMorgan Chase Bank, N.A., and Citibank, N.A., as co-administrative agents, the Banks, and other parties identified therein, the Company and the Collateral Agent has agreed to execute and deliver this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follow:

ARTICLE I
DEFINITIONS
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein have the meanings set for in Annex A hereto.

ARTICLE II
[RESERVED]
ARTICLE III
COVENANTS OF THE COMPANY
Section 3.01    Liens.
(a)Performance of Obligations. The Company shall perform all of the agreements, covenants and provisions contained in this Agreement for the benefit of the Secured Parties.
(b)Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Company’s interest in the Collateral, except

Permitted Liens. The Company shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted Liens arising at any time.
Section 3.02    Possession, Operation and Use, Maintenance, Registration and Markings.
(a)General. Except as otherwise expressly provided herein, the Company shall be entitled to operate, use, locate, employ or otherwise utilize or not utilize any Airframe, any Engine or any Part in any lawful manner or place in accordance with the Company’s or any Permitted Lessee’s business judgment.
(b)Possession. The Company, without the prior consent of the Collateral Agent, shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Aircraft, Airframe or Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the associated Airframe; except that the Company may, without such prior written consent of the Collateral Agent:
(i)    Subject or permit any Permitted Lessee to subject (i) any Airframe to normal interchange agreements and (ii) any Engine to normal interchange, pooling, borrowing or similar arrangements, in each case customary in the commercial airline industry and entered into by the Company or such Permitted Lessee, as the case may be, in the ordinary course of business; provided, however, that (A) no transfer of the registration of any Airframe or Engine shall be effected in connection therewith and (B) if the Company’s title to any such Airframe or Engine is divested under any such agreement or arrangement, then such Airframe or Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and the Company shall comply with Section 3.04(e) or 3.05, as applicable, in respect thereof;
(ii)    Deliver or permit any Permitted Lessee to deliver possession of any Aircraft, Airframe, Engine or Part (x) to the Airframe Manufacturer, the Engine Manufacturer, the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Aircraft, Airframe, Engine or Part, or, to the extent required or permitted by Section 3.04, for alterations or modifications in or additions to such Aircraft, Airframe or Engine, (y) to any Person for the purpose of transport to a Person referred to in the preceding clause (x) or (z) to any storage facility;
(iii)    Install or permit any Permitted Lessee to install any Engine on an airframe owned by the Company or such Permitted Lessee, as the case may be, free and clear of all Liens, except (x) Permitted Liens and those that do not apply to such Engine, and (y) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under Section 3.02(b)(i);
(iv)    Install or permit any Permitted Lessee to install any Engine on an airframe leased to the Company or such Permitted Lessee, or owned by the Company or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (B) Liens of the type permitted by clause (iii) above and (y)

2

the Company or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of the Mortgage;
(v)    Install or permit any Permitted Lessee to install any Engine on an airframe leased to the Company or such Permitted Lessee or owned by the Company or such Permitted Lessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement under circumstances where neither clause (iii) or (iv) above is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and the Company shall comply with Section 3.04(e) in respect thereof;
(vi)    Transfer or permit any Permitted Lessee to transfer possession of any Aircraft, Airframe or Engine to the U.S. Government, in which event the Company shall promptly notify the Collateral Agent in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF;
(vii)    Enter into a charter or Wet Lease or other similar arrangement with respect to any Aircraft, or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder);
(viii)    So long as no Event of Default shall have occurred and be continuing, and subject to the provisions of the immediately following paragraph, enter into a lease with respect to any Aircraft, Airframe or Engine to any Permitted Air Carrier that both is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and does not then have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person or any other Person approved in writing by the Collateral Agent; provided that, in the case only of a lease to a Permitted Foreign Air Carrier, (A) the United States maintains normal diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Closing Date) and (B) the Company shall have furnished to the Collateral Agent and the Banks a favorable opinion reasonably acceptable to the Collateral Agent of reputable counsel in the country of domicile of such Permitted Foreign Air Carrier, that (v) the terms of such lease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction (subject to customary exceptions), (w) it is not necessary for the Collateral Agent or any Bank to register or qualify to do business in such country, if not already so registered or qualified, as a result, in whole or in part, of the proposed lease, (x) the Collateral Agent’s Lien in respect of, such Aircraft, Airframe and Engine will be recognized as a first priority (subject to Permitted Liens) security interest and enforceable,

3

subject to customary exceptions not materially less favorable to the Collateral Agent than on the Closing Date in the United States, in such jurisdiction (including the Collateral Agent’s right to repossess the Aircraft), (y) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to such Aircraft, Airframe or Engine in the event of the requisition by such government of such title (unless the Company shall provide insurance in the amounts required with respect to hull insurance under the Mortgage and this Agreement covering the requisition of title to such Aircraft, Airframe or Engine by the government of such jurisdiction so long as such Aircraft, Airframe or Engine is subject to such lease) and (z) the agreement of such Permitted Air Carrier that its rights under the lease are subject and subordinate to all the terms of the Mortgage and this Agreement is enforceable against such Permitted Air Carrier under applicable law (subject to customary exceptions) and if the lessee is a U.S. Certificated Air Carrier, the Company will be entitled as lessor of the benefits of Section 1110 of the Bankruptcy Code in which the lessee is the debtor;
provided that (1) the rights of any transferee who receives possession by reason of a transfer permitted by any of clauses (i) through (viii) of this Section 3.02(b) (other than by a transfer of any Engine which is deemed an Event of Loss) shall be subject and subordinate to all the terms of the Mortgage and this Agreement, including the rights of the Collateral Agent to void such lease in the exercise of its rights to repossession of any Airframe or any Engine hereunder, (2) the Company shall remain primarily liable for the performance of all of the terms of the Mortgage and this Agreement and all the terms and conditions of the Mortgage and the other Loan Papers shall remain in effect and (3) no lease or transfer of possession otherwise in compliance with this Section 3.02(b) shall (x) result in any registration or re-registration of an Aircraft, except to the extent permitted by Section 3.02(e), or result in the maintenance, operation or use thereof except in compliance with Sections 3.02(c) and 3.02(d) or (y) permit any action not permitted to the Company hereunder.
In the case of any lease permitted under this Section 3.02(b), the Company will include in such lease appropriate provisions which (s) make such lease expressly subject and subordinate to all of the terms of the Mortgage and this Agreement, including the rights of the Collateral Agent to void such lease in the exercise of its rights to repossession of any Airframe or any Engine hereunder; (t) require the Permitted Lessee to comply with the terms of Section 3.06; and (u) require that any Airframe or any Engine subject thereto be used in accordance with the limitations applicable to the Company’s possession and use provided in the Mortgage and this Agreement. No lease permitted under this Section 3.02(b) shall be entered into unless (w) the Company shall provide written notice to the Collateral Agent (such notice in the case of a lease to a U.S. Certificated Air Carrier to be given promptly after entering into any such lease or, in the case of a lease to any other Permitted Air Carrier, 10 days in advance of entering into such lease); (x) the Company shall furnish to the Collateral Agent evidence reasonably satisfactory to the Collateral Agent that the insurance required by Section 3.06 remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest and International Interest (subject to Permitted Liens) of the Collateral Agent in any Aircraft, Airframe and Engines; and (z) the Company shall reimburse the Collateral Agent for all of their respective reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel to the Collateral Agent incurred by them in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Company from its primary obligation for the performance of its obligations under the Mortgage and this

4

Agreement, the Company may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Company would be entitled to exercise under Sections 3.02 (other than the right to lease any Aircraft, Airframe or Engine pursuant to Section 3.02(b)(viii)) and 3.04, and may cause a Permitted Lessee to perform any or all of the Company’s obligations under Article III, and the Collateral Agent agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Company.
The Company shall provide the Collateral Agent a copy of each Permitted Lease which has a term of more than one (1) year promptly after execution thereof. In addition, the Company shall collaterally assign to the Collateral Agent (and take all further actions in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Mortgage), as additional security for the Obligations, Company’s rights, but not its obligations, under any such Permitted Lease having a term in excess of one (1) year (provided that so long as no Event of Default shall have occurred and be continuing hereunder, Company shall be entitled to exercise all rights and remedies with respect to such Permitted Lease). In connection with the foregoing assignment, the Company shall deliver any chattel paper originals of any Permitted Lease having a term in excess of one (1) year to the Collateral Agent.
The Collateral Agent hereby agrees and each other Secured Party by execution of the Credit Agreement or an “Assignment and Assumption” thereunder agrees, for the benefit of each lessor, conditional seller or secured party of any engine leased to, or purchased by, the Company or any Permitted Lessee subject to a lease, conditional sale or security agreement that the Collateral Agent, each other Secured Party, and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller or secured party, any right, title or interest in any engine as the result of such engine being installed on an Airframe at any time while such engine is subject to such lease, conditional sale or security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party.
(c)Operation and Use. So long as an Aircraft, Airframe or Engine is subject to the Lien of the Mortgage, the Company shall not (or permit any Permitted Lessee to) operate, use or locate such Aircraft, Airframe or Engine, or allow such Aircraft, Airframe or Engine to be operated, used or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 3.06, except in the case of a requisition by the U.S. Government where the Company obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by Section 3.06 covering such area, or (ii) in any recognized area of hostilities unless covered in accordance with Section 3.06 by war risk insurance, or in either case unless such Aircraft, Airframe or Engine is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circumstance, so long as the Company diligently and in good faith proceeds to remove such Aircraft, Airframe or Engine from such area. So long as an Aircraft, Airframe or Engine is subject to the Lien of the Mortgage, the Company shall not permit such Aircraft, Airframe or Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe, or Engine or (y) in violation of any airworthiness certificate, license or registration of any Governmental Authority relating to such Aircraft, Airframe or Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by the Company or Permitted Lessee, as the case may be, upon

5

discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license or registration is being contested in good faith by the Company or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of such Aircraft, Airframe or Engine, any material risk of criminal liability or material civil penalty against the Collateral Agent or any other Secured Party or impair the Collateral Agent’s security interest in such Aircraft, Airframe or Engine.
(d)Maintenance and Repair. So long as an Aircraft, Airframe or Engine is subject to the Lien of the Mortgage, the Company shall cause such Aircraft, Airframe or Engine to be maintained, serviced, repaired and overhauled in accordance with (i) the Company’s maintenance program for the same manufacturer and model as such Aircraft, Airframe or Engine approved by the FAA or maintenance standards required by or substantially equivalent to those required by the central aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom for such Aircraft, Airframe and Engine, so as to (A) keep such Aircraft, Airframe and Engine in as good operating condition as on the Closing Date, ordinary wear and tear excepted, and (B) keep such Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of such Aircraft, except in any such case during (x) temporary periods of storage in accordance with applicable regulations, maintenance and modification permitted hereunder or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Boeing 737- 800 and/or Boeing 737-700 aircraft unless such grounding by the FAA or Aviation Authority was caused by the failure of the Company to maintain, service, repair and overhaul such Aircraft in the manner required hereby; and (ii) except during periods when a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards as the Company uses with respect to similar aircraft of similar size in its fleet operated by the Company in similar circumstances and, during any period in which a Permitted Lease with respect to such Aircraft, Airframe or Engine is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances (it being understood that this clause (ii) shall not limit the Company’s obligations under the preceding clause (i)). The Company further agrees that each Aircraft, Airframe and Engine will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of such Aircraft, Airframe and Engine and in compliance with each applicable airworthiness certificate, license and registration relating to such Aircraft, Airframe or Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent the Company or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of such Aircraft, Airframe or Engine or the interest of the Collateral Agent therein, or any material risk of criminal liability or material civil penalty against the Collateral Agent or any other Secured Party. The Company shall maintain or cause to be maintained (or regularly translate) the Aircraft Documents in the English language.
(e)Registration. On or prior to the Closing Date, the Company shall cause each Aircraft to be duly registered in its name under the Act and except as otherwise permitted by this Section 3.02(e) at all times thereafter shall cause each Aircraft to remain so registered. So long as no Event of Default shall have occurred and be continuing, the Company may, by written notice to the Collateral Agent, request to change the country of registration of any Aircraft (each, a

6

“Reregistration Request”). The Collateral Agent shall promptly upon receiving a Reregistration Request, notify the Banks of such Reregistration Request. Any such change in registration shall be effected at the Company’s sole cost and expense, and only in compliance with, and subject to all of the conditions set forth in, Annex C hereto. Unless the Mortgage has been discharged, the Company shall also cause the Mortgage to be duly recorded and at all times maintained of record as a valid, first-priority perfected mortgage (subject to Permitted Liens) on the Company’s right, title and interest in each Aircraft, Airframe and Engine (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by the Collateral Agent to execute and deliver any necessary documents or such perfection is terminated by the Collateral Agent). Unless the Mortgage has been discharged as to an Airframe or Engine, the Company shall cause the International Interest granted under the Mortgage in favor of the Collateral Agent in such Airframe or such Engine to be registered on the International Registry as an International Interest on such Airframe and Engine, subject to the Collateral Agent providing its consent to the International Registry with respect thereto.
Section 3.03    Inspection.
(a)At all reasonable times, so long as an Aircraft is subject to the Lien of the Mortgage, the Secured Parties and their respective authorized representatives (the “Inspecting Parties”) may (not more than once every 12 months unless an Event of Default has occurred and is continuing, then such inspection right shall not be so limited) inspect such Aircraft and its associated Airframe and Engines (including without limitation, the related Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by the Company or such Permitted Lessee. The Secured Parties shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection, and no inspection pursuant to this Section 3.03 shall relieve Company of any of its obligations hereunder.
(b)Any inspection of an Aircraft hereunder shall be limited to a visual, walk- around inspection and shall not include the opening of any panels, bays or other components of such Aircraft, and no such inspection shall interfere with the Company’s or any Permitted Lessee’s maintenance and operation of such Aircraft.
(c)With respect to such rights of inspection, no Secured Party shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.
(d)Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 3.03(a)) provided that all such expenses incurred while an Event of Default shall be continuing shall be paid by the Company.
(e)Each of the Inspecting Parties and each of the Secured Parties shall keep, and shall cause their respective employees and representatives to hold in strict confidence all information acquired pursuant to any inspection pursuant this Section 3.03; except for disclosure to any Affiliate of a Bank as a necessary part of the administration of the Credit Agreement and necessary disclosure to participants in the Loans, disclosure in connection with disputes relating

7

to the Loan Papers, or disclosure compelled by judicial or administrative process or by other requirements of Law.
Section 3.04    Replacement and Pooling of Parts, Alterations, Modifications and Additions; Substitution of Engines.
(a)Replacement of Parts. Except as otherwise provided herein, so long as an Airframe or Engine is subject to the Lien of the Mortgage, the Company, at its own cost and expense, will, or will cause a Permitted Lessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to such Airframe or Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Company may, at its own cost and expense, or may permit a Permitted Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Lessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement parts shall be owned by Company and be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section 3.04(c) below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good an operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).
(b)Parts Subject to Lien. Except as otherwise provided herein, any Part at any time removed from any Airframe or Engine shall remain subject to the Lien of the Mortgage, no matter where located, until such time as such Part shall be replaced by a part that has been incorporated or installed in or attached to such Airframe or Engine and that meets the requirements for replacement parts specified above. Immediately upon any replacement part becoming incorporated or installed in or attached to any Airframe or Engine as provided in Section 3.04(a), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Collateral Agent and shall no longer be deemed a Part hereunder and (ii) such replacement part shall become subject to the Mortgage and be deemed part of such Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.
(c)Pooling of Parts. Any Part removed from any Airframe or Engine may be subjected by the Company or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of the Company or Permitted Lessee, provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Sections 3.04(a) and 3.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement part when incorporated or installed in or attached to any Airframe or Engine may be owned by any third party, subject to a normal pooling arrangement, so long as the Company or a Permitted Lessee, at its own cost and expense, as promptly thereafter as reasonably possible, either (i) causes such replacement part to become subject to the Lien of the Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part or (ii) replaces (or causes to be

8

replaced) such replacement part by incorporating or installing in or attaching to such Aircraft, Airframe or Engine a further replacement part owned by the Company free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of the Mortgage in accordance with Section 3.04(b).
(d)Alterations, Modifications and Additions. The Company shall, or shall cause a Permitted Lessee to, make (or cause to be made) alterations and modifications in and additions to each Aircraft, Airframe and Engine as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of such Aircraft, to the extent made mandatory in respect of such Aircraft; provided, however, that the Company or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Collateral Agent’s interest in such Aircraft and does not involve any material risk of sale, forfeiture or loss of such Aircraft or the interest of the Collateral Agent therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on the Collateral Agent or any other Secured Party. In addition, the Company, at its own expense, may, or may permit a Permitted Lessee at its own cost and expense to, from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or Engine (each an “Optional Modification”) as the Company or such Permitted Lessee may deem desirable in the proper conduct of its business including, without limitation, removal of Parts which the Company deems obsolete or no longer suitable or appropriate for use in such Airframe or Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility or useful life of such Aircraft or Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming such Aircraft or Engine was in the condition required by the Mortgage and this Agreement immediately prior to such Optional Modification) or (ii) cause such Aircraft to cease to have the applicable standard certificate of airworthiness except that such certificate of airworthiness temporarily may be replaced by an experimental certificate during the process of implementing and testing such Optional Modification and securing related FAA re-certification of such Aircraft. All Parts incorporated or installed in or attached to any Airframe or Engine as the result of any alteration, modification or addition effected by the Company shall be free and clear of any Liens except Permitted Liens and become subject to the Lien of the Mortgage; provided that the Company or any Permitted Lessee may, at any time so long as such Airframe or Engine is subject to the Lien of the Mortgage, remove any such Part (such Part being referred to herein as a “Removable Part”) from such Airframe or Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of original delivery thereof by the manufacturer or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or Engine pursuant to the terms of Section 3.02(d) or the first sentence of this Section 3.04(d) and (iii) such Part can be removed from such Airframe or Engine without materially diminishing the fair market value, utility or remaining useful life which such Airframe or Engine would have had at the time of removal had such removal not been effected by the Company, assuming such Aircraft was otherwise maintained in the condition required by the Mortgage and this Agreement and such Removable Part had not been incorporated or installed in or attached to such Airframe or Engine. Upon the removal by the Company of any such Removable Part or obsolete Part as above provided, title thereto shall, without further act, be free and clear of all rights of the Collateral Agent and such Removable Part or obsolete Part shall no longer be deemed a Part

9

hereunder. Removable Parts may be leased from or financed by (and subject to Liens thereunder in favor of) third parties other than the Collateral Agent.
(e)Substitution of Engines. Upon the occurrence of an Event of Loss with respect to any Engine under circumstances in which such Event of Loss has not occurred with respect to the associated Airframe, the Company shall promptly (and in any event within 15 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. Whether or not an Event of Loss with respect to any Engine has occurred, the Company shall have the right at its option at any time so long as no Event of Default is continuing, on at least five Business Days’ prior notice to the Collateral Agent, to substitute, and if an Event of Loss shall have occurred with respect to any Engine under circumstances in which an Event of Loss has not occurred with respect to the associated Airframe, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine. In such event, immediately upon the effectiveness of such substitution and without further act, (i) the replaced Engine shall thereupon be free and clear of all rights of the Collateral Agent and the Lien of the Mortgage and shall no longer be deemed an Engine hereunder and (ii) such Replacement Engine shall become subject to the Mortgage and this Agreement for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine (i) shall be manufactured by the Engine Manufacturer of the Engine being replaced, (ii) shall be of the same model as the Engine to be replaced thereby, or an improved model, that is suitable for installation and use on the associated Airframe and is compatible with the other Engine, (iii) shall have a value, utility and remaining useful life (without regard to hours and cycles) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Agreement) and (iv) at the time of substitution, shall be free and clear of all Liens except Permitted Liens. The Company’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Company’s sole cost and expense, and the Collateral Agent agrees to cooperate with the Company to the extent necessary to enable it to timely satisfy such conditions:
(i)    an executed counterpart (or, in the case of subclause (B) below, a photocopy) of each of the following documents shall be delivered to the Collateral Agent:
(A)    the Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of the jurisdiction other than the United States in which the aircraft of which such Engine is a part is registered, as the case may be;
(B)    a full warranty (as to title) bill of sale, covering the Replacement Engine, executed by the former owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent); and
(C)    UCC financing statements covering the security interests created by the Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the aircraft of which such Engine is a part is registered) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine;

10

(ii)    the Company shall have furnished to the Collateral Agent and the Banks an opinion of counsel from counsel reasonably satisfactory to the Collateral Agent to the effect that the Lien of the Mortgage is in full force and effect with respect to the Replacement Engine and such evidence of compliance with the insurance provisions of Section 3.06 with respect to such Replacement Engine as the Collateral Agent shall reasonably request;
(iii)    the Company shall have furnished to the Collateral Agent an opinion of the Company’s aviation law counsel reasonably satisfactory to the Collateral Agent and addressed to the Collateral Agent and the Banks as to, the due filing for recordation of the Mortgage Supplement with respect to such Replacement Engine under the Act or such other applicable law of the jurisdiction other than the United States in which the aircraft of which such Engine is a part is registered, as the case may be, and the registrations with the International Registry of (i) the International Interest constituted by such Mortgage Supplement with respect to such Replacement Engine and (ii) if the bill of sale referred to in clause (i)(B) above constitutes a “contract of sale” under the Cape Town Treaty, such contract of sale with respect to such Replacement Engine; and
(iv)    the Company shall have furnished to the Collateral Agent a certificate of a qualified aircraft engineer (who may be an employee of the Company) or an ISTAT-qualified independent appraiser certifying that such Replacement Engine has a value, utility and remaining useful life (without regard to hours and cycles) at least equal to the Engine so replaced (assuming that such Engine had been maintained in accordance with this Agreement).
Upon satisfaction of all conditions to such substitution, (x) the Collateral Agent shall, at the cost and expense of the Company, execute and deliver to the Company such documents and instruments, prepared by the Company at the Company’s expense, as the Company shall reasonably request to evidence the release of such replaced Engine from the Lien of the Mortgage and procure the discharge of the International Interest granted under the Mortgage in the replaced Engine, (y) the Collateral Agent shall assign to the Company all claims it may have against any other Person relating to any Event of Loss giving rise to such substitution, if applicable, and (z) the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b) or those subject to Section 3.05(f)) and, subject to Section 3.05(f), proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in Section 3.05(d).
Section 3.05    Loss, Destruction or Requisition.
(a)Event of Loss With Respect to an Aircraft or Airframe. Upon the occurrence of an Event of Loss with respect to an Aircraft or Airframe, the Company shall promptly upon obtaining knowledge of such Event of Loss (and in any event within 10 days after such occurrence) give the Collateral Agent written notice of such Event of Loss. The Company shall, within 60 days after such occurrence, either:

11

(i)if required pursuant to Section 6.12(c)(y) of the Credit Agreement, replace such Aircraft or Airframe, together with its associated Engines, with a Replacement Aircraft pursuant to and in accordance with Section 6.12(c) of the Credit Agreement; or
(ii)if permitted pursuant to Section 6.12(b) of the Credit Agreement, have such Aircraft or Airframe, together with its associated Engines, released from the Lien of the Mortgage as set forth in Section 3.01(b) of the Mortgage.
(b)Effect of Replacement. Upon replacement as provided for in Section 3.05(a)(i), (i) the Lien of the Mortgage shall continue with respect to such Replacement Aircraft, as though no Event of Loss had occurred; (ii) the Collateral Agent shall, at the cost and expense of the Company, release from the Lien of the Mortgage the Aircraft suffering such Event of Loss and all related Collateral, by executing and delivering to the Company such documents and instruments, as the Company may reasonably request to evidence such release and procure the discharge of the related International Interest; and (iii) the Collateral Agent shall assign to the Company all claims the Collateral Agent may have against any other Person arising from the Event of Loss and the Company shall receive all insurance proceeds (other than those reserved to others under Section 3.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft, as provided in Section 3.05(d).
(c)Requirements to Aircraft Replacement. In connection with the Company’s obligation to provide a Replacement Aircraft as provided in Section 3.05(a)(i), the Company shall:
(i)    on the date when the Replacement Aircraft is subjected to the Lien of the Mortgage (such date being referred to in this Section 3.05 as the “Replacement Closing Date”), an executed counterpart of each of the following documents (or, in the case of the FAA bill of sale and full warranty bill of sale referred to below, a photocopy thereof) shall have been delivered to the Collateral Agent:
(A)    a Mortgage Supplement covering the Replacement Aircraft, which shall have been duly filed for recordation pursuant to the Act or such other applicable law of such jurisdiction other than the United States in which the Replacement Aircraft is to be registered in accordance with Section 3.02(e), as the case may be;
(B)    an FAA bill of sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the airframe constituting the Replacement Aircraft executed by the former owner thereof in favor of the Company;
(C)    a full warranty (as to title) bill of sale, covering the Replacement Aircraft, executed by the former owner thereof in favor of the Company (or, at the Company’s option, other evidence of the Company’s ownership of such Replacement Aircraft reasonably satisfactory to the Collateral Agent); and
(D)    UCC financing statements covering the security interests created by the Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement

12

Aircraft may be registered in accordance with Section 3.02(e)) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Aircraft created by the Mortgage;
(ii)    [Reserved];
(iii)    the Collateral Agent (acting directly or by authorization to its special counsel) shall have received satisfactory evidence as to the compliance with the insurance provisions of Section 3.06 with respect to the Replacement Aircraft;
(iv)    on the Replacement Closing Date, (A) the Company shall cause the Replacement Aircraft to be subject to the Lien of the Mortgage free and clear of Liens (other than Permitted Liens), (B) the Replacement Aircraft shall have been duly certified by the FAA (or other applicable Aviation Authority) as to type and airworthiness in accordance with the terms of this Agreement, (C) application for registration of the Replacement Aircraft in accordance with Section 3.02(e) shall have been duly made with the FAA or other applicable Aviation Authority and the Company (or the Permitted Lessee, if applicable) shall have authority to operate the Replacement Aircraft and (D) the International Interest of the Mortgage with respect to the Replacement Aircraft shall have been registered with the International Registry and, if the bill of sale referred to in (i)(C) above constitutes a “contract of sale” under the Cape Town Treaty, such contract of sale with respect to the Replacement Aircraft shall have been registered with the International Registry; and
(v)    the Collateral Agent and the Banks at the expense of the Company, shall have received (A) an opinion of counsel, addressed to the Collateral Agent and the Banks, to the effect that the Replacement Aircraft has or have duly been made subject to the Lien of the Mortgage, and the Collateral Agent will be entitled to the benefits of Section 1110 with respect to the Replacement Aircraft, provided that such opinion with respect to Section 1110 need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to the Collateral Agent, and (B) an opinion of Company’s aviation law counsel reasonably satisfactory to the Collateral Agent and addressed to the Collateral Agent and the Banks as to the due registration of any such Replacement Aircraft and the due filing for recordation of a Mortgage Supplement with respect to such Replacement Aircraft under the Act or such other applicable law of the jurisdiction other than the United States in which the Replacement Aircraft is to be registered in accordance with Section 3.02(e), as the case may be, and the registrations with the International Registry of the interests specified in clause (iv)(D) above with respect to the Replacement Aircraft.
(d)Payments Received on Account of an Event of Loss. Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by the Collateral Agent or the Company from any Governmental Authority or any other Person in respect of any Event of Loss shall be held by, or (unless the Company shall be entitled to retain such amounts as provided below) paid over to, the Collateral Agent and will be applied as follows:

13

(i)    if such amounts are received with respect to an Aircraft or Airframe, and an Engine installed on such Airframe at the time of such Event of Loss, upon compliance by the Company with the applicable terms of Section 3.05(a)(i) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, the Company;
(ii)    if such amounts are received with respect to an Aircraft or Airframe, and an Engine installed on such Airframe at the time of such Event of Loss and the Aircraft or Airframe, together with associated Engines, is permitted to be released from the Lien of the Mortgage as set forth in 3.05(a)(ii), such amounts shall be paid over to, or retained by, the Company; and
(iii)    if such amounts are received with respect to an Aircraft or Airframe, and an Engine installed on such Airframe at the time of such Event of Loss and the Aircraft or Airframe, together with associated Engines, is not permitted to be released from the Lien of the Mortgage as set forth in 3.05(a)(ii) because an Event of Default has occurred and continuing, such amounts shall be applied by the Collateral Agent in accordance with the Credit Agreement.
(e)Requisition for Use. In the event of a requisition for use by any Governmental Authority of any Airframe and any Engines, if any, or engines installed on an Airframe while such Airframe is subject to the Lien of the Mortgage, the Company shall promptly notify the Collateral Agent of such requisition and all of the Company’s obligations under this Agreement shall continue to the same extent as if such requisition had not occurred except to the extent that the performance or observance of any obligation by the Company shall have been prevented or delayed by such requisition; provided that the Company’s obligations under this Section 3.05 with respect to the occurrence of an Event of Loss for the payment of money and under Section 3.06 (except while an assumption of liability by the U.S. Government of the scope referred to in Section 3.02(c) is in effect) shall not be reduced or delayed by such requisition. Any payments received by the Collateral Agent or the Company or Permitted Lessee from such Governmental Authority with respect to such requisition of use shall be paid over to, or retained by, the Company. In the event of an Event of Loss of an Engine resulting from the requisition for use by a Governmental Authority of such Engine (but not the associated Airframe), the Company will replace such Engine hereunder by complying with the terms of Section 3.04(e) and any payments received by the Collateral Agent or the Company from such Governmental Authority with respect to such requisition shall be paid over to, or retained by, the Company.
(f)Certain Payments to be Held As Security. Any amount referred to in this Section 3.05 or Section 3.06 which is payable or creditable to, or retainable by, the Company shall not be paid or credited to, or retained by, the Company if at the time of such payment, credit or retention a Default under Section 7.1(a) of the Credit Agreement or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Collateral Agent as security for the obligations of the Company under the Loan Papers, and at such time as there shall not be continuing any such Default or Event of Default such amount shall, to the extent not theretofore applied as provided herein, be paid over to the Company.
Section 3.06    Insurance.

14

(a)Obligation to Insure. The Company shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.
(b)Insurance for Own Account. Nothing in this Section 3.06 shall limit or prohibit (a) the Company from maintaining the policies of insurance required under Annex B with higher coverage than those specified in Annex B, or (b) the Collateral Agent or any other Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Company pursuant to this Section 3.06 and Annex B.
(c)Indemnification by Government in Lieu of Insurance. The Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to an Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of the Collateral Agent, other Governmental Authority, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that the Company (or any Permitted Lessee) may continue to maintain, in accordance with this Section 3.06, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 3.06.
(d)Application of Insurance Proceeds. As between the Company and the Collateral Agent, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Aircraft or any Engine under policies required to be maintained by the Company pursuant to this Section 3.06 will be applied in accordance with Section 3.05(d) and subject to Section 3.05(f). All proceeds of insurance required to be maintained by the Company, in accordance with this Section 3.06 and Section B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to any Aircraft, Airframe or Engine shall be paid over to the Company or the Collateral Agent, as the case may be, as provided in Section B of Annex B and will be applied in payment (or to reimburse the Company) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, the Company.

ARTICLE IV
REMEDIES
Section 4.01    Limitations Under CRAF. Notwithstanding Section 7.2 or Section 7.3 of the Credit Agreement or Article 2 of the Mortgage, during any period that any Aircraft, Airframe or Engine is subject to CRAF in accordance with the provisions of Section 3.02(b)(vi) and in the possession of the U.S. Government, the Collateral Agent shall not, as a result of any Event of Default, exercise its remedies hereunder in such manner as to limit the Company’s control under this Agreement (or any Permitted Lessee’s control under any Permitted Lease) of such Aircraft, Airframe or Engine, unless at least 30 days’ (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by the

15

Collateral Agent or any other Secured Party by registered or certified mail to the Company (and any Permitted Lessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing the Company’s (or any Permitted Lessee’s) participation in CRAF with respect to such Aircraft, Airframe or Engine.

ARTICLE V
MISCELLANEOUS
Section 5.01    Registrations with the International Registry. Each of the parties hereto consents to the registration with the International Registry of the International Interests granted under the Mortgage, and each party hereto covenants and agrees that it will take all such action, at Company’s cost, reasonably requested by the Company or the Collateral Agent in order to make any registrations with the International Registry, including becoming a Transacting User Entity with the International Registry and providing consents to any registration as may be contemplated by the Loan Papers.
Section 5.02    Storage. Notwithstanding anything to the contrary in any Loan Paper, (A) (i) the Company may place any Aircraft in storage in accordance with the Company’s standard storage procedures, (ii) any Aircraft (or any component thereof) may undergo maintenance in accordance with the Company’s FAA approved maintenance program and (iii) any Aircraft may be grounded by applicable government authorities, in each case, without the necessity of keeping such Aircraft in good operating condition or maintaining such Aircraft’s airworthiness certification or otherwise complying with the provisions of this Agreement, (B) the Company may contest the applicability of any Laws or directives in any reasonable manner and defer compliance therewith until such contest is finally determined or adjudicated, so long as, notwithstanding such deferred compliance with respect to any Aircraft, the Company keeps such Aircraft in good operating condition and maintains such Aircraft’s airworthiness certification and (C) the Company may defer maintenance and defer conformity with any airworthiness directive in a manner that is consistent with its FAA approved maintenance program and applicable Laws; provided that if any Aircraft has been placed into storage or grounded as provided in the preceding clause (A) is not in good operating condition or lacks airworthiness certification (any such Aircraft, a “Non-Compliant Pool Aircraft”) for a period of more than 30 days, then, within 60 days of the end of such 30 day period the Company shall be required to replace such Aircraft with another Aircraft in compliance with Section 6.12(b) of the Credit Agreement; provided, further, that the Company shall not permit the Appraised Value of all Non-Compliant Pool Aircraft at any time to exceed an amount equal to 7.5% of the Appraised Value of all Pool Assets at such time for a period of more than ten Business Days.
Section 5.03    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16

Section 5.04    Notices. All notices and other communication provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, e-mailed (where indicated) or delivered in accordance with Section 9.2 of the Credit Agreement.
Section 5.05    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 5.06    Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Company with respect to which such waiver, amendment or modification is to apply.
Section 5.07    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit, of each party hereto and its respective successors and permitted assigns.

* * *

17

IN WITNESS WHEREOF, the Company and the Collateral Agent have caused this Mortgaged Aircraft Operating Agreement to be duly executed by their respective officers thereunto duly authorized.

SOUTHWEST AIRLINES CO. By:_______________________________ Name: Title:
JPMORGAN CHASE BANK, N.A., as Collateral Agent By:_______________________________ Name: Title:

18

ANNEX A
DEFINED TERMS
“Act” means Part A of Subtitle VII of the United States Transportation Code (49 U.S.C., §§ 40101 et seq.).
“Additional Insured” is defined in Section D(i) of Annex B.
“Affiliate” has the meaning set forth in the Credit Agreement.
“Aircraft” means an Airframe and its two associated Engines. An Airframe is “associated” with the two Engines grouped with it on Exhibit A to the Mortgage (and vice versa).
“Aircraft Documents” means, with respect to any Aircraft, all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by (a) the FAA pursuant to FAR 121.380A (or successor regulation) and any other relevant regulation promulgated by the FAA which is applicable to the Company as an operator under FAR 121 or (b) the relevant Aviation Authority, to be maintained with respect to such Aircraft, Airframe, Engines or Parts and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made prior to the release of the Lien of the Mortgage with respect to the applicable Aircraft, or required to be made prior to the release of the Lien of the Mortgage with respect to the applicable Aircraft, by the regulations of the relevant Aviation Authority, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper, CD-ROM or computer disk) such materials may be maintained or retained by or on behalf of the Company (provided, that all such materials shall be maintained in the English language or, if in a jurisdiction other than the United States in which the keeping of records in English is not practical, regularly translated in the English language).
“Airframe” means (a) each aircraft (including, in each case, the winglets installed thereon, but excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number, United States registration number and Airframe Manufacturer’s serial number set forth on Exhibit A to the Mortgage and any Replacement Airframe and (b) any and all related Parts. Upon substitution of a Replacement Airframe under and in accordance with this Agreement, such Replacement Airframe shall become subject to this Agreement and the Mortgage and shall be an “Airframe” for all purposes of this Agreement and the Mortgage and thereupon the Airframe for which the substitution is made shall no longer be subject to this Agreement and the Mortgage, and such replaced Airframe shall cease to be an “Airframe.”
“Airframe Manufacturer” means The Boeing Company, a Delaware corporation.
“Appraised Value” has the meaning set forth in the Credit Agreement.

Annex A
19

“Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) of this Agreement and Annex C thereof, such other Governmental Authority.
“Banks” has the meaning set forth in the Credit Agreement.
“Cape Town Treaty” has the meaning set forth in the Credit Agreement.
“Closing Date” means the date of this Agreement.
“Collateral” has the meaning set forth in the Mortgage.
“Collateral Agent” has the meaning set forth in the introduction to this Agreement.
“Company” has the meaning set forth in the introduction to this Agreement.
“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.
“Credit Agreement” has the meaning set forth in the recital to this Agreement.
“Dollars,” “United States Dollars” and “$” mean lawful money for the time being of the United States of America.
“Engine” means, with respect to any Airframe (a) each of the engines manufactured by the Engine Manufacturer and identified by Engine Manufacturer’s model number and Engine Manufacturer’s serial number set forth on Exhibit A to the Mortgage and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all related Parts. Upon substitution of a Replacement Engine under and in accordance with this Agreement, such Replacement Engine shall become subject to this Agreement and the Mortgage and shall be an “Engine” for all purposes of this Agreement and the Mortgage and thereupon the Engine for which the substitution is made shall no longer be subject to this Agreement and the Mortgage, and such replaced Engine shall cease to be an “Engine.”.
“Engine Manufacturer” means CFM International, Inc., a Delaware corporation.
“Event of Default” has the meaning set forth in the Credit Agreement.
“Event of Loss” means, with respect to any Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such Property, for any reason whatsoever:
(a)    the destruction of such Property, damage to such Property beyond economic repair or rendition of such Property permanently unfit for normal use by Company;

Annex A
20

(b)    the actual or constructive total loss of such Property or any damage to such Property, or requisition of title or use of such Property, which results in an insurance settlement with respect to such Property on the basis of a total loss or constructive or compromised total loss;
(c)    any theft, hijacking or disappearance of such Property for a period of 180 consecutive days or more;
(d)    any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such Property by any Governmental Authority or purported Governmental Authority (other than a requisition of use by a Permitted Government Entity) for a period exceeding 12 consecutive months;
(e)    as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Governmental Authority of the government of registry of the Aircraft or by any Governmental Authority otherwise having jurisdiction over the operation or use of the Aircraft, the use of such Property in the normal course of the Company’s business of passenger air transportation is prohibited for a period of 18 consecutive months unless the Company, prior to the expiration of such 18-month period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such Property by the Company, but in any event if such use shall have been prohibited for a period of three consecutive years; and
(f)    any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 3.02(b) of this Agreement.
“FAA” has the meaning set forth in the Mortgage.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Inspecting Parties” has the meaning set forth in Section 3.03(a).
“International Interest” has the meaning set forth in the Mortgage.
“International Registry” has the meaning set forth in the Mortgage.
“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

Annex A
21

“Lien” has the meaning set forth in the Credit Agreement.
“Loan” has the meaning set forth in the Credit Agreement.
“Loan Papers” has the meaning set forth in the Credit Agreement.
“Mortgage” means the Mortgage and Security Agreement, dated as of March 30, 2020, between the Company and the Collateral Agent, entered into pursuant to the Credit Agreement.
“Mortgage Supplement” means a supplement to the Mortgage, appropriate for the purpose for which it is being used.
“Non-Compliant Pool Aircraft” has the meaning set forth in Section 5.02.
“Optional Modification” has the meaning set forth in Section 3.04(d).
“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part that constitutes passenger convenience equipment or is otherwise leased by Company from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of this Agreement.
“Permitted Air Carrier” means (a) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (b) any Permitted Foreign Air Carrier, (c) any U.S. Certificated Air Carrier or (d) any person approved in writing by the Collateral Agent.
“Permitted Country” means any country listed on Schedule 1.
“Permitted Foreign Air Carrier” means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.
“Permitted Government Entity” means (a) the U.S. Government or (b) any other Governmental Authority if the Aircraft is then registered under the laws of the country of such Governmental Authority.
“Permitted Lease” means a lease (including a sublease) permitted under Section 3.02(b)(viii) of this Agreement.
“Permitted Lessee” means a lessee under a Permitted Lease.

Annex A
22

“Permitted Liens” has the meaning set forth in the Mortgage.
“Person” has the meaning set forth in the Credit Agreement.
“Pool Assets” has the meaning set forth in the Credit Agreement.
“Property” of any Person means any property or assets, or interest therein, of such Person.
“Reregistration Request” has the meaning set forth in Section 3.02(e).
“Replacement Aircraft” means, with respect to any Aircraft, any aircraft substituted for such Aircraft pursuant to Section 3.05(a)(i).
“Replacement Airframe” means, with respect to any Airframe, any airframe constituting a Replacement Airframe.
“Replacement Closing Date” has the meaning set forth in Section 3.05(c).
“Replacement Engine” means, with respect to any Engine, an engine substituted for such Engine pursuant to Section 3.04(e) or 3.05.
“Removable Part” is defined in Section 3.04(d).
“Secured Parties” has the meaning set forth in the Credit Agreement.
“Threshold Amount” means $7,500,000.
“Transacting User Entity” is defined in Section 2.1.11 of the Regulations of the International Registry.
“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 States and the District of Columbia of the United States of America.
“U.S. Certificated Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.
“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

Annex A
23

“Wet Lease” means any arrangement whereby the Company or a Permitted Lessee agrees to furnish an Airframe and the related Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines shall at all times be operated solely by cockpit crew provided by the Company or such Permitted Lessee possessing all current certificates and licenses required by Law, shall be maintained by the Company or such Permitted Lessee in accordance with the provisions of this Agreement and shall continue to be insured by the Company or such Permitted Lessee in accordance with the provisions of this Agreement.

Annex A
24

ANNEX B
INSURANCE

A.	Liability Insurance.
1.    Except as provided in Section A.2 below, the Company will carry or cause to be carried at all times, at no expense to the Collateral Agent or the Banks, comprehensive airline legal liability insurance (including, but not limited to third party and passenger liability, bodily injury, property damage, war risk and allied perils liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance, but excluding manufacturer’s product liability coverage) with respect to each Aircraft, Airframe and Engine, which is (i) in an amount per occurrence not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by the Company of the same type and operating on similar routes as the applicable Aircraft and (y) $500,000,000 per occurrence; (ii) of the type and covering the same risks as from time to time applicable to aircraft operated by the Company of the same type as the Aircraft; and (iii) maintained in effect with insurers of U.S. domestically or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).
2.    During any period that an Aircraft is on the ground and not in operation, Company may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or operated by the Company of the same type as the Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or operated by the Company of the same type which are on the ground and not in operation.

B.	Hull Insurance.
1.    Except as provided in Section B.2 below, the Company will carry or cause to be carried at all times, at no expense to the Collateral Agent or the Banks, with Approved Insurers “all-risk” ground and flight aircraft hull insurance covering each Aircraft (including the associated Engines when they are installed on the Airframe or any other airframe and including any Engines or Parts when not installed on the Airframe) which is of the type as from time to time applicable to aircraft owned by Company of the same type as such Aircraft for an amount denominated in United States Dollars not less than the Agreed Value. “Agreed Value” means for any Aircraft at any time, 100% of the Appraised Value of such Aircraft.
Any policies of insurance carried in accordance with this Section B.1 or Section C covering an Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name the Collateral Agent as the sole loss payee for any proceeds to be paid under such policies up to an amount equal to the Agreed Value and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Agreed Value shall be payable to the Collateral Agent, except in the case of a loss with respect to an Engine installed on an airframe other than an

Annex B
25

Airframe, in which case the Company (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of the Collateral Agent whether such payment is made to the Company (or any Permitted Lessee) or any third party, it being understood and agreed that in the case of any payment to the Collateral Agent otherwise than in respect of an Event of Loss, the Collateral Agent shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Company or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Agreed Value shall be paid to the Company or its order unless an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Collateral Agent. In the case of a loss with respect to an engine (other than an Engine) installed on an Airframe, Collateral Agent shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Company or any other third party that is entitled to receive such proceeds.
2.    During any period that an Aircraft is on the ground and not in operation, the Company may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by the Company of the same type similarly on the ground and not in operation, provided that the Company shall maintain insurance against risk of loss or damage to such Aircraft in an amount equal to the Agreed Value during such period that such Aircraft is on the ground and not in operation.
C.War-Risk, Hijacking and Allied Perils Insurance. If the Company (or any Permitted Lessee) shall at any time operate or propose to operate any Aircraft, Airframe or Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by the Company (or any Permitted Lessee) with respect to other aircraft owned or operated by the Company (or any Permitted Lessee) on such routes or in such areas, the Company shall maintain or cause to be maintained, at no expense to the Collateral Agent or the Banks, with Approved Insurers war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas and, in the case of associated hull insurances, in no event in an amount less than the Agreed Value for such Aircraft.
D.General Provisions. Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:
(i)in the case of Section A, shall name the Collateral Agent, and each Bank as an additional insured (collectively, the “Additional Insureds”), as its interests may appear;
(ii)shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking and related perils insurance required under Section C, which shall apply to the fullest extent available in the international insurance market);

Annex B
26

(iii)shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Company (or any Permitted Lessee) or any other Person (including, without limitation, use for illegal purposes of any Aircraft or any Engine) and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Company (or any Permitted Lessee);
(iv)shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (seven days in the case of war risk, hijacking and allied perils insurance) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;
(v)shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;
(vi)shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;
(vii)shall provide that all of the liability insurance provisions thereof, except the limits of liability and agreed value, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;
(viii)shall provide that none of the Additional Insureds shall be liable for any insurance premium;
(ix)shall waive any right of the insurers to subrogation against any Additional Insured; and
(x)shall contain a 50/50% Clause per Lloyd’s Aviation Underwriters’ Association Standard Policy Form AVS 103.
E.Reports and Certificates; Other Information. On or prior to each renewal date of the insurance policies required hereunder, the Company will furnish or cause to be furnished to the Collateral Agent insurance certificates describing in reasonable detail the insurance maintained by the Company hereunder and a report, signed by the Company’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid and (b) such insurance complies with the terms of this Annex B, except that such opinion shall not be required with respect to war risk insurance provided by the FAA. To the extent such agreement is reasonably obtainable the Company will also cause the Insurance Broker to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Aircraft or Engine or cause the

Annex B
27

cancellation or termination of such insurance, and to advise the Collateral Agent in writing at least 30 days (seven days in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex B.
F.Right to Pay Premiums. The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of the Collateral Agent and the other Additional Insured shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the Collateral Agent shall have the option, in its sole discretion, to pay any such premium in respect of an Aircraft that is due in respect of the coverage pursuant to this Agreement and to maintain such coverage, as the Collateral Agent may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse the Collateral Agent for amounts so paid by them.
G.Deductibles; Self-insurance. The Company may self-insure with respect to an Aircraft to the same extent as it does with respect to, or maintain policies with deductibles or premium adjustment provisions consistent with similar provisions applicable to, other comparable aircraft operated by the Company; provided, however, that in the case of hull insurance, such self-insurance shall in no event exceed $150,000,000 per policy year with respect to an Aircraft and all other comparable aircraft operated by the Company, taken together; and provided further that, in the case of public liability insurance, such self-insurance shall in no event exceed $150,000,000 per policy year.
H.Indemnification by Government in Lieu of Insurance. The Collateral Agent agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Paragraph C of this Annex B, indemnification from, or insurance provided by, the government of the United States of America or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the U.S. Government, including from the FAA under the FAA’s war risk and allied perils insurance program; provided that the provisions of this Paragraph H shall be deemed satisfied if the U.S. Government is obligated to publish notice of any cancellation, reduction, change or lapse described therein in the Federal Register; provided further that in such case, the Company agrees to furnish notice to each additional insured of any such cancellation, reduction, change or lapse immediately following receipt by the Company of notice thereof.
I.AVN 67B. If the Company shall be insuring the Aircraft in the London or other market that utilizes London-form financier endorsements, an endorsement in the form of AVN 67B (or any form generally accepted in the international aviation insurance markets as the successor to such form) shall satisfy the endorsement requirements set forth in this Annex B.

Annex B
28

ANNEX C
FOREIGN REGISTRATION
The Collateral Agent and the Company hereby agree, subject to the provisions of Section 3.02(e) of this Agreement, that the Company shall be entitled to register any Aircraft or cause any Aircraft to be registered in a country other than the United States, subject to compliance with the following:

(ii)	each of the following requirements is satisfied:
(A)    no Event of Default shall have occurred and be continuing at the time of such registration;
(B)    such proposed change of registration is made in connection with a Permitted Lease to a Permitted Air Carrier; and
(C)    such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Closing Date;
(iii)the Collateral Agent shall have received an opinion of counsel (subject to customary exceptions) reasonably satisfactory to the Collateral Agent addressed to the Collateral Agent and the Banks as to the effect that:
(A)    such country would recognize the Company’s ownership interest in such Aircraft;

(B)    after giving effect to such change in registration, the Lien of the Mortgage on the Company’s right, title and interest in and to such Aircraft shall continue in the reasonable opinion of the Collateral Agent as a valid and duly perfected first priority security interest and International Interest (subject to Permitted Liens) and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) the Collateral Agent shall have received a certificate from Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Collateral Agent on or prior to the effective date of such change in registration);
(C)    unless Company or the Permitted Air Carrier shall have agreed to provide insurance covering the risk of requisition of use of such Aircraft by the government of such country (so long as such Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government

Annex C
29

of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Company prior to such proposed reregistration has obtained such license or permit or the obtaining thereof being ministerial in nature and de minimis in expense) for the taking or requisition by such government of such use; and
(D)    it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of the Collateral Agent (or any Affiliate of the Collateral Agent), for the Collateral Agent to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to such Aircraft.
(b)In addition, as a condition precedent to any change in registration, Company shall have given to the Collateral Agent and the Banks assurances reasonably satisfactory to the Collateral Agent:
(i)    to the effect that the provisions of Section 3.02 of this Agreement have been complied with after giving effect to such change of registration;
(ii)    of the payment by Company of all reasonable out-of-pocket expenses of each Secured Party in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to the Collateral Agent, (2) any filing or recording fees, taxes or similar payments incurred in connection with the change of registration of such Aircraft and the creation and perfection of the security interest therein in favor of the Collateral Agent for the benefit of the Secured Parties, and (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in such Aircraft in favor of the Collateral Agent for the benefit of the Secured Parties; and
(iii)    to the effect that the tax and other indemnities in favor of each Person named as an indemnitee under any other Operative Agreement afford each such Person substantially the same protection as provided prior to such change of registration (or Company shall have agreed upon additional indemnities that, together with such original indemnities, in the reasonable judgment of the Collateral Agent, afford such protection).

Annex C
30

SCHEDULE 1
PERMITTED COUNTRIES
Argentina	Luxembourg
Aruba	Malaysia
Australia	Malta
Austria	Mexico
Bahamas	Netherlands
Belgium	Netherlands Antilles
Bolivia	New Zealand
Brazil	Norway
Canada	Paraguay
Chile	People’s Republic of China
Czech Republic	Peru
Denmark	Philippines
Egypt	Poland
Ecuador	Portugal
Finland	Republic of China (Taiwan)
France	Singapore
Germany	South Africa
Greece	South Korea
Hungary	Spain
Iceland	Sweden
India	Switzerland
Indonesia	Thailand
Ireland	Trinidad and Tobago
Italy	United Kingdom
Japan

Exhibit A

ANNEX IV

SCHEDULE II

POOL ASSETS

[See attached]

SCHEDULE II
POOL ASSETS
Airframes and Engines

	Airframe Make	Airframe Model	U.S. Reg. Number	Airframe MSN	Engine Manufacturer	Engine Model	Engine MSN 1	Engine MSN 2
1	Boeing	737-8H4	N8635F	60083	CFM International	CFM56-7B27E/F	658992	658949
2	Boeing	737-8H4	N8634A	42522	CFM International	CFM56-7B27E/F	658985	658982
3	Boeing	737-8H4	N8633A	36905	CFM International	CFM56-7B27E/F	658937	658892
4	Boeing	737-8H4	N8632A	60082	CFM International	CFM56-7B27E/F	658893	658891
5	Boeing	737-8H4	N8631A	42385	CFM International	CFM56-7B27E/F	657908	658873
6	Boeing	737-8H4	N8623F	36731	CFM International	CFM56-7B27E/F	658491	658488
7	Boeing	737-8H4	N8619F	33939	CFM International	CFM56-7B27E/F	658361	658359
8	Boeing	737-8H4	N8620H	42526	CFM International	CFM56-7B27E/F	658371	658351
9	Boeing	737-8H4	N8618N	36915	CFM International	CFM56-7B27E/F	658355	658354
10	Boeing	737-8H4	N8617E	36912	CFM International	CFM56-7B27E/F	658280	658279
11	Boeing	737-8H4	N8616C	36914	CFM International	CFM56-7B27E/F	658267	658257
12	Boeing	737-8H4	N8615E	36933	CFM International	CFM56-7B27E/F	962655	658223
13	Boeing	737-8H4	N8614M	36908	CFM International	CFM56-7B27E/F	962723	962719
14	Boeing	737-8H4	N8613K	36998	CFM International	CFM56-7B27E/F	963686	962683
15	Boeing	737-8H4	N8605E	36891	CFM International	CFM56-7B27E/F	962478	963475
16	Boeing	737-8H4	N8329B	37006	CFM International	CFM56-7B27E/F	962467	962465
17	Boeing	737-8H4	N8328A	38818	CFM International	CFM56-7B27E/F	962456	962448
18	Boeing	737-8H4	N8327A	37009	CFM International	CFM56-7B27E/F	962411	962410
19	Boeing	737-8H4	N8326F	35969	CFM International	CFM56-7B27E/F	962416	962415
20	Boeing	737-8H4	N8325D	37003	CFM International	CFM56-7B27E/F	962402	962401
21	Boeing	737-7H4	N954WN	36669	CFM International	CFM56-7B24/3	804732	804718
22	Boeing	737-7H4	N953WN	36668	CFM International	CFM56-7B24/3	804651	804507
23	Boeing	737-7H4	N952WN	36667	CFM International	CFM56-7B24/3	804571	804568
24	Boeing	737-7BD	N7737E	33929	CFM International	CFM56-7B20	894174	894335
25	Boeing	737-7BD	N7736A	35109	CFM International	CFM56-7B20	894344	890882
26	Boeing	737-7H4	N258WN	32516	CFM International	CFM56-7B24	894248	894154
27	Boeing	737-7H4	N257WN	32515	CFM International	CFM56-7B24	894221	892867
28	Boeing	737-7H4	N256WN	32514	CFM International	CFM56-7B24	894216	894200
29	Boeing	737-7H4	N255WN	32513	CFM International	CFM56-7B24	894198	894197
30	Boeing	737-7H4	N254WN	32512	CFM International	CFM56-7B24	894173	894172
31	Boeing	737-7H4	N253WN	32511	CFM International	CFM56-7B24	895150	894101
32	Boeing	737-7H4	N252WN	34973	CFM International	CFM56-7B24	894140	894139
33	Boeing	737-7H4	N251WN	32510	CFM International	CFM56-7B24	894136	894135
34	Boeing	737-7H4	N250WN	34972	CFM International	CFM56-7B24	894122	892987
35	Boeing	737-7H4	N249WN	34951	CFM International	CFM56-7B24	892993	892992
36	Boeing	737-7H4	N247WN	32508	CFM International	CFM56-7B24	892958	892957
37	Boeing	737-7H4	N246LV	32507	CFM International	CFM56-7B24	892950	892946
38	Boeing	737-7H4	N245WN	32506	CFM International	CFM56-7B24	892943	892942
39	Boeing	737-7H4	N244WN	34864	CFM International	CFM56-7B24	874962	892930
40	Boeing	737-7H4	N239WN	34714	CFM International	CFM56-7B24	892885	892884
41	Boeing	737-7H4	N238WN	34713	CFM International	CFM56-7B24	892396	892284
42	Boeing	737-7H4	N236WN	34631	CFM International	CFM56-7B24	892838	892835

1

43	Boeing	737-7H4	N235WN	34630	CFM International	CFM56-7B24	893784	892813
44	Boeing	737-7H4	N234WN	32502	CFM International	CFM56-7B24	892790	892776
45	Boeing	737-7H4	N233LV	32501	CFM International	CFM56-7B24	893759	893752
46	Boeing	737-7BD	N7720F	33922	CFM International	CFM56-7B20	892655	892654
47	Boeing	737-7H4	N228WN	32496	CFM International	CFM56-7B24	892606	892605
48	Boeing	737-7H4	N222WN	34290	CFM International	CFM56-7B24	892526	892525
49	Boeing	737-7BD	N7715E	33921	CFM International	CFM56-7B20	893511	893510
50	Boeing	737-7H4	N221WN	34259	CFM International	CFM56-7B24	892516	892515
51	Boeing	737-752	N7835A	34294	CFM International	CFM56-7B22	892486	893127
52	Boeing	737-7H4	N218WN	32489	CFM International	CFM56-7B24	892439	892438
53	Boeing	737-7H4	N217JC	34232	CFM International	CFM56-7B24	892429	892428
54	Boeing	737-7BD	N7713A	33919	CFM International	CFM56-7B20	892416	892415
55	Boeing	737-7H4	N214WN	32486	CFM International	CFM56-7B24	892183	892182
56	Boeing	737-7H4	N215WN	32487	CFM International	CFM56-7B24	893199	893194
57	Boeing	737-7H4	N213WN	34217	CFM International	CFM56-7B24	892217	892212
58	Boeing	737-7H4	N212WN	32485	CFM International	CFM56-7B24	892201	892195
59	Boeing	737-7H4	N211WN	34163	CFM International	CFM56-7B24	892214	892190
60	Boeing	737-7H4	N209WN	32484	CFM International	CFM56-7B24	892188	892179
61	Boeing	737-7H4	N210WN	34162	CFM International	CFM56-7B24	892213	892189
62	Boeing	737-7H4	N208WN	29856	CFM International	CFM56-7B24	892186	892185
63	Boeing	737-7H4	N207WN	34012	CFM International	CFM56-7B24	892187	892178
64	Boeing	737-7H4	N206WN	34011	CFM International	CFM56-7B24	892176	892166
65	Boeing	737-7H4	N205WN	34010	CFM International	CFM56-7B24	892196	892193
66	Boeing	737-7H4	N203WN	32483	CFM International	CFM56-7B24	893135	892285
67	Boeing	737-7H4	N202WN	33999	CFM International	CFM56-7B24	892275	892274
68	Boeing	737-7H4	N201LV	29854	CFM International	CFM56-7B24	893278	893277
69	Boeing	737-7H4	N200WN	32482	CFM International	CFM56-7B24	892254	892253
70	Boeing	737-7H4	N499WN	32481	CFM International	CFM56-7B24	893245	892248
71	Boeing	737-7H4	N498WN	32480	CFM International	CFM56-7B24	893230	892243
72	Boeing	737-7H4	N496WN	32478	CFM International	CFM56-7B24	892242	892241
73	Boeing	737-7H4	N497WN	32479	CFM International	CFM56-7B24	892247	892244

(EACH OF WHICH ENGINES DESCRIBED ABOVE HAVING AT LEAST 550 RATED TAKEOFF HORSEPOWER OR THE EQUIVALENT THEREOF)

2